Filed Pursuant to Rule 424(b)(5)

Registration No. 333-155420

PROSPECTUS

Mitsubishi UFJ Financial Group, Inc.

174,000,000 Shares of Common Stock

In the Form of Shares and American Depositary Shares

Mitsubishi UFJ Financial Group, Inc., a joint stock company incorporated with limited liability under the laws of Japan, is offering 174,000,000 shares of its common stock, in the form of shares and American Depositary Shares, or ADSs, in the United States and Canada. The offered shares are newly issued shares and treasury shares sold by us. Each ADS represents one share of our common stock.

Concurrent with this offering, we are conducting an offering of 434,800,000 shares of our common stock in Japan and an offering of 260,900,000 shares of our common stock, in the form of shares and ADSs, outside of Japan, the United States and Canada. These offerings, together with the offering in the United States and Canada, are collectively referred to in this prospectus as the global offering.

Shares of our common stock are listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs, each representing one share of common stock are listed on the New York Stock Exchange under the symbol “MTU”. The last reported sales price was ¥430 per share of common stock on the Tokyo Stock Exchange on December 8, 2008 and $4.65 per ADS on the New York Stock Exchange on December 5, 2008.

Investing in the shares of our common stock or ADSs involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

	Per ADS	Total(1)	Per share of common stock	Total(2)
Public offering price	$4.49	$781,260,000	¥417	¥72,558,000,000

Underwriting discounts and commissions	$0.1852	$32,224,800	¥17.20	¥2,992,800,000

Proceeds, before expenses, to the issuer	$4.3048	$749,035,200	¥399.80	¥69,565,200,000

(1)	Assuming all shares to be sold in the U.S. offering will be sold in the form of ADSs.
(2)	Assuming none of the shares to be sold in the U.S. offering will be sold in the form of ADSs.

We have granted the U.S. underwriters and the international underwriters options to purchase up to an additional 26,000,000 shares and 39,100,000 shares, respectively, of our common stock, in the form of shares or ADSs, solely to cover any over-allotments. In addition, we have granted Nomura Securities Co., Ltd. an option to purchase up to an additional 65,200,000 shares of our common stock in connection with any over-allotments in the Japanese offering.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are offered by the U.S. underwriters as specified in this prospectus. Payment for the shares will be made in yen for value on or about December 15, 2008 (Tokyo time), and the shares will be delivered in Tokyo on or about December 16, 2008 (Tokyo time) through clearing accounts with the Japan Securities Depository Center, Inc., or JASDEC, under the central clearing system in Japan. Payments for the ADSs will be made in U.S. dollars for value on or about December 15, 2008 (New York time), and the ADSs will be delivered in book-entry form through The Depository Trust Company on or about December 16, 2008 (New York time).

Joint Global Coordinators

Morgan Stanley	Nomura Securities

Co-Global Coordinators

Mitsubishi UFJ Securities	J.P. Morgan

Joint Bookrunners

Morgan Stanley	J.P. Morgan	Nomura Securities International, Inc.

Co-Managers

Merrill Lynch & Co.	UBS Investment Bank	Deutsche Bank Securities	Nikko Citigroup	Credit Suisse

Prospectus dated December 8, 2008.

It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Obtain More Information” in this prospectus.

In this prospectus, as the context requires, when we use the words “we,” “us,” “our” or “MUFG,” we mean the combined business and operations of Mitsubishi UFJ Financial Group, Inc., or formerly Mitsubishi Tokyo Financial Group, Inc., and its consolidated subsidiaries, as well as Mitsubishi UFJ Financial Group, Inc. References to “MTFG” and “UFJ Holdings” are to the Mitsubishi Tokyo Financial Group, Inc. and to UFJ Holdings, Inc., respectively, as well as to MTFG and UFJ Holdings and their respective consolidated subsidiaries, as the context requires. Unless the context otherwise requires, references in this prospectus to the financial results or business of the “UFJ group” refer to those of UFJ Holdings and its consolidated subsidiaries. We use the word “you” to refer to prospective investors in the shares and ADSs.

In this prospectus, references to “dollars,” “U.S.$,” “$” and “U.S. dollars” mean the currency of the United States, and references to “yen,” “¥” and “Japanese yen” mean the currency of Japan.

In this prospectus, all U.S. dollar and yen figures and percentages have been rounded to the figures shown unless otherwise specified. Accordingly, the total of each column of figures may not be equal to the total of the relevant individual items. Unless otherwise specified, the financial information presented in this prospectus and the consolidated financial statements of MUFG and UFJ Holdings are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. However, the financial information set forth in the appendices to this prospectus are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. Our fiscal year ends on March 31 of each year. References to years not specified as being fiscal years are to calendar years.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the U.S. underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the U.S. underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

For a more complete description of the terms of our common stock and related matters referred to in the following summary, see the description in our annual report on Form 20-F for the fiscal year ended March 31, 2008 under the caption “Item 10B. Memorandum and Articles of Association,” the explanation included in “Underwriting” in this prospectus, and other information included in, or incorporated by reference into, this prospectus.

Shares offered in the global offering	869,700,000 shares of our common stock, including 569,700,000 newly issued shares and 300,000,000 treasury shares, which may be delivered in the form of shares or ADSs.

Global offering	The global offering consists of the following concurrent offerings with the U.S. offering and the international offering conditioned on each other and on the Japanese offering, but the Japanese offering not conditioned on the U.S. offering or the international offering:

U.S. offering	174,000,000 shares of common stock to be offered in the United States and Canada in the form of shares and ADSs,

International offering	260,900,000 shares of common stock to be offered outside of Japan, the United States and Canada in the form of shares and ADSs, and

Japanese offering	434,800,000 shares of common stock to be offered in Japan.

Over-allotment options granted	We have granted the U.S. underwriters and the international underwriters options to purchase up to an additional 26,000,000 shares and 39,100,000 shares, respectively, of our common stock, in the form of shares or ADSs, solely in connection with any over-allotments. In addition, we have granted Nomura Securities Co., Ltd. an option to purchase up to an additional 65,200,000 shares of our common stock in connection with any over-allotments in the Japanese offering. See the section entitled “Underwriting” for additional details with respect to these options.

Shares that will have been issued immediately after the global offering	11,633,679,680 shares of common stock, including shares represented by ADSs and assuming full exercise of the over-allotment options.

American Depositary Shares	Each ADS represents one share of our common stock. The ADSs are evidenced by American depositary receipts, or ADRs, issued under a deposit agreement for the ADSs among us, The Bank of New York Mellon, acting as depositary, and the owners and holders from time to time of ADSs.

Depositary for the ADSs	The Bank of New York Mellon.

Offering price	¥417 per share of common stock or $4.49 per ADS.

Use of proceeds	We expect to receive net proceeds from the global offering of approximately ¥398.65 billion (assuming that the over-allotment options are exercised in full), which we will use to make an investment in our wholly owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or BTMU, to strengthen our overall group capital base. BTMU expects to use those funds for general corporate purposes.

Dividends	Purchasers of shares of our common stock or ADSs will not be entitled to receive any interim dividend that may be paid to shareholders of record as of September 30, 2008, but will be entitled to receive the full amount of any dividend that may be paid to shareholders of record as of March 31, 2009. Dividend payments to non-resident holders of shares or ADSs will be subject to Japanese withholding taxes. Dividends on our common stock are paid in Japanese yen. Subject to the terms of the deposit agreement, the depositary for the ADSs will convert any cash dividends into U.S. dollars. Any dividends paid to holders of ADSs will be less the fees and expenses payable under the deposit agreement and any applicable taxes. See “Item 10.B. Memorandum and Articles of Association—American Depositary Shares” in our annual report on Form 20-F.

Listing	Shares of our common stock are listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs, each representing one share of common stock, are listed on the New York Stock Exchange under the symbol “MTU”.

Voting rights	Holders of our common stock have the right to one vote for each unit, consisting of 100 shares of common stock, held on all matters submitted to a vote of shareholders. Holders of ADSs will have the right to instruct the depositary to exercise on their behalf one vote per 100 ADSs, subject to some restrictions.

Lock-up	We have agreed with the global coordinators (as set forth in “Underwriting”) to restrictions on the sale of shares of our common stock for a period of 180 days from the date of this prospectus, subject to limited exceptions and to extension in certain limited circumstances as described in “Underwriting.”

Payment and settlement

The underwriters expect to make payment for the shares to be sold in the global offering (including shares underlying any ADSs sold) on or about December 15, 2008 (Tokyo time) and to deliver the common stock in Tokyo through clearing accounts with JASDEC on or about December 16, 2008 (Tokyo time). The underwriters expect to deliver ADSs in New York, New York through the facilities of The Depository Trust Company on or about December 16, 2008 (New York time). Delivery of the shares and the ADSs in the U.S. offering and the international offering is expected to occur, subject to receipt and acceptance by the underwriters, on December 16, 2008, which is later than three business days after pricing of the global offering, as described in the expected timetable below. Because of the longer settlement period, purchasers who wish to trade shares or ADSs on or soon after pricing may need to specify alternative settlement arrangements to prevent a failed settlement. Until delivery by the underwriters against payment, ADSs relating to the shares sold in the global offering will be traded on the New York Stock Exchange on a “when issued” basis. The shares and ADSs will not be traded on a “when issued” basis on the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange or any other market. Because of this longer settlement period, you may be required to comply with applicable margin requirements.

Expected timetable	The expected timetable for the global offering is as follows:

•	Marketing of the global offering commenced on November 18, 2008.

•	Pricing of the global offering was determined following the close of the market in Japan on December 8, 2008 (the pricing date).

•	Japanese subscription period will commence on December 9, 2008 (Tokyo time) and close on December 10, 2008 (Tokyo time).

•	Delivery of the shares of common stock in the U.S. offering, the Japanese offering and the international offering is expected on December 16, 2008 (Tokyo time).

•	Delivery of the ADSs in the U.S. offering and the international offering are expected on December 16, 2008 (New York time).

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and the more detailed explanation of risks described in our annual report on Form 20-F for the fiscal year ended March 31, 2008 under the caption “Item 3D. Risk Factors,” as well as all the other information including our consolidated financial statements and related notes, included in, or incorporated by reference into, this prospectus.

Our business, operating results and financial condition could be materially and adversely affected by any of the factors discussed below. The trading price of our common stock could decline due to any of these factors. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Recent Developments

Our recently completed and planned investments may increase our exposure to market fluctuations and other factors over which we have little or no control.

In line with our ongoing strategic effort to create a leading comprehensive financial group that offers a broad range of financial products and services, we have recently agreed to enter into, and have entered into, several business combinations and strategic business alliances. For example,

•

on October 2, 2008, we acquired 9.9% of the issued shares of Aberdeen Asset Management PLC, or Aberdeen, and intend to increase our holdings but not to a level that exceeds 19.9%, subject to receiving the required regulatory approvals;

•

on October 13, 2008, we purchased approximately $9 billion of preferred shares of Morgan Stanley, which provided us with an approximately 21% interest in Morgan Stanley on a fully diluted basis at the time of our purchase, which interest decreased to approximately 20% on a fully diluted basis as a result of the U.S. Department of the Treasury’s subsequent purchase of a warrant to purchase up to 65,245,759 shares of common stock;

•	on October 21, 2008, we completed a tender offer for outstanding common shares of ACOM Co., Ltd., raising our stake in ACOM to approximately 40.0%; and

•

on September 26, 2008, BTMU completed a tender offer for the outstanding shares of common stock of UnionBanCal Corporation, or UNBC, raising our stake in UNBC to approximately 98.0%. We and BTMU subsequently acquired the remaining outstanding shares of UNBC through a merger on November 5, 2008 and, as a result, UNBC became our wholly owned indirect subsidiary.

The fair value of our investments in those financial institutions may be impaired if their business results are adversely affected by current or future financial market instability or otherwise, resulting in a decline in the fair value of their securities that is other than temporary. In particular, the value of Morgan Stanley’s securities has fluctuated significantly in recent periods. The price of Morgan Stanley’s common stock declined approximately 60.9% from $24.75 at the close of trading on September 26, 2008, the day immediately prior to the date on which we entered into the strategic capital alliance agreement, to $9.68 at the close of trading on October 10, 2008, the trading day immediately prior to the date on which we acquired the preferred shares under the amended agreement. The closing price of Morgan Stanley’s common stock on December 5, 2008 was $15.72. Any significant impairment of the fair value of our investments could have a material adverse impact on our results of operations and financial condition.

The most significant investments we have made or announced in the current fiscal year involve companies in industries undergoing significant restructuring. As a result, it may be difficult to evaluate the prospects of such investments based on historical results, and our results of operations may be subject to greater uncertainty.

In addition, changes in economic policies of governments and central banks, laws and regulations, including capital adequacy requirements for financial institutions, and applicable accounting rules implemented in response to current and future market fluctuations, may have a greater impact on our results of operations and financial condition because of our recent investments.

In cases where we hold a minority interest in the investees, we typically cannot control the operations and assets of these investees or make major decisions without the consent of other shareholders or participants, or at all. For example, we may be unable to implement proposals that we may make in an effort to further develop our global strategic alliance with Morgan Stanley. In some cases, increasing our shareholding to a controlling stake could also trigger additional regulatory approvals and subject us to significantly increased regulatory supervision. If our investees encounter financial or other business difficulties, if their strategic objectives change or if they no longer perceive us to be an attractive alliance partner, they may no longer desire or be able to participate in alliances with us. Our business and results of operations could be adversely affected if we are unable to continue with one or more strategic business alliances.

If the Japanese stock market or other global markets decline in the future, we may incur losses on our securities portfolio and our capital ratios will be adversely affected.

We hold large amounts of marketable equity securities, of which a significant portion are securities of Japanese issuers. The market values of these securities are inherently volatile. We have recently experienced impairment losses on our marketable equity securities as a result of a decline in Japanese stock prices. The Nikkei Stock Average, which is an average of 225 blue chip stocks listed on the Tokyo Stock Exchange, declined from ¥12,525.54 at March 31, 2008 to ¥11,259.86 at September 30, 2008, and further down to a 26-year low at ¥7,162.90 on October 27, 2008. The Nikkei Stock Average was ¥8,329.05 on December 8, 2008. The Tokyo Stock Price Index, or TOPIX, a composite index of all stocks listed on the First Section of the Tokyo Stock Exchange, the index declined from 1,212.96 at March 31, 2008 to 1,087.41 at September 30, 2008, and further down to 746.46 at October 27, 2008. The TOPIX was 812.08 on December 8, 2008. If the Japanese stock market or other global markets further decline or do not improve, we may incur additional losses on our securities portfolio. Further declines in the Japanese stock market or other global markets may also materially adversely affect our capital ratios, results of operations and financial condition.

We are subject to increased regulatory requirements and supervision in the United States as a financial holding company.

On October 6, 2008, we became a financial holding company in the United States for purposes of U.S. federal banking law and may engage in a substantially broader range of non-banking activities in the United States, including insurance, securities, merchant banking and other financial activities, compared to when we were a bank holding company. To maintain our financial holding company status, we are required to meet or exceed certain capital ratios and certain examination ratings. In addition, our regulatory compliance expenses may increase. If we cease to meet any of the requirements for financial holding company status, we may be required to discontinue newly authorized financial activities and suffer other adverse consequences. See “Recent Developments.”

Risks Related to Investing in Our Shares

Rights of shareholders under Japanese law may be different from those under the laws of jurisdictions within the United States and other countries.

Our articles of incorporation, the regulations of our board of directors and the Company Law of Japan, or the Company Law (also known as the Corporation Act), govern our corporate affairs. Legal principles relating to such matters as the validity of corporate procedures, directors’ and officers’ fiduciary duties and shareholders rights are different from those that would apply if we were not a Japanese corporation. Shareholders’ rights under Japanese law are different in some respects from shareholders’ rights under the laws of jurisdictions within the United States and other countries. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in a jurisdiction outside of Japan.

It may not be possible for investors to effect service of process within the United States upon us or our directors, corporate auditors or other management members, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

We are a joint stock company incorporated under the laws of Japan. Almost all of our directors, corporate auditors or other management members reside outside the United States. Many of our assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us or these persons or to enforce, against us or these persons, judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We believe that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of claims predicated solely upon the federal securities laws of the United States.

A long settlement period may impair the liquidity of your shares.

Delivery of the shares is expected to occur, subject to our receipt of payment and acceptance of delivery by the underwriters, on the sixth trading day after the offering is priced (Tokyo time), which is later than the typical three business day settlement period following the pricing of an offering in the United States. The shares will not trade on a “when issued” basis on the Tokyo Stock Exchange or any other market. Accordingly, during the period between pricing and settlement, the liquidity of your shares may be impaired. In addition, because of the longer settlement period, you may need to specify alternative settlement arrangements to prevent a failed settlement if you wish to trade your shares, and may be required to comply with applicable margin requirements.

Risks Related to Investing in Our ADSs

As a holder of ADSs, you have fewer rights than a shareholder and you must act through the depositary to exercise these rights.

The rights of our shareholders under Japanese law to take actions such as voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records and exercising appraisal rights are available only to shareholders of record. Because the depositary, through its custodian, is the holder of record of the shares underlying the ADSs, a holder of ADSs may not be entitled to the same rights as a shareholder. In your capacity as an ADS holder, you may not be able to bring a derivative action, examine our accounting books and records or exercise appraisal rights.

Foreign exchange rate fluctuations may affect the U.S. dollar value of our ADSs and dividends payable to holders of our ADSs.

Market prices for our ADSs may fall if the value of the yen declines against the U.S. dollar. In addition, the U.S. dollar amount of cash dividends and other cash payments made to holders of our ADSs would be reduced if the value of the yen declines against the U.S. dollar.

A long settlement period may impair the liquidity of your ADSs.

Delivery of the ADSs is expected to occur, subject to our receipt of payment and acceptance of delivery by the underwriters, on the sixth trading day after the offering is priced (New York time), which is later than the typical three business day settlement period following the pricing of an offering. Until delivery by the underwriters against payment, ADSs relating to the shares sold in the global offering will be traded on the New York Stock Exchange on a “when issued” basis. The ADSs, however, will not trade on a “when issued” basis on the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange or any other market. Accordingly, during the period between pricing and settlement, the liquidity of your ADSs may be impaired. In addition, because of the longer settlement period, you may need to specify alternative settlement arrangements to prevent a failed settlement if you wish to trade your ADSs, and may be required to comply with applicable margin requirements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•	financial condition;

•	results of operations;

•	business plans and other management objectives;

•	business strategies, competitive positions and growth opportunities;

•	the benefits of recently completed or announced transactions and realization of related financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement;

•	the financial and regulatory environment in which we operate;

•	our problem loan levels and loan losses; and

•	the equity, other financial product, foreign exchange and real estate markets.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in “Risk Factors” and elsewhere in this prospectus as well as other information included in, or incorporated by reference into, this prospectus important factors that could cause actual results to differ. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	negative changes in economic conditions in Japan and other countries;

•	continued extreme market volatility due to ongoing global financial instability;

•	the ability to integrate our businesses, product lines and branch offices with newly acquired or soon-to-be-acquired businesses in a manner that achieves the expected benefits;

•	timing, impact and other uncertainties associated with our other or future acquisitions or combinations and the integration of these other future acquisitions;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ongoing integration of the information systems at our commercial bank subsidiary;

•

fluctuations in interest rates, equity prices and currency exchange rates, the adequacy of loan loss reserves, the inability to hedge certain risks economically, changes in consumer spending and other habits, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which we and our affiliates operate;

•	risks of international business;

•	regulatory risks;

•	contingent liabilities;

•	competitive factors in the industries in which we compete, and the impact of competitive services and pricing in our market;

•	risks associated with debt service requirements;

•	degree of financial leverage; and

•	other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission.

We do not intend to update these forward-looking statements. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our capitalization and indebtedness at March 31, 2008 on an actual basis and on an as adjusted basis to give effect to the receipt of the net proceeds from the issuance and sale of the shares in the global offering (assuming no exercise of the over-allotment options).

	At March 31, 2008
	Actual	As adjusted
	(in millions)
Total short-term borrowings	¥26,247,032	¥26,247,032

Long-term debt:
Obligations under capital leases	150,787	150,787
Obligations under sale-and-leaseback transactions	57,925	57,925
Unsubordinated debt(1)	4,455,034	4,455,034
Subordinated debt(2)(3)(4)	5,651,260	5,651,260
Obligations under loan securitization transaction	3,360,244	3,360,244

Total long-term debt	13,675,250	13,675,250

Minority interest	663,816	663,816

Shareholders’ equity:
Preferred stock, with no stated value(5) (6)	247,100	247,100
Common stock, with no stated value(5)(7) (8)	1,084,708	1,101,504
Capital surplus	5,791,300	5,808,096
Retained earnings:(9)
Appropriated for legal reserve	239,571	239,571
Unappropriated	935,309	935,309
Accumulated other changes in equity from nonowner sources, net of taxes	919,420	919,420
Treasury stock, at cost (503,153,835 common shares, actual; 203,153,835 common shares, as adjusted)(7)(8)	(727,293)	(413,178)

Total shareholders’ equity	8,490,115	8,837,821

Total capitalization and indebtedness	¥49,076,213	¥49,423,919

(1)	BTMU, Mitsubishi UFJ Trust and Banking Corporation, or MUTB, and Mitsubishi UFJ Securities Co., Ltd., or MUS, which are MUFG’s most active subsidiaries with respect to the issuance of bonds, issued ¥220 billion aggregate principal amount of unsubordinated bonds between April 1, 2008 and October 15, 2008. During the same period, the three subsidiaries redeemed ¥270 billion aggregate principal amount of unsubordinated bonds.
(2)	BTMU, MUTB and MUS issued ¥210 billion aggregate principal amount of subordinated bonds and ¥196 billion aggregate principal amount of subordinated loans between April 1, 2008 and October 15, 2008. During the same period, the three subsidiaries redeemed ¥104 billion aggregate principal amount of subordinated bonds and ¥131 billion aggregate principal amount of subordinated loans.
(3)	On June 30, 2008, one of our special purpose companies redeemed a total of $1 billion of non-cumulative and non-dilutive perpetual preferred securities.
(4)	On September 2, 2008, a special purpose company issued ¥222 billion aggregate liquidation preference amount of non-cumulative perpetual preferred securities.
(5)	On September 30, 2008, 22,400,000 shares of Class 12 preferred shares were converted into 28,140,710 shares of common stock. On August 1, 2008, 17,700,000 shares of Class 8 preferred shares were converted into 43,895,180 shares of common stock.
(6)	On November 17, 2008, MUFG issued 156,000,000 shares of First Series Class 5 Preferred Stock by way of a third party allotment for net proceeds of approximately ¥389.9 billion.
(7)	Between April 1, 2008 and October 31, 2008, MUFG repurchased 126,982 shares of common stock upon request of holders of less than one unit of shares of common stock and MUFG delivered 83,236 shares of common stock upon request of any holder of less than one unit of shares of common stock to make such holder’s holding one full unit of shares. Between April 1, 2008 and October 15, 2008, 569,700 shares of common stock were issued or delivered upon exercise of stock acquisition rights issued as stock options.

(8)	On August 1, 2008, MUFG allocated 447,982,086 shares of common stock, previously held as treasury stock, to former shareholders of Mitsubishi UFJ NICOS in a share exchange transaction. Of the allocated shares, MUFG repurchased 247,677,147 shares from BTMU and 765,900 shares from MUTB, respectively, on September 25, 2008.
(9)	On June 27, 2008, our shareholders approved the appropriation of retained earnings totaling approximately ¥76 billion for the payment of annual dividends of ¥7 per share of common stock, ¥30 per share of First Series Class 3 Preferred Stock, ¥7.95 per share of Class 8 Preferred Stock, ¥2.65 per share of Class 11 Preferred Stock and ¥5.75 per share of Class 12 Preferred Stock and, on November 18, 2008, we approved the appropriation of retained earnings totaling approximately ¥77 billion for the payment of interim dividends.

USE OF PROCEEDS

We expect to receive approximately ¥346.55 billion in net cash proceeds from the issuance and sale of new shares and the sale of treasury shares in the global offering, which we plan to use to make an investment in our wholly owned subsidiary, BTMU, to strengthen our overall capital base. BTMU expects to use those funds for general corporate purposes.

These amounts are after deducting the underwriters’ discounts and commissions and ¥1.16 billion of estimated aggregate expenses payable by us.

If the U.S. underwriters, the international underwriters and the Japanese underwriters elect to exercise their options to purchase up to an additional 26,000,000, 39,100,000 and 65,200,000 shares, respectively, of our common stock in full, we expect to receive an additional ¥52.09 billion in net cash proceeds, which we also plan to use to make an investment in BTMU to strengthen our overall capital base. BTMU expects to use those funds for general corporate purposes.

RECENT DEVELOPMENTS

Effects of Challenging Business Environment in Recent Periods

The global financial market instability initially triggered by disruptions in the U.S. credit markets and negative trends in the global economy has continued to worsen in recent months. Japan is also experiencing a difficult business environment with the Nikkei Stock Average, which is an average of 225 blue chip stocks listed on the Tokyo Stock Exchange, reaching a 26-year low of ¥7,162.90 on October 27, 2008.

The difficult business environment in Japan and globally has adversely affected our business and financial results in recent periods. Although we have not compiled any updated interim U.S. GAAP financial information since we published our U.S. GAAP financial information as of and for the fiscal year ended March 31, 2008, we announced on November 18, 2008, our interim Japanese GAAP financial data as of and for the six months ended September 30, 2008. Our interim Japanese GAAP financial results were adversely affected by the ongoing global financial instability and negative trends in the Japanese economy. For a detailed discussion of our interim Japanese GAAP financial information as of and for the six months ended September 30, 2008, please see Annex B and Annex C to this prospectus. However, because there are significant differences between U.S. GAAP and Japanese GAAP, the interim Japanese GAAP financial information that we published is not directly comparable to the information set forth in our consolidated financial statements prepared in accordance with U.S. GAAP and incorporated by reference into this prospectus. Please refer to the unaudited reverse reconciliation of selected financial information included in Annex A to this prospectus for a quantification of the material differences between U.S. GAAP and Japanese GAAP with respect to our most recently completed fiscal year.

We expect the severe business conditions, resulting from the global financial market instability and the slowdown in the economy in Japan and globally, to continue in the near term. As a result, our future operating and financial results are highly uncertain and subject to significant change. For example, although in May 2008, we were forecasting Japanese GAAP financial results for the current fiscal year to be substantially in line with the prior fiscal year’s Japanese GAAP results, the recent negative developments caused us to announce significant downward adjustments to our Japanese GAAP financial forecasts on October 31, 2008. Specifically, in comparison to our Japanese GAAP financial forecasts for the current fiscal year announced in May 2008, we lowered our ordinary profit forecast by more than half and our net income forecast by approximately two-thirds. We announced lower financial forecasts for the current fiscal year because we expect:

•	lower fees from investment products in retail business and derivative transactions in corporate banking business;

•	lower trading income;

•	increased impairment losses on equity securities resulting from the continuing decline in equity security prices in Japan generally; and

•	increased credit costs resulting mainly from deteriorating business conditions for our customers.

In response to the current global financial difficulties, various measures have been taken, or are being contemplated, by the Japanese central bank, the Japanese government and other organizations to stabilize and stimulate the Japanese economy. For example,

•	on October 31, 2008, the Bank of Japan lowered its target for the uncollateralized overnight call rate by 20 basis points to 0.3%;

•	the government has taken certain measures with respect to equity transactions, including tighter restrictions on short sales of listed shares and relaxing restrictions on share buy-backs;

•	there are media reports that the Banks’ Shareholdings Purchase Corporation may resume purchasing shares held by banks; and

•

the Japanese Financial Services Agency is expected to implement revised capital adequacy guidelines under which a bank (including a bank holding company) with international operations will no longer be required to reflect in its Tier 1 capital unrealized gains or losses on yen-denominated Japanese government bonds and certain other securities (excluding shares) with a risk weight of 0% under the Standard Approach.

Despite these newly implemented or contemplated measures, the financial markets or overall economy in Japan and globally may not improve in the near term. In fact, business conditions in Japan and globally could become even more challenging than we currently anticipate and as a result, our actual Japanese GAAP results for the current fiscal year may be lower than our current financial forecasts. See “Cautionary Statement Concerning Forward-Looking Statements.” Although we periodically issue forecasts of our Japanese GAAP financial results, they are made in order to comply with the Tokyo Stock Exchange requirements based on various assumptions and estimates, and investors should not place any reliance on them.

Strategic Global Alliance with Morgan Stanley

On October 13, 2008, we acquired approximately $7,839.2 million of perpetual non-cumulative convertible preferred stock without voting rights and approximately $1,160.8 million of perpetual non-cumulative non-convertible preferred stock without voting rights issued by Morgan Stanley. The acquisition was made pursuant to an agreement with Morgan Stanley to enter into a strategic capital alliance originally executed on September 29, 2008, and subsequently modified on October 3, October 8 and October 13, 2008.

The acquired shares of the convertible preferred stock are convertible to 310,464,033 shares of common stock (at a conversion price of US$25.25 per share). One half of the convertible preferred stock will be converted to common stock one year after our investment, subject to approval by shareholders, if the price of Morgan Stanley’s common stock exceeds $37.875 for 20 or more days out of 30 consecutive trading days. The remainder of the convertible preferred stock will be converted to common stock two years after our investment, subject to approval by shareholders, if the same conditions are satisfied. The non-convertible preferred stock is redeemable at Morgan Stanley’s option on or after three years of our investment for an aggregate redemption price of approximately $1,276.9 million. The shares of the convertible and non-convertible preferred stock have a fixed annual dividend of 10%. The convertible shares provided us with an aggregate of approximately 21% of the voting rights of Morgan Stanley on a fully diluted basis at the time of our acquisition. The conversion terms contained in the convertible preferred stock are subject to the approval of Morgan Stanley’s shareholders. If Morgan Stanley fails to obtain the required shareholder approval by February 17, 2009, the annual dividend rate on the convertible preferred stock will increase from 10% to 13% until Morgan Stanley receives shareholder approval.

We have the right to maintain a 20% investment ratio in Morgan Stanley on a fully diluted basis and, as long as we hold an investment ratio of 10% or more in Morgan Stanley on a fully diluted basis, we have the right to appoint one director and one observer to its board. Beginning one year after our investment, we also have the right to demand that Morgan Stanley register, under the Securities Act of 1933, the shares of common stock issued or issuable by Morgan Stanley that we request to be so registered on up to five occasions, subject to certain conditions.

Through our capital alliance with Morgan Stanley, we plan to pursue a global strategic alliance in corporate and investment banking, retail, investment management and other businesses. In order to maximize the effectiveness of the alliance, we and Morgan Stanley are targeting to establish a concrete strategy by June 30, 2009. We have formed a steering committee among senior executives of MUFG and Morgan Stanley and have begun preliminary discussions regarding the alliance.

In a separate transaction, on October 28, 2008, the U.S. Department of the Treasury purchased for an aggregate purchase price of $10,000,000,000, (1) 10,000,000 shares of fixed rate cumulative perpetual preferred stock, and (2) a warrant to purchase up to 65,245,759 shares of common stock, of Morgan Stanley. The purchase was made under the “TARP Capital Purchase Program,” announced on October 14, 2008, through which the Treasury Department will invest in various U.S. financial institutions. As a result of this purchase, our investment ratio in Morgan Stanley decreased to approximately 20% on a fully diluted basis.

Completion of Tender Offer and Merger to Acquire All the Outstanding Shares of UNBC

On September 26, 2008, we and BTMU completed a cash tender offer for approximately $3.5 billion to purchase all of the outstanding shares of UNBC that we and our affiliates did not already own. As of the close of the offer, shares representing approximately 33.6% of the outstanding shares of UNBC had been validly tendered or guaranteed to be delivered. When added to our and our affiliates’ 64.4% stake at the time, the amount represented approximately 98.0% of UNBC’s total outstanding shares. All shareholders who tendered shares were paid $73.50 per share in cash. In accordance with the merger agreement between BTMU and UNBC announced on August 18, 2008, BTMU and UNBC carried out, on November 5, 2008, a second-step merger as a result of which UNBC became a wholly owned subsidiary of us and each remaining share of UNBC common stock not purchased in the tender offer was converted, subject to appraisal rights, into the right to receive $73.50 per share in cash.

UNBC is a San Francisco-based bank holding company, and its primary subsidiary is Union Bank of California, N.A. (“UBOC”). UBOC provides a comprehensive array of personal and commercial financial products and services to individuals, businesses and government agencies. As of June 30, 2008, UBOC had 337 banking offices in California, Oregon and Washington and two international offices.

Completion of Tender Offer to Acquire Additional Shares of ACOM Co., Ltd.

On October 21, 2008, we completed a tender offer and acquired, for ¥4,000 per share in cash, 38,140,009 shares of common stock of ACOM, an equity method investee engaged in the consumer loan business in which we held approximately 15% of the voting rights. As a result, we increased our voting rights to approximately 40%, and intend to make ACOM a consolidated subsidiary under Japanese GAAP.

The acquisition of additional shares of ACOM complements our related efforts to increase the competitiveness of our consumer finance operations, which include a business and capital alliance among JACCS Co., Ltd., BTMU and Mitsubishi UFJ NICOS centering on credit card related operations, installment credit sales, settlement operations and housing loan related operations. In connection with the alliance, Mitsubishi UFJ NICOS transferred its installment credit sales and other businesses to JACCS in April 2008, and BTMU increased its stake in JACCS to approximately 20% of the voting rights in March 2008.

Permission to Operate as Financial Holding Companies in the United States

We, BTMU, MUTB and UNBC have received notification from the Board of Governors of the U.S. Federal Reserve System that our elections to become financial holding companies under the U.S. Bank Holding Company Act became effective as of October 6, 2008. This change in status means that we are able to engage in a broader range of financial activities without prior regulatory approval. More specifically, we will be able to engage in financial activities such as a full range of securities and insurance businesses, as well as merchant banking activities.

Under our financial holding company status, we are also subject to additional regulatory requirements. For example, each of our banking subsidiaries with operations in the United States must be “well capitalized”, meaning a Tier 1 risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. Our U.S. banking operations must also be “well managed,” including that they maintain examination ratings that are at least satisfactory. Failure to comply with such requirements would require us to prepare a remediation plan and we would not be able to undertake new business activities or acquisitions based on our status as a financial holding company during any period of noncompliance.

Strategic Business and Capital Alliance between Mitsubishi UFJ Trust and Banking Corporation, or MUTB, and Aberdeen Asset Management

On October 2, 2008, MUTB and Aberdeen entered into a strategic business and capital alliance. Aberdeen is an asset management company based in Scotland and manages a wide range of investment products, including emerging market equities, global equities, and global fixed income. Under the business alliance, MUTB has an exclusive right to access Aberdeen’s services on behalf of domestic institutional investors, such as pension funds, in Japan. We believe the alliance will enable MUTB to meet its clients’ demands for global investment products.

As part of the capital alliance, MUTB initially acquired 9.9% of Aberdeen’s issued share capital for approximately ¥20 billion on October 2, 2008. Subject to receiving the required regulatory approvals, MUTB intends to increase its holdings but not to a level that exceeds 19.9%. MUTB may appoint a representative as a non-executive director to the board of Aberdeen if MUTB’s holding reaches 15% or more of Aberdeen’s issued share capital. MUTB has agreed that, until April 2, 2010, it will not raise its holding in Aberdeen’s shares beyond 19.9%, subject to some exceptions.

MUTB and Aberdeen plan to continue to work towards further strengthening of their strategic alliance by collaborating in marketing and product development.

Issuance of Preferred Shares in Japan

In order to further strengthen our financial base for our group’s future growth, on November 17, 2008, we issued and sold 156,000,000 shares of non-convertible preferred stock, First Series Class 5 Preferred Stock, through a third-party allotment to Japanese institutional investors. A dividend of ¥43 per share of preferred stock will be paid for the fiscal year ending March 31, 2009 and, thereafter, a dividend of ¥115 per share of preferred stock will be paid annually, subject to certain conditions, in priority to the common shares. We received approximately ¥389.9 billion in net cash proceeds from the third-party allotment. We used the net proceeds from the issuance and sale of the preferred shares to invest in our consolidated subsidiaries.

UNDERWRITING

The global offering consists of (1) a U.S. offering of 174,000,000 shares, in the form of shares and ADSs, in the United States and Canada, (2) an international offering of 260,900,000 shares, in the form of shares and ADSs, outside the United States, Japan and Canada, and (3) a Japanese offering of 434,800,000 shares in Japan. Morgan Stanley Japan Securities Co., Ltd. and Nomura Securities Co., Ltd. have been appointed as joint global coordinators for the global offering, and Mitsubishi UFJ Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd. have been appointed as co-global coordinators. The joint global coordinators and the co-global coordinators are the global coordinators for the global offering.

Under the terms and subject to the conditions contained in the U.S. underwriting agreement dated December 8, 2008, the U.S. underwriters named below, for which Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as U.S. representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, the number of shares set forth opposite the names of the U.S. underwriters below:

Name of U.S. Underwriter	Number of Shares
Morgan Stanley & Co. Incorporated	69,600,000
J.P. Morgan Securities Inc.	60,900,000
Nomura Securities International, Inc.	24,360,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,960,000
UBS Securities LLC	5,220,000
Deutsche Bank Securities Inc.	3,480,000
Citigroup Global Markets Inc.	1,740,000
Credit Suisse Securities (USA) LLC	1,740,000

Total	174,000,000

Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are joint bookrunners of the U.S. offering. As joint bookrunners on behalf of the U.S. underwriting syndicate, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. will be responsible for recording a list of potential investors that have expressed an interest in purchasing the shares or ADSs as part of this offering. You may contact the representatives of the U.S. underwriters for information on how to purchase the shares or ADSs in this offering. You may contact Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, NY 10036, J.P. Morgan Securities Inc. at 277 Park Avenue, New York, NY 10172 and Nomura Securities International, Inc. at 2 World Financial Center, Building B, New York, NY 10281.

Mitsubishi UFJ Securities (USA), Inc. will act as a selling agent in the U.S. offering.

The U.S. underwriters may elect to take delivery of all or a portion of the shares purchased in the form of ADSs. The U.S. underwriters are offering the ADSs and shares subject to their acceptance of the ADSs and shares from us and subject to prior sale. The U.S. underwriting agreement provides that the obligations of the several U.S. underwriters to pay for and accept delivery of the ADSs and shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The U.S. underwriters are obligated to take and pay for all of the ADSs and shares offered by this prospectus, if any such ADSs or shares are taken. If a U.S. underwriter defaults, the U.S. underwriting agreement provides that the underwriting commitments of the non-defaulting U.S. underwriters may be increased or the U.S. underwriting agreement may be terminated.

We have also entered into an international underwriting agreement with certain international underwriters. The international underwriting agreement provides for the concurrent offering and sale by us outside the United States, Japan and Canada of an aggregate of 260,900,000 shares of common stock, a portion of which may be represented by ADSs. Morgan Stanley & Co. International plc, J.P. Morgan Securities Ltd. and Nomura

International plc are joint bookrunners of the international offering. Further, we have entered into a Japanese underwriting agreement with certain Japanese underwriters. The Japanese underwriting agreement provides for the concurrent offering and sale by us in Japan of an aggregate of 434,800,000 shares of common stock. Mitsubishi UFJ Securities Co., Ltd. and Nomura Securities Co., Ltd. are the representatives of the Japanese offering. The closing for the sale of shares in the U.S. offering is conditioned upon the closing of the international offering and the Japanese offering, and the closing for the sale of shares in the international offering is conditioned upon the closing of the U.S. offering and the Japanese offering. The closing for the sale of the shares in the Japanese offering, however, is not conditioned upon the closing of the U.S. offering or the international offering. If the sale of shares in the Japanese offering does not close, the sale of the shares in the other offerings will not close unless the global coordinators elect to waive the respective closing conditions.

We have granted the U.S. underwriters and the international underwriters options, exercisable by December 11, 2008, to purchase up to an additional 26,000,000 shares and 39,100,000 shares, respectively, of our common stock, in the form of shares or ADSs, at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions, solely for the purpose of covering any over-allotments made in connection with the U.S. and international offerings. If any shares or ADSs are purchased by the U.S. underwriters pursuant to their options, the U.S. underwriters will severally purchase shares or ADSs in approximately the same proportions set forth in the preceding table. In addition, in connection with the Japanese offering, we have granted Nomura Securities Co., Ltd. an option, exercisable on January 13, 2009, to purchase up to an additional 65,200,000 shares of our common stock. In connection with the Japanese offering, Nomura Securities Co., Ltd. will enter into share borrowing arrangements to cover over-allotments.

Intersyndicate Agreement

The U.S. underwriters, the international underwriters and the Japanese underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the U.S. underwriters, the international underwriters and the Japanese underwriters have agreed that the Japanese underwriters may sell a limited number of shares to the U.S. underwriters and the international underwriters for re-sale by the U.S. underwriters in the U.S. offering and the international underwriters in the international offering. The U.S. underwriters and the international underwriters may also transfer or sell shares between their respective syndicates. To the extent there are transfers or sales of shares between the three underwriting groups under the intersyndicate agreement, the number of shares or ADSs initially available for sale in the U.S. offering may be greater or less than the number of shares described on the cover page of this prospectus as being offered in the U.S. offering.

Pursuant to the intersyndicate agreement, as part of the distribution of our shares in the global offering and subject to certain exceptions, the U.S. underwriters, the international underwriters and the Japanese underwriters have agreed that (1) the U.S. underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any person other than a United States or Canadian person, nor offer or sell, directly or indirectly, any shares or ADSs offered in the global offering or distribute any prospectus relating to such shares outside the United States or Canada or to any person or entity other than a United States or Canadian person, (2) the international underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any United States, Canadian or Japanese person, nor offer or sell, directly or indirectly, any shares or ADSs offered in the global offering or distribute any prospectus relating to such shares in the United States, Canada or Japan or to any United States, Canadian or Japanese person, and (3) the Japanese underwriters will neither purchase, directly or indirectly, any shares offered in the global offering for the account of any person or entity other than a Japanese person, nor offer or sell, directly or indirectly, any such shares or distribute any prospectus relating to such shares outside Japan or to any person or entity other than a Japanese person.

Commissions and Discounts

The U.S. representatives have advised us that the U.S. underwriters initially propose to offer part of the ADSs and shares directly to the public, subject to the limitations below, at the public offering prices listed on the cover page of this prospectus and part to certain dealers at prices that represent a selling concession not in excess of $0.1112 per ADS and ¥10.32 per share. After the initial offering of the ADSs and shares, the offering prices and other selling terms may from time to time be varied by the U.S. representatives.

The purchase price for shares offered by this prospectus and in the international and Japanese offerings, as well as the commission we must pay on each share, will be the same.

The following table shows the public offering price, underwriting discounts and commissions and proceeds to us for the U.S. offering, each on a per ADS and total basis and on a per share and total basis. The figures in the U.S. dollar “Total” column assume that all shares to be sold in the U.S. offering will be sold in the form of ADSs, while the figures in the Japanese yen “Total” column assume that none of the shares to be sold in the U.S. offering will be sold in the form of ADSs.

	Per ADS	Total	Per Share	Total
Public offering price	$4.49	$781,260,000	¥417	¥72,558,000,000
Underwriting discounts and commissions	$0.1852	$32,224,800	¥17.20	¥2,992,800,000
Proceeds, before expenses, to us	$4.3048	$749,035,200	¥399.80	¥69,565,200,000

We will receive the proceeds from the U.S. underwriters in Japanese yen regardless of whether the shares are sold in the form of ADSs or shares although the U.S. underwriters may receive payment in dollars.

The U.S. underwriting discount consists of the difference between the amounts paid by the U.S. underwriters to purchase the ADSs and shares from us and the offering price of the ADSs and shares to the public. The U.S. underwriting discounts and commissions are 4.12% of the total gross amount of the U.S. offering.

We estimate that the total expenses of the U.S. offering, excluding U.S. underwriting discounts and commissions, will be approximately $2,424,540. The expenses are payable by us and consist of the following:

•	a U.S. Securities and Exchange Commission registration fee of $59,540;

•	a FINRA filing fee of $76,000;

•	a New York Stock Exchange listing fee of $36,000;

•	stamp and registration taxes of $528,000;

•	estimated printing expenses of $48,000;

•	estimated legal fees and expenses of $441,000;

•	estimated accounting fees and expenses of $280,000; and

•	estimated other expenses of $956,000.

No Sale of Similar Securities

We have agreed that, without the prior written consent of the global coordinators, we will not, and will not permit any of our consolidated subsidiaries under Japanese GAAP or any person acting on our or their behalf, to, during the period ending 180 days after the date of this prospectus:

•	offer, pledge, issue, announce the intention to sell, sell, contract to sell any shares or ADSs,

•	sell any option or contract to purchase any shares or ADSs,

•	purchase any option or contract to sell any shares or ADSs,

•

grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares or ADSs or any securities convertible into or exercisable or exchangeable for shares or ADSs, or any security that constitutes the right to receive shares or ADSs, or

•	enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of shares or ADSs,

whether any such transaction described above is to be settled by delivery of our shares or ADSs or such other securities, in cash or otherwise.

However, if (1) during the last 17 days of the 180-day restricted period described above, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 180-day restricted period described above, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period described above, the restrictions described above will continue to apply to us until the expiration of the 18-day period beginning on our issuance of the earnings release or the occurrence of the material news or material event relating to us.

The restrictions described above do not apply to any of the following:

•	the ADSs and shares to be sold under the U.S. underwriting agreement, under the international underwriting agreement and under the Japanese underwriting agreement;

•	the option to purchase shares to be granted to Nomura Securities Co., Ltd. and shares to be issued or delivered upon the exercise of such option;

•

any of the restricted actions described above between Mitsubishi UFJ Securities Co., Ltd. and other Japanese underwriters or such other Japanese underwriters’ affiliates, in connection with the agreement among the Japanese underwriters;

•

any options or stock acquisition rights granted under any stock plan or stock option plan of us or our consolidated subsidiaries currently outstanding or as described in this prospectus, or any ADSs or shares issued or delivered upon the exercise of such options or stock acquisition rights;

•

any ADSs or shares issued or delivered upon the exercise of the right to request repurchase, conversion or exchange attached to any of our outstanding securities, or upon the application of any mandatory repurchase, conversion or exchange clause relating to any of our outstanding securities;

•	any ADSs or shares issued pursuant to any stock split of shares;

•	any shares delivered upon request of any holder of less than one unit of shares to make such holder’s holding one full unit of shares;

•

any ADSs or shares issued or delivered in connection with any consolidation, merger, company split, share exchange or share transfer transaction with a company that is as of the date of this prospectus our consolidated subsidiary or affiliate as accounted for by the equity method under Japanese GAAP;

•	any ADSs or shares to be transferred to exchange-traded funds;

•	the units of exchange-traded funds to which any ADSs or shares are transferred;

•	any ADSs or shares held as collateral or received in satisfaction of a loan of a borrower;

•	any ADSs or shares held in a trust account of a financial institution conducting trust business;

•	any ADSs or shares held, traded or sold in the ordinary course of business by a company engaged in securities, asset management or similar businesses and over which we exercise control; and

•

any ADSs or shares required to be sold by any of our consolidated subsidiaries under Japanese GAAP pursuant to applicable Japanese law or regulation prohibiting the holding of ADSs or shares by such consolidated subsidiary or limiting the maximum percentage of ADSs or shares that may be held by such consolidated subsidiary.

Stock Exchange Listings

Our common stock is listed on the First Section of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange in Japan. ADSs representing our common stock are listed on the New York Stock Exchange under the symbol “MTU”.

Price Stabilization and Short Positions

Until the distribution of the shares and ADSs in the U.S. offering is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares and ADSs. However, the representatives of the U.S. underwriters and the international underwriters, or any person acting for them, on behalf of the U.S. underwriters or the international underwriters, may engage in transactions that stabilize the price of the shares and ADSs, such as bids or purchases to peg, fix or maintain that price.

If the U.S. underwriters or the international underwriters create a short position in the shares or ADSs in connection with the U.S. offering or the international offering, i.e., if they sell more shares or ADSs than are listed on the cover of this prospectus, the representatives of the U.S. underwriters or the international underwriters, as the case may be, may reduce that short position by bidding for or purchasing shares or ADSs in the open market. Purchases of the shares or ADSs to stabilize their prices or to reduce a short position may have the effect of raising or maintaining the market price of our shares and ADSs or preventing or retarding a decline in the market price of our shares and ADSs. As a result, the price of our shares and ADSs may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the U.S. underwriters or the international underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares and ADSs. In addition, neither we nor any of the U.S. underwriters or the international underwriters makes any representation that the representatives of the U.S. underwriters or the international underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected on the New York Stock Exchange or otherwise in the United States.

In addition to stabilization and short position transactions of the U.S. underwriters and the international underwriters described above in connection with the U.S. and international offerings, Nomura Securities Co., Ltd., on behalf of the Japanese underwriters, may engage in transactions in connection with the Japanese offering that maintain a stabilizing bid on the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange, at a higher level than that which might otherwise prevail for a limited period after the date of this prospectus in accordance with applicable laws and regulations. Any such stabilization transactions in connection with the Japanese offering will be conducted by and through Nomura Securities Co., Ltd. in consultation with Mitsubishi UFJ Securities Co., Ltd., Morgan Stanley Japan Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd., and in compliance with all applicable laws. Nomura Securities Co., Ltd. may also purchase in the open market to reduce any syndicate short position created by over-allotment sales in lieu of exercising all or part of the over-allotment option in consultation with Mitsubishi UFJ Securities Co., Ltd. and in compliance with all applicable laws. Nomura Securities Co., Ltd. is not required to engage in these activities and may end any of these activities at any time. Such transactions may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

Stamp Taxes and Other Charges

Purchasers of the shares or ADSs offered by this prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover of this prospectus.

Subsidiary and Affiliate

Morgan Stanley, in which we hold an approximately 20% interest on a fully diluted basis in the form of preferred stock and which is a member of the U.S. Financial Industry Regulatory Authority, Inc., or FINRA, will participate in the U.S. offering. In addition, our subsidiary Mitsubishi UFJ Securities (USA), Inc. will act as a selling agent in the U.S. offering. Accordingly, the offering of the shares is being conducted in accordance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In accordance with the conduct rules, a FINRA member participating in the distribution of the shares is not permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written consent of the member’s customer.

Indemnification

We and the U.S. underwriters have agreed to indemnify each other against various liabilities, including liabilities under the U.S. Securities Act of 1933.

Other Relationships

Some of the U.S. underwriters, the international underwriters and the Japanese underwriters have in the past provided, and may in the future provide, investment banking, underwriting or other services to us and our affiliates for which they have received customary compensation.

On October 13, 2008, we purchased convertible preferred shares of Morgan Stanley, which would provide us with an approximately 20% interest in Morgan Stanley on a fully diluted basis as described under “Recent Developments—Strategic Global Alliance with Morgan Stanley.”

Mitsubishi UFJ Securities (USA), Inc. is one of our wholly owned subsidiaries.

Merrill Lynch Japan Securities Co., Ltd. has an interest in, and provides know-how and expertise to, Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd., a private banking and wealth management joint venture among Merrill Lynch Japan Securities Co., Ltd., us, BTMU and Mitsubishi UFJ Securities Co., Ltd.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is Kioicho Building, 3-12 Kioicho, Chiyoda-ku, Tokyo 102-0094, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the U.S. underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Mori Building 37F, 12-32, Akasaka 1-chome, Minato-ku, Tokyo 107-6037, Japan. Anderson Mori & Tomotsune will pass upon certain matters under Japanese laws for the U.S. underwriters. The address of Anderson Mori & Tomotsune is Izumi Garden Tower, 6-1, Roppongi 1-chome, Minato-ku, Tokyo 106-6036, Japan.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2008, and the effectiveness of our internal control over financial reporting have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs relating to (i) the merger with UFJ Holdings, Inc., (ii) the restatement discussed in Notes 5, 7, 11, 18, 22, 25 and 26 to the consolidated financial statements, and (iii) the changes in methods of accounting for (a) conditional asset retirement obligations, (b) pension and other postretirement plans, (c) stock-based compensation, (d) uncertainty in income taxes and (e) leveraged leases, as described in Note 1 to the consolidated financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte Touche Tohmatsu’s address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo 108-8530, Japan.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You may also inspect the information we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. We are not required under the U.S. Securities Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Securities Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents or information we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2008, filed on September 19, 2008,

•	our current report on Form 6-K relating to the completion of our tender offer for UnionBanCal Corporation filed on September 29, 2008,

•	our current report on Form 6-K relating to the termination of U.S. regulatory enforcement actions filed on September 30, 2008,

•	our current report on Form 6-K relating to our obtainment of the financial holding company status in the United States filed on October 7, 2008,

•	our current report on Form 6-K relating to our investment in Morgan Stanley filed on October 14, 2008,

•	our current report on Form 6-K relating to the results of our tender offer for shares of ACOM Co., Ltd. filed on October 22, 2008,

•	our current report on Form 6-K relating to the issuance of preferred shares through a third-party allotment in Japan filed on October 27, 2008,

•	our current report on Form 6-K relating to the completion of our acquisition of the outstanding shares of UNBC filed on November 5, 2008,

•	our current report on Form 6-K relating to the determination of the third-party allottees of preferred shares in Japan filed on November 14, 2008,

•

our current report on Form 6-K relating to the issuance of new shares, sale of treasury shares and secondary offering of shares, and withdrawal of the shelf registration statement for future equity issuances filed in Japan filed on November 18, 2008,

•	our current report on Form 6-K relating to the change of date concerning the planned business integration between The Bank of Ikeda, Ltd. and The Senshu Bank, Ltd. filed on November 25, 2008,

•

our current report on Form 6-K relating to the determination of a provisional breakdown of the number of shares to be offered and the number of treasury shares to be sold in connection with the issuance of new shares and sale of treasury shares filed on November 25, 2008,

•	our current report on Form 6-K relating to the planned investment in BTMU filed on December 1, 2008, and

•	our current report on Form 6-K relating to the determination of the offer price and other matters pertaining to the offering filed on December 8, 2008.

In addition, all documents that we file with the SEC in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future annual reports on Form 20-F after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office, telephone: 81-3-3240-8111.

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

MUFG is a joint stock company incorporated in Japan. All of our directors and executive officers, and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

The agent for service of process for MUFG is Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel.

ANNEX A

UNAUDITED REVERSE RECONCILIATION OF

SELECTED FINANCIAL INFORMATION

We have included in Annex B to this prospectus a discussion of certain financial information prepared in accordance with Japanese GAAP. The basis of the consolidated audited financial information incorporated by reference in this prospectus, which is presented under U.S. GAAP, is significantly different from Japanese GAAP in certain respects. We present below a reverse reconciliation from U.S. GAAP to Japanese GAAP of shareholders’ equity as of March 31, 2008 and net income for the fiscal year ended March 31, 2008.

As of March 31, 2008
(in millions)
Shareholders’ equity in accordance with U.S. GAAP	¥8,490,115
Differences arising from different accounting for:
1. Investment securities	56,808
2. Loans	(14,081)
3. Allowance for credit losses	372,775
4. Fixed assets	519,790
5. Pension liability	(220,922)
6. Non-interest-earning deposits made under government-led restructuring program	24,966
7. Derivative financial instruments and hedging activities	177,575
8. Compensated absences	33,648
9. Deposits	2,186
10. Long-term debt	40,875
11. Consolidation	985,015
12. Goodwill	(737,897)
13. Intangible assets	(629,792)
Other	103,542
Deferred income tax effects of the above adjustments, when applicable	(268,711)
Minority interest	663,816

Net assets in accordance with Japanese GAAP	¥9,599,708

For the fiscal year ended March 31, 2008
(in millions)
Net loss in accordance with U.S. GAAP	¥(542,436)
Differences arising from different accounting for:
1. Investment securities	25,854
2. Loans	6,591
3. Allowance for credit losses	(2,748)
4. Fixed assets	49,180
5. Pension liability	1,319
6. Non-interest-earning deposits made under government-led restructuring program	(6,802)
7. Derivative financial instruments and hedging activities	(254,778)
8. Compensated absences	3,024
9. Deposits	2,883
10. Long-term debt	(29,945)
11. Consolidation	145,563
12. Goodwill	883,935
13. Intangible assets	157,155
14. Foreign currency translation	(18,478)
Other	8,333
Deferred income tax effects of the above adjustments, when applicable	251,608
Minority interest	(43,634)

Net income in accordance with Japanese GAAP	¥636,624

Explanation of Differences between U.S. GAAP and Japanese GAAP

Major factors which explain the differences shown in the above table are as follows:

1. Investment securities

The cost basis of certain securities is different under Japanese GAAP and U.S. GAAP due primarily to the following:

•

On October 1, 2005, Mitsubishi Tokyo Financial Group, Inc. (“MTFG”) merged with UFJ Holdings, Inc. (“UFJ Holdings”), with MTFG being the surviving entity, and was renamed “Mitsubishi UFJ Financial Group, Inc.” Under U.S. GAAP, in accordance with Statements of Financial Accounting Standards, or SFAS, No. 141, “Business Combinations” (“SFAS No. 141”), the assets and liabilities of companies acquired in purchase transactions are recorded at fair value at the date of acquisition. Therefore, the new cost basis of investment securities, including available-for-sale and other investment securities, of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established for certain investment securities and they were carried over at their historical cost basis.

•

Certain wash sales accounted for as sales under Japanese GAAP did not meet sale accounting criteria under U.S. GAAP. Although such wash sales often resulted in gains under Japanese GAAP, those gains were not recorded under U.S. GAAP and as a result, the cost basis of such investments tended to be lower under U.S. GAAP.

•

U.S. GAAP requires declines in the fair value of securities below their cost basis that are deemed to be other-than-temporary to be recorded in earnings as impairment losses. In determining whether a decline in fair value is other-than-temporary, in addition to the ability and positive intent to hold the investments for a period sufficient to allow for any anticipated recovery in fair value, factors such as the extent of decline in fair value below cost and the length of time that the decline has continued are considered. If a decline in fair value exceeds 20% or a decline in fair value has continued for six months or more, such decline is generally deemed as other-than-temporary. The financial condition and near-term prospects of issuers are also considered, primarily based on the credit standing of the issuers as determined by the credit rating system. These are more strict criteria than Japanese GAAP, although recognition of impairment losses of investment securities is also required under Japanese GAAP when a decline in the market value below the cost is substantial, based on the extent of decline in market value and the credit standing of the issuers.

•

Exchanges of investments as part of business combinations have been accounted for at cost under Japanese GAAP, while U.S. GAAP requires accounting for the transactions at fair value when investments in acquired companies are exchanged for surviving companies in accordance with Emergency Issues Task Force, or EITF, 91-5, “Nonmonetary Exchange of Cost-Method Investments.”

In addition, changes in the fair value of available-for-sale debt securities denominated in foreign currency due to changes in foreign exchange rates are recognized as profits or losses under Japanese GAAP, while they are included in other changes in equity from nonowner sources under U.S. GAAP in accordance with EITF 96-15, “Accounting for the Effects of Changes in Foreign Currency Exchange Rates on Foreign-Currency-Denominated Available-for-Sale Debt Securities.”

2. Loans

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of loans of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established and they were recorded at their historical cost basis.

In addition, under U.S. GAAP, loan origination fees, net of certain direct origination costs, are deferred and recognized over the contractual life of the loans, while under Japanese GAAP, they are primarily expensed at the time of origination.

Further, certain transfers of loans accounted for as sales under Japanese GAAP were not accounted for as sales under U.S. GAAP in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125,” which requires more strict criteria for a transfer of loans to qualify as a sale.

3. Allowance for credit losses

Under U.S. GAAP, the credit loss allowance for impaired loans is calculated primarily based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent, in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Under Japanese GAAP, an allowance is provided for certain types of impaired loans based on historical loss experience for borrowers with equivalent credit quality on a group basis. This difference between U.S. GAAP and Japanese GAAP generally results in a larger amount of allowance for credit losses under U.S. GAAP.

In addition, under U.S. GAAP, any subsequent increases in the expected cash flows from purchased impaired loans from UFJ Holdings were not accounted for as reversals of the allowance for credit losses but rather as adjustments to accretable yields under AICPA Statement of Position (SOP) 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.” Under Japanese GAAP, reversals of the allowance for credit losses on such loans are credited directly to income.

4. Fixed assets

The differences between Japanese GAAP and U.S. GAAP principally consist of (1) Premises and equipment, (2) Real estate sale and lease back, and (3) Land revaluation.

(1) Premises and equipment

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of premises and equipment of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. As part of the new cost basis, depreciation of premises and equipment were adjusted over the remaining useful lives. Under Japanese GAAP, the new cost basis was not established for certain items and they were recorded at their historical cost basis.

In addition, under U.S. GAAP, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is booked at the fair value of the asset surrendered or that of the asset received, and a gain or loss is recognized on the exchange, unless the exchange is not essentially the culmination of an earning process in accordance with All Points Bulletin, or APB, No. 29, “Accounting for Nonmonetary Transactions.” Under Japanese GAAP, the cost of the asset surrendered is assigned to the newly acquired asset in certain types of exchange transactions, resulting in no gain or loss on the nonmonetary exchange.

Further, under U.S. GAAP, in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations,” the present value of expected retirement obligations associated with the restoration of certain leased fixed assets to their original condition and the associated increase in asset retirement costs are recorded as a liability and leasehold improvements respectively in the period in which the obligation is incurred and a reasonable estimate can be made. Under Japanese GAAP, diverse accounting practices have developed for obligations associated with the retirement of tangible long-lived assets. MUFG accounts for such obligations at the time management makes a decision to dismantle or dispose of an asset.

(2) Real estate sale and leaseback

In March 1999, The Bank of Tokyo-Mitsubishi, Ltd. (“Bank of Tokyo-Mitsubishi”) transferred a 50% undivided interest in its head office land and building and in its main office land and buildings to a third-party real estate company and, at the same time, entered into an agreement to lease back a portion of the transferred buildings from the buyer over a period of seven years. In August 2005, Bank of Tokyo-Mitsubishi bought back the 50% undivided interest in these office buildings and land. Also, BTMU entered into sales agreements to sell its buildings and land and, under separate agreements, leased those properties back for their business operations, including bank branches.

BTMU either provided nonrecourse financings to the buyers for the sales proceeds or held the equities of the buyers. This series of transactions has been accounted for as a sale and an operating lease under Japanese GAAP, while it has been accounted for as financing arrangements under U.S. GAAP in accordance with EITF D-24, “Sale-Leaseback Transactions with Continuing Involvement” and/or SFAS No. 98, “Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases,” with sales proceeds recognized as a financing obligation since BTMU was considered to have continuing involvement with the properties. The properties were reported on the consolidated balance sheet and depreciated.

(3) Land revaluation

Under Japanese GAAP, land used for business operations of domestic subsidiaries was revalued as of March 31, 1998 for Bank of Tokyo-Mitsubishi, as of March 31, 2002 for The Mitsubishi Trust and Banking Corporation and as of December 31, 2001 for other domestic subsidiaries of MTFG with the corresponding impact recorded directly in equity as well as related deferred tax assets/liabilities, pursuant to the Law concerning Revaluation of Land. U.S. GAAP does not allow revaluation of operating assets and requires land to be recorded at cost. Accordingly, land held on the revaluation dates are recorded at different values.

5. Pension liability

Under U.S. GAAP , in accordance with SFAS 158, the funded status of defined benefit plans are recognized as assets or liabilities in a consolidated balance sheet and changes in the funded status are recognized through comprehensive income.

Further, net periodic costs, including amortization of unrecognized net obligation at transition and amortization of net actuarial gain or loss, are accounted for differently mainly due to the differences in the adoption dates of the applicable accounting standards and amortization periods.

6. Non-interest-earning deposits made under government-led restructuring program

MUFG made non-interest-earning deposits with funds which were established under a government-led restructuring program for the loans of seven failed housing loan companies in the fiscal year ended March 31, 1997. Under U.S. GAAP, these deposits were discounted to present value at the time of deposit, and subsequently have been accreted with the recognition of the corresponding interest income during the period through the expected maturity date. Under Japanese GAAP, these deposits were booked at amounts of funding without discounting.

7. Derivative financial instruments and hedging activities

MUFG utilizes derivatives to manage its exposures to fluctuations in market factors such as interest rates and foreign exchange rates arising from mismatches in the risk profiles of assets and liabilities. Under U.S. GAAP, most derivatives used by MUFG are accounted for as trading assets or liabilities because they do not qualify for hedge accounting under the criteria prescribed in SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Japanese GAAP permits hedge accounting for certain derivative hedging activities, including portfolio hedges, using less restrictive hedging criteria.

In addition, bifurcation requirements are different between U.S. GAAP and Japanese GAAP. Certain embedded derivatives deemed as “clearly and closely related” to the host contracts under U.S. GAAP are bifurcated from their host contracts under Japanese GAAP when such embedded derivatives are processed separately from the host contracts for internal management purposes.

Further, under U.S. GAAP, net unrealized gains at the inception of derivatives are deferred when the fair values of such derivatives are not based on quoted market prices or assumptions observable in markets in accordance with EITF 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.” Accordingly, under U.S. GAAP, gains and losses from such contracts are recognized at a later date as compared with Japanese GAAP.

8. Compensated absences

Under U.S. GAAP, in accordance with SFAS No. 43, “Accounting for Compensated Absences,” an employer is required to accrue a liability for employees’ rights to receive compensation for future absences such as unused vacations and holidays when certain conditions are met (for example, unexpired vacation benefits that employees have earned but have not yet taken). Under Japanese GAAP, employers are not required to recognize liabilities for such short-term employee benefits.

9. Deposits

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of deposits of UFJ Holdings was established and they were recognized at fair value as of October 1, 2005. Under Japanese GAAP, the new cost basis was not established and they were recorded at their historical cost basis.

10. Long-term debt

Under U.S. GAAP, in accordance with SFAS No. 141, the new cost basis of long-term debt of UFJ Holdings was established and it was recognized at fair value as of October 1, 2005. As part of the new cost basis, amortization of premiums and discounts of the long-term debt are adjusted over the remaining contractual maturity. Under Japanese GAAP, the new cost basis was not established and the long-term debt recorded at its historical cost basis.

11. Consolidation

The scope of consolidation is different under U.S. GAAP and Japanese GAAP primarily because, under U.S. GAAP, the primary beneficiary must consolidate variable interest entities based on variable interests in accordance with FASB Interpretation, or FIN, No. 46(R), “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” which resulted in additional consolidation of certain variable interest entities. Japanese GAAP does not have a concept of variable interest entities.

On the other hand, certain variable interest entities including funding vehicles, which are consolidated under Japanese GAAP due to the majority ownership of the voting rights, are not consolidated under U.S. GAAP because MUFG and its consolidated subsidiaries are not their primary beneficiaries.

The breakdown of the impact of the difference on shareholders’ equity is as follows.

	Consolidation under U.S. GAAP	Deconsolidation under U.S. GAAP	Total
	(in millions)
Investment securities	¥997,904	¥(55,690)	¥942,214
Loans	(3,155,989)	(28,749)	(3,184,738)
Trading account assets	146,479	—	146,479
Short-term borrowings	2,255,131	—	2,255,131
Long-term debt	(220,202)	1,202,487	982,285
Others	(164,488)	8,132	(156,356)

Total	¥(141,165)	¥1,126,180	¥985,015

The breakdown of the impact of the difference on net income is as follows.

	Consolidation under U.S. GAAP	Deconsolidation under U.S. GAAP	Total
	(in millions)
Investment securities	¥10,971	¥(1,574)	¥9,397
Loans	(20,330)	(10,861)	(31,191)
Trading account assets	81,795	—	81,795
Short-term borrowings	1,123	(63,126)	(62,003)
Long-term debt	60,069	121,535	181,604
Others	(37,494)	3,455	(34,039)

Total	¥96,134	¥49,429	¥145,563

12. Goodwill

Under U.S. GAAP, in accordance with SFAS No. 141, the share of net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition. The share of historical cost basis of individual assets and liabilities is adjusted to reflect their fair value. Goodwill is the difference between the purchase price consideration and the share of fair value of the net assets acquired, including any identified intangible assets. Under SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized, but is subject to an annual impairment test at the reporting unit level, and also reviewed more frequently if events or changes in circumstance indicate that the goodwill might be impaired. Under Japanese GAAP, the acquisition of UFJ Holdings has been accounted for by a method similar to pooling-of-interests, and consequently goodwill has not been recognized.

13. Intangible assets

Under U.S. GAAP, in accordance with SFAS No. 141, all identifiable intangible assets acquired in purchase transactions are recorded at fair value at the date of acquisition. Intangible assets with definite useful lives are amortized over their estimated useful life and reviewed for impairment whenever events or changes in circumstance indicate that their carrying amount may not be recoverable. Intangible assets with indefinite useful lives are tested for impairment at least annually, and also reviewed more frequently if events or changes in circumstance indicate that the assets might be impaired. Under Japanese GAAP, intangible assets have not been recognized in connection with the acquisition of UFJ Holdings.

14. Foreign currency translation

Under U.S. GAAP, foreign currency denominated income and expenses are translated into Japanese yen using average rates of exchange for the fiscal period. Under Japanese GAAP, they are translated at the fiscal year-end foreign exchange rates.

Minority Interest

Under U.S. GAAP, the minority interest is included in other liabilities. Under Japanese GAAP, the minority interest is presented as a separate line item of net assets due to changes in relative accounting standards (in relation to the changes, “shareholders equity” was renamed as “net assets”)

The reconciliations of minority interest in shareholders’ equity and net income also include the effects of consolidation and deconsolidation of certain variable interest entities under U.S. GAAP as described in “11. Consolidation” above.

ANNEX B

EXCERPT FROM PRESS RELEASE OF MUFG, DATED NOVEMBER 18, 2008, ANNOUNCING ITS JAPANESE GAAP RESULTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008

On November 18, 2008, we published our unaudited interim Japanese GAAP financial results for the six months ended September 30, 2008. Accordingly, we set forth in this Annex B a discussion of certain financial information prepared in accordance with Japanese GAAP. Japanese GAAP, however, is significantly different in certain respects from accounting principles generally accepted in other countries, including U.S. GAAP. The differences between Japanese GAAP and U.S. GAAP could result in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. See “Annex A: Unaudited Reverse Reconciliation of Selected Financial Information.”

*            *            *

(Amounts of less than one million yen are rounded down.)

1. Consolidated Financial Data for the Six Months ended September 30, 2008

(1) Results of Operations

	(% represents the change from the same period in the previous fiscal year)
	Ordinary Income		Ordinary Profits		Net Income
	million yen	%	million yen	%	million yen	%
Six months ended
September 30, 2008	2,925,113	(10.0)	188,117	(62.2)	92,023	(64.2)
September 30, 2007	3,250,225	14.4	497,539	(25.0)	256,721	(49.4)

	Net Income per Common Share	Diluted Net Income per Common Share
	yen	yen
Six months ended
September 30, 2008	8.46	8.42
September 30, 2007	24.76	24.62

(2) Financial Conditions

	Total Assets	Total Net Assets	Net Assets Attributable to MUFG Shareholders to Total Assets(*1)	Total Net Assets per Common Share	Risk-adjusted Capital Ratio(*2)
	million yen	million yen	%	Yen	%
As of
September 30, 2008	194,024,280	9,042,604	3.8	663.09	10.55
March 31, 2008	192,993,179	9,599,708	4.1	727.99	11.19

(Reference) Shareholders’ equity as of September 30, 2008: 7,311,833 million yen;     March 31, 2008: 7,880,829 million yen

(*1)	“Net Assets Attributable to MUFG Shareholders to Total Assets” is computed under the formula shown below:

(Total net assets – Subscription rights to shares – Minority interests) / Total assets

(*2)	“Risk-adjusted Capital Ratio” is computed in accordance with the “Standards for Consolidated Capital Adequacy Ratio of Bank Holding Company under Article 52-25 of the Banking Law” (the Notification of the Financial Services Agency No. 20, 2006).

Risk-adjusted capital ratio as of September 30, 2008 shown above is a preliminary figure.

Mitsubishi UFJ Financial Group, Inc.

2. Dividends on Common Stock

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Fiscal year
ended Mar. 31, 2008	—	7.00	—	7.00	14.00
ending Mar. 31, 2009	—	7.00

(*1)	Please refer to “Dividends on Preferred Stocks” on page B-5 for information with regard to the dividends on stocks other than common stock.
(*2)	Dividend payment date: December 10, 2008

3. Other

(1)	Changes in significant subsidiaries (changes in “Specified Subsidiaries” (Tokutei Kogaisha) accompanying changes in scope of consolidation) during the period:

Newly consolidated: 1 company (MUFG Capital Finance 7 Limited )

(*)	Please refer to 3. Others of “Qualitative Information and Financial Statements” on page B-8.

(2)	Changes in accounting policies, procedures and presentation rules applied in the preparation of the consolidated financial statements:

(A)	There were changes due to revision of accounting standards.

(B)	There were changes due to other reasons.

(*)	Please refer to 3. Others of “Qualitative Information and Financial Statements” on page B-8.

(3)	Number of common shares outstanding at the end of the period

(A) Total shares outstanding including treasury shares:

	Sep. 30, 2008	10,933,679,680	shares	Mar. 31, 2008	10,861,643,790	shares

(B) Treasury shares:

	Sep. 30, 2008	306,433,470	shares	Mar. 31, 2008	504,262,228	shares

(C) Average outstanding shares:
		Six months ended September 30, 2008			10,437,400,501	shares
		Six months ended September 30, 2007			10,208,340,506	shares

Mitsubishi UFJ Financial Group, Inc.

(Reference) Non-consolidated financial data for the fiscal year ended September 30, 2008

1.	Non-consolidated Financial Data for the Six Months Ended September 30, 2008

(1)	Results of Operations

	(% represents the change from the previous fiscal year)
	Operating Income		Operating Profits		Ordinary Profits		Net Income
	million yen	%	million yen	%	million yen	%	million yen	%
Six months ended
September 30, 2008	247,861	25.7	239,882	25.7	231,407	26.5	291,103	176.1
September 30, 2007	197,203	20.5	190,769	20.0	182,975	24.8	105,452	(28.2)

Net Income per Common Share
yen
Six months ended
September 30, 2008	27.39
September 30, 2007	10.00

(2)	Financial Conditions

	Total Assets	Total Net Assets	Net Assets Ratio	Total Net Assets per Common Share
	million yen	million yen	%	yen
As of
September 30, 2008	8,050,502	6,994,971	86.8	632.68
March 31, 2008	7,820,998	6,757,021	86.4	619.11

Shareholders’ equity as of Sep. 30, 2008: 6,991,409 million yen     Mar. 31, 2008: 6,754,613 million yen

Mitsubishi UFJ Financial Group, Inc.

*Notes

1.	MUFG falls under the category of “Specified Business Corporation” (Tokutei Jigyo Gaisya) under Article 17-15-2 of the Cabinet Office Ordinance Concerning Disclosure of Public Companies and accordingly, prepares its interim consolidated financial statements and interim non-consolidated financial statements for the six months ended September 30, 2008.

2.	This financial summary report and the accompanying financial highlights contain forward-looking statements regarding estimations, forecasts, targets and plans in relation to the results of operations, financial conditions and other overall management of the company and/or the group as a whole (the “forward-looking statements”). The forward-looking statements are made based upon, among other things, the company’s current estimations, perceptions and evaluations. In addition, in order for the company to adopt such estimations, forecasts, targets and plans regarding future events, certain assumptions have been made. Accordingly, due to various risks and uncertainties, the statements and assumptions are inherently not guarantees of future performance, may be considered differently from alternative perspectives and may result in material differences from the actual result. For the main factors that may effect the current forecasts, please see Consolidated Summary Report, Annual Securities Report, Disclosure Book, Annual Report, and other current disclosures that the company has announced.

3.	The financial information included in this financial summary report is prepared and presented in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Differences exist between Japanese GAAP and the accounting principles generally accepted in the United States (“U.S. GAAP”) in certain material respects. Such differences have resulted in the past, and are expected to continue to result for this period and future periods, in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. For example, differences in consolidation basis or accounting for business combinations, including but not limited to amortization and impairment of goodwill, could result in significant differences in our reported financial results between Japanese GAAP and U.S. GAAP. Readers should consult their own professional advisors for an understanding of the differences between Japanese GAAP and U.S. GAAP and how those differences might affect our reported financial results. We will publish our U.S. GAAP financial results in a separate disclosure document when such information becomes available.

Mitsubishi UFJ Financial Group, Inc.

(Dividends on preferred stocks)

Dividends per share relating to preferred stocks are as follows:

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock First Series of Class 3
Fiscal year ended Mar. 31, 2008	—	30.00	—	30.00	60.00
Fiscal year ending Mar. 31, 2009	—	30.00	——	——

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 8
Fiscal year ended Mar. 31, 2008	—	7.95	—	7.95	15.90
Fiscal year ending Mar. 31, 2009	—	——	——	——

(Note) MUFG repurchased Preferred Stock Class 8 in August 2008 and cancelled in September.

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 11
Fiscal year ended Mar. 31, 2008	—	2.65	—	2.65	5.30
Fiscal year ending Mar. 31, 2009	—	2.65	——	——

	Dividends per Share
	1st quarter-end	2nd quarter-end	3rd quarter-end	Fiscal year-end	Annual
	yen	yen	yen	yen	yen
Preferred Stock Class 12
Fiscal year ended Mar. 31, 2008	—	5.75	—	5.75	11.50
Fiscal year ending Mar. 31, 2009	—	5.75	——	——

Pursuant to the resolution of the board of directors on October 27, 2008, MUFG issued Preferred Stock First Series of Class 5 on November 17, 2008.

Mitsubishi UFJ Financial Group, Inc.

Qualitative Information and Financial Statements

1. Qualitative information related to the results of operations

With respect to the economic and financial environment for the April-September period of fiscal 2008, the economic slowdown in the United States and Europe became evident, as the intensified financial crisis in the United States triggered by the subprime problem spilled over to Europe. The Asian and emerging economies followed a slowing trend, despite some signs of firmness. Meanwhile, concerns on a global inflation persisted due to rising prices of energy and raw materials. In Japan, the economy was underpinned by its exports to emerging countries, but corporate performance remained sluggish, reflecting the economic slowdown in the United States and Europe and rising prices of fuels and raw materials. Private consumption also remained stagnant due to inflation and a weakness in wages. Consumer prices increased their rate of growth due to rising prices of crude oil and food.

In the financial environment, the U.S. federal funds target rate was lowered to 2 percent in response to the subprime problem, and in the Euro zone, the European Central Bank kept its key interest rate unchanged after raising it to 4.25 percent in summer in order to curb inflation. The Bank of Japan left the uncollateralized overnight call rate target intact at 0.5 percent, but upward pressure on Japan’s short-term interest rates persisted on the back of the financial market turmoil in the United States and Europe. Long-term interest rates temporarily surged toward the middle of June in reaction to the rapid rise in interest rates in the United States and Europe, but followed a downward trend due to the accelerating “flight to quality” stemming from the intensified financial crisis in the United States thereafter. In the foreign exchange market, the yen fluctuated in the 100 yen range against the dollar, amid growing concerns over an economic slowdown in the United States and Japan.

Under such business environment, consolidated gross profits for the six months ended September 30, 2008 decreased by 100.3 billion yen from the previous interim period to 1,696.5 billion yen. This was mainly due to a decrease of a fees from derivative transactions and net fees and commissions such as investment trust related businesses, insurance businesses, securities businesses and real estate businesses, even though net interest income remain unchanged. Net business profits before credit costs for trust accounts and provision for general allowance for credit losses for the six months ended September 30, 2008 decreased by 111.6 billion yen from the previous interim period to 623.8 billion yen, because general and administrative expenses increased by 11.2 billion yen due to an increase of expenses relating to systems integration.

In addition, consolidated net income for the six months ended September 30, 2008 was 92.0 billion yen, a decrease of 164.6 billion yen compared with the previous interim period. Because total credit costs increased by 67.4 billion yen compared with the previous interim period due to credit rating changes which reflected a domestic and overseas economic slowdown and deterioration of corporate performance, and net gains (losses) on equity securities decrease by 129.7 billion yen compared with the previous interim period due to an occurrence of losses on write-down of equity securities by 145.2 billion yen.

Mitsubishi UFJ Financial Group, Inc.

	(in billions of Japanese yen)
	For the six months Ended September 30, 2008	For the six months Ended September 30, 2007	Increase (Decrease)
Gross Profits before credit costs for trust accounts	1,696.5	1,796.8	(100.3)
General and administrative expenses	1,072.7	1,061.4	11.2

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	623.8	735.4	(111.6)

Credit costs	(334.9)	(267.4)	(67.4)
Net gains (losses) on equity securities	(75.2)	54.4	(129.7)
Other non-recurring gains (losses)	(25.4)	(24.8)	(0.6)

Ordinary profits	188.1	497.5	(309.4)

Net income	92.0	256.7	(164.6)

2. Qualitative information related to the financial conditions

Total assets as of September 30, 2008 increased by 1,031.1 billion yen from March 31, 2008 to 194,024.2 billion yen, and total net assets as of September 30, 2008 decreased by 557.1 billion yen from March 31, 2008 to 9,042.6 billion yen. The decrease in total net assets reflected a decrease of total valuation and translation adjustments by 766.6 billion yen, which are mainly due to a decrease of net unrealized gains (losses) on other securities reflecting a deterioration of stock prices in domestic stock markets, even though total shareholder’s equity increased by 197.6 billion yen due to a decrease of treasury stock with a share exchange of our stock and a Mitsubishi UFJ NICOS Co., Ltd.’s stock .

With regards to major items of assets, securities as of September 30, 2008 decreased by 2,180.3 billion yen from March 31, 2008 to 38,671.3 billion yen, and loans and bills discounted as of September 30, 2008 increased by 1,906.3 billion yen from March 31, 2008 to 90,445.1 billion yen. With regards to major items of liabilities, deposits as of September 30, 2008 decreased by 1,508.9 billion yen from March 31, 2008 to 119,798.3 billion yen.

MUFG’s consolidated risk-adjusted capital ratio based on the Basel 2 Standards as of September 30, 2008 was 10.55% (Preliminary basis), a decrease of 0.64 percentage points from March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

3. Others

(1)	Changes in significant subsidiaries (changes in “Specified Subsidiaries” (Tokutei Kogaisha) accompanying changes in scope of consolidation) during the period:

The following Specified Subsidiary was newly consolidated during the period.

Name	Location	Stated Capital	Primary Business	Ownership

MUFG Capital Finance 7 Limited	Grand Cayman, Cayman Islands	222,000 million yen	Finance	100%

This Specified Subsidiary is an overseas special purpose company established for issuance of non-dilutive preferred securities.

(2)	Changes in accounting policies, procedures and presentation rules applied in the preparation of the interim consolidated financial statements

	The Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

The “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (ASBJ PITF No.18, May 17, 2006) is applicable to fiscal years beginning on or after April 1, 2008, and MUFG has adopted this practical solution starting in this fiscal period. The adoption of the practical solution resulted in a 7,218 million yen increase in each of ordinary profits and income before income taxes and others for the six months ended September 30, 2008.

(Additional information)

Net actuarial loss (gain) not recognized as net periodic cost of retirement benefits, which is recorded on the financial statements of foreign subsidiaries under US GAAP in accordance with “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (FASB Statement No.158) and which was previously deducted from net assets and allocated to “Other assets” or “Reserve for retirement benefits” in the consolidation process, is recorded separately, net of related tax effects and minority interests portion, as “Pension liability adjustments of subsidiaries preparing financial statements under US GAAP”, under valuation and translation adjustments in net assets. This change resulted in a 21,136 million yen decrease in “Other assets”, a 9,620 million yen increase in “Reserve for retirement benefits”, a 11,814 million yen decrease in “Deferred tax assets” and a 6,573 million yen decrease in “Minority interests”.

Mitsubishi UFJ Financial Group, Inc.

‚	The “Accounting Standard for Lease Transactions”

Finance leases other than those that were deemed to transfer the ownership of leased property to the lessees have previously been accounted for in a similar manner to operating leases. However, the “Accounting Standard for Lease Transactions” (ASBJ Statement No.13, March 30, 2007) and the “Implementation Guidance on the Accounting Standard for Lease Transactions” (ASBJ Guidance No.16, March 30, 2007) became applicable to fiscal years beginning on or after April 1, 2008, and MUFG adopted this accounting standard and practical guideline starting in this fiscal period.

(As lessees)

Domestic consolidated subsidiaries’ finance leases other than those that are deemed to transfer the ownership of leased property to the lessees, which commenced in fiscal years beginning prior to April 1, 2008, are accounted for in a similar way to operating leases. Finance leases other than those that are deemed to transfer the ownership of leased property to the lessees, which commenced in fiscal years beginning on or after April 1, 2008, are accounted for in a similar way to purchases and depreciation for lease assets is computed under the straight-line method over the lease term with zero residual value unless residual value is guaranteed by the corresponding lease contracts. The adoption of the new standard did not have a material impact on the interim consolidated statement of income.

(As lessors)

Finance leases other than those that are deemed to transfer the ownership of leased property to the lessees are accounted for in a similar way to sales and income and expenses related to such leases are recognized by allocating interest equivalents to applicable fiscal periods instead of recording sales and costs of goods sold. The adoption of the new standard resulted in a 58,083 million yen decrease in “Ordinary income” (including a 4,266 million yen increase in “Interest income” and a 62,349 million yen decrease in “Other ordinary income”), a 58,295 million yen decrease in “Ordinary expenses” (including a 56,376 million yen decrease in “Other ordinary expenses”), a 212 million yen increase in “Ordinary profits”, a 6,107 million yen increase in “Extraordinary gains” and a 6,319 million yen increase in “Income before income taxes and others” for the six months ended September 30, 2008.

Mitsubishi UFJ Financial Group, Inc.

ƒ	Net presentation of derivative instruments subject to master netting agreements

Beginning in this fiscal period, MUFG has started to record in its financial statements, on a gross basis, the fair value amounts recognized for derivative instruments executed with the same counterparty as assets and liabilities, which were previously netted out if there was a legally valid master netting agreement between the two parties.

MUFG examined its relevant accounting presentation practice from a viewpoint of best financial disclosure practice relating to credit risk and determined that its financial statements under Japanese GAAP should be prepared without offsetting derivative assets and liabilities because the amounts of cash collateral received or payable for derivative transactions have recently been increasing and, as a result, it is no longer sufficiently reasonable to offset only the fair value amounts recognized as assets and liabilities for derivative instruments.

This change resulted in a 3,336,769 million yen increase in “Trading assets”, a 3,384,170 million yen increase in “Trading liabilities”, a 1,141,588 million yen increase in “Other assets” and a 1,094,188 million yen increase in “Other liabilities” as of September 30, 2008.

„	Evaluation of securities

(Additional information)

Floating-rate Japanese government bonds which are included “Securities” have preciously been evaluated based on market values. The domestic consolidated banking subsidiary has examined its accounting treatment for Floating-rate Japanese government bonds in accordance with the “Practical Solution on Measurement of Fair Value of Financial Assets” (ASBJ PITF No.25, October 28, 2008) and determined that market values at the end of the interim period cannot be deemed as fair values and evaluates its Floating-rate Japanese government bonds based on reasonably estimated amounts starting in this fiscal period.

This change resulted in a 122,235 million yen increase in “Securities”, a 41,083 million yen decrease in “Deferred tax assets” and a 81,152 million yen increase in “Net unrealized gains (losses) on other securities”.

Mitsubishi UFJ Financial Group, Inc.

4. Consolidated Financial Statements

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	10,148,110	10,281,603
Call loans and bills bought	1,058,103	1,293,705
Receivables under resale agreements	3,262,183	7,099,711
Receivables under securities borrowing transactions	6,243,090	8,240,482
Monetary claims bought	4,226,743	4,593,198
Trading assets	17,637,010	11,898,762
Money held in trust	383,278	401,448
Securities	38,671,375	40,851,677
Allowance for losses on securities	(36,702)	(30,166)
Loans and bills discounted	90,445,118	88,538,810
Foreign exchanges	1,671,474	1,241,656
Other assets	6,989,674	5,666,981
Tangible fixed assets	1,277,575	1,594,214
Intangible fixed assets	914,401	975,043
Deferred tax assets	1,171,485	773,688
Customers’ liabilities for acceptances and guarantees	11,067,649	10,652,865
Allowance for credit losses	(1,106,293)	(1,080,502)

Total assets	194,024,280	192,993,179

Liabilities:
Deposits	119,798,396	121,307,300
Negotiable certificates of deposit	7,827,311	7,319,321
Call money and bills sold	3,007,407	2,286,382
Payables under repurchase agreements	8,677,843	10,490,735
Payables under securities lending transactions	4,266,088	5,897,051
Commercial papers	173,685	349,355
Trading liabilities	8,354,355	5,944,552
Borrowed money	5,400,785	5,050,000
Foreign exchanges	977,280	972,113
Short-term bonds payable	457,683	417,200
Bonds payable	6,289,553	6,285,566
Due to trust accounts	1,338,192	1,462,822
Other liabilities	6,898,069	4,388,814
Reserve for bonuses	47,839	49,798
Reserve for bonuses to directors	425	434
Reserve for retirement benefits	62,010	64,771
Reserve for retirement benefits to directors	1,682	2,100
Reserve for loyalty award credits	10,124	8,079
Reserve for contingent losses	83,999	133,110
Reserve for losses relating to business restructuring	2,971	22,865
Reserves under special laws	3,335	4,639
Deferred tax liabilities	37,730	84,185
Deferred tax liabilities for land revaluation	197,252	199,402
Acceptances and guarantees	11,067,649	10,652,865

Total liabilities	184,981,676	183,393,470

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Net assets:
Capital stock	1,383,052	1,383,052
Capital surplus	1,777,860	1,865,696
Retained earnings	4,591,845	4,592,960
Treasury stock	(439,375)	(726,001)
Total shareholders’ equity	7,313,383	7,115,707
Net unrealized gains (losses) on other securities	(39,243)	595,352
Net deferred gains (losses) on hedging instruments	2,745	79,043
Land revaluation excess	143,647	143,292
Foreign currency translation adjustments	(96,306)	(52,566)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP	(12,392)	—
Total valuation and translation adjustments	(1,549)	765,121
Subscription rights to shares	3,674	2,509
Minority interests	1,727,096	1,716,370

Total net assets	9,042,604	9,599,708

Total liabilities and net assets	194,024,280	192,993,179

Mitsubishi UFJ Financial Group, Inc.

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	3,250,225	2,925,113
Interest income	1,989,587	1,842,261
(Interest on loans and bills discounted)	1,161,579	1,134,155
(Interest and dividends on securities)	431,656	356,656
Trust fees	78,972	67,097
Fees and commissions	638,809	592,473
Trading income	189,126	126,317
Other business income	109,474	174,846
Other ordinary income	244,254	122,116

Ordinary expenses	2,752,685	2,736,996
Interest expenses	1,024,054	872,046
(Interest on deposits)	458,821	374,699
Fees and commissions	91,610	87,443
Trading expenses	—	1,191
Other business expenses	94,699	146,147
General and administrative expenses	1,077,126	1,084,363
Other ordinary expenses	465,195	545,803

Ordinary profits	497,539	188,117

Extraordinary gains	31,212	61,417
Gains on disposition of fixed assets	3,900	6,718
Gains on loans written-off	20,326	14,388
Reversal of reserve for contingent liabilities from financial instruments transactions	—	1,308
Gains on changes in subsidiaries’ equity	6,985	—
Gains on sales of equity securities of subsidiaries	—	32,814
Impact upon the adoption of the Accounting standard for lease transactions	—	6,186
Extraordinary losses	79,028	60,787
Losses on disposition of fixed assets	7,589	8,511
Losses on impairment of fixed assets	11,421	4,879
Provision for reserve for contingent liabilities from financial instruments transactions	413	—
Provision for reserve for losses relating to business restructuring	59,603	197
Expenses relating to systems integration	—	47,198

Income before income taxes and others	449,723	188,747

Income taxes—current	65,510	47,772
Income taxes—deferred	127,914	(168)
Total taxes	—	47,604
Minority interests	(421)	49,120

Net income	256,721	92,023

Mitsubishi UFJ Financial Group, Inc.

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052

Capital surplus
Balance at the beginning of the period	1,916,300	1,865,696
Changes during the period
Disposition of treasury stock	(50,382)	(87,835)

Total changes during the period	(50,382)	(87,835)

Balance at the end of the period	1,865,918	1,777,860

Retained earnings
Balance at the beginning of the period	4,102,199	4,592,960
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	183,851	(1,114)

Balance at the end of the period	4,286,051	4,591,845

Treasury stock
Balance at the beginning of the period	(1,001,470)	(726,001)
Changes during the period
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	427,366	287,358

Total changes during the period	425,050	286,626

Balance at the end of the period	(576,420)	(439,375)

Total shareholders’ equity
Balance at the beginning of the period	6,400,081	7,115,707
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	376,984	199,522
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	558,519	197,675

Balance at the end of the period	6,958,601	7,313,383

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	2,054,813	595,352
Changes during the period
Net changes in items other than shareholders’ equity	(251,395)	(634,596)

Total changes during the period	(251,395)	(634,596)

Balance at the end of the period	1,803,418	(39,243)

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(56,429)	79,043
Changes during the period
Net changes in items other than shareholders’ equity	(3,678)	(76,297)

Total changes during the period	(3,678)	(76,297)

Balance at the end of the period	(60,107)	2,745

Land revaluation excess
Balance at the beginning of the period	148,281	143,292
Changes during the period
Net changes in items other than shareholders’ equity	(782)	355

Total changes during the period	(782)	355

Balance at the end of the period	147,499	143,647

Foreign currency translation adjustments
Balance at the beginning of the period	(26,483)	(52,566)
Changes during the period
Net changes in items other than shareholders’ equity	36,287	(43,740)

Total changes during the period	36,287	(43,740)

Balance at the end of the period	9,804	(96,306)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)

Total changes during the period	—	(12,392)

Balance at the end of the period	—	(12,392)

Total valuation and translation adjustments
Balance at the beginning of the period	2,120,183	765,121
Changes during the period
Net changes in items other than shareholders’ equity	(219,568)	(766,671)

Total changes during the period	(219,568)	(766,671)

Balance at the end of the period	1,900,614	(1,549)

Subscription rights to shares
Balance at the beginning of the period	0	2,509
Changes during the period
Net changes in items other than shareholders’ equity	87	1,165

Total changes during the period	87	1,165

Balance at the end of the period	87	3,674

Minority interests
Balance at the beginning of the period	2,003,434	1,716,370
Changes during the period
Net changes in items other than shareholders’ equity	(288,302)	10,725

Total changes during the period	(288,302)	10,725

Balance at the end of the period	1,715,132	1,727,096

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Total net assets
Balance at the beginning of the period	10,523,700	9,599,708
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)
Net income	256,721	92,023
Acquisition of treasury stock	(2,315)	(732)
Disposition of treasury stock	376,984	199,522
Reversal of land revaluation excess	836	(353)
Increase in companies accounted for under the equity method	—	5,763
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)
Net changes in items other than shareholders’ equity	(507,783)	(754,780)

Total changes during the period	50,736	(557,104)

Balance at the end of the period	10,574,436	9,042,604

Mitsubishi UFJ Financial Group, Inc.

(4) Notes on Going-Concern Assumption

Not applicable

Mitsubishi UFJ Financial Group, Inc.

5. Non-consolidated Financial Statements

(1) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Current assets
Cash and due from banks	6,650	8,539
Investment securities	93,700	41,600
Accounts receivable	50,756	109,108
Other current assets	30,465	2,126
Total current assets	181,572	161,375
Fixed assets
Tangible fixed assets	234	223
Intangible fixed assets	998	976
Investments and other fixed assets	7,867,696	7,658,423
Investments in subsidiaries and affiliates	7,869,281	7,661,510
Allowance for losses on investments	(1,733)	(3,087)
Other	148	—
Total fixed assets	7,868,929	7,659,623

Total assets	8,050,502	7,820,998

Liabilities:
Current liabilities
Short-term borrowings	28,600	174,000
Current portion of long-term borrowings	—	3,700
Current portion of bonds payable	120,000	220,000
Lease obligation	8	—
Accounts payable	1,656	985
Income taxes payable	23	4
Reserve for bonuses	328	375
Other current liabilities	2,188	1,389
Total current liabilities	152,805	400,455
Fixed liabilities
Bonds payable	330,000	330,000
Long-term borrowings	567,731	328,845
Lease obligation	35	—
Other	4,958	4,676
Total fixed liabilities	902,725	663,521

Total liabilities	1,055,530	1,063,977

Net assets:
Shareholders’ equity
Capital stock	1,383,052	1,383,052
Capital surplus
Capital reserve	1,383,070	1,383,070
Other capital surplus	2,110,019	2,497,841
Total capital surplus	3,493,089	3,880,912
Retained earnings
Other retained earnings
Voluntary reserve	150,000	150,000
Unappropriated retained earnings	2,280,463	2,065,219
Total retained earnings	2,430,463	2,215,219
Treasury stock	(315,196)	(724,571)
Total shareholders’ equity	6,991,409	6,754,613
Subscription rights to shares	3,562	2,408

Total net assets	6,994,971	6,757,021

Total liabilities and net assets	8,050,502	7,820,998

Mitsubishi UFJ Financial Group, Inc.

(2) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Operating income	197,203	247,861
Operating expenses	6,433	7,979

Operating profits	190,769	239,882

Non-operating income	284	432
Non-operating expenses	8,078	8,907

Ordinary profits	182,975	231,407

Extraordinary gains	4,051	32,487
Extraordinary losses	85,516	—

Income before income taxes	101,511	263,895

Income taxes—current	1	142
Income taxes—deferred	(3,943)	(27,350)

Total income taxes	(3,941)	(27,208)

Net income	105,452	291,103

Mitsubishi UFJ Financial Group, Inc.

(3) Non-consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052

Capital surplus
Capital reserve
Balance at the beginning of the period	1,383,070	1,383,070

Balance at the end of the period	1,383,070	1,383,070

Other capital surplus
Balance at the beginning of the period	2,549,056	2,497,841
Changes during the period
Disposition of treasury stock	(182)	(262)
Increase by share exchange	(50,985)	(387,560)

Total changes during the period	(51,167)	(387,822)

Balance at the end of the period	2,497,889	2,110,019

Retained earnings
Other retained earnings
Voluntary reserve
Balance at the beginning of the period	150,000	150,000

Balance at the end of the period	150,000	150,000

Unappropriated retained earnings
Balance at the beginning of the period	1,789,675	2,065,219
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103

Total changes during the period	40,859	215,243

Balance at the end of the period	1,830,534	2,280,463

Treasury stock
Balance at the beginning of the period	(1,000,728)	(724,571)
Changes during the period
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	854	648,905
Increase by share exchange	426,511	—

Total changes during the period	426,140	409,375

Balance at the end of the period	(574,587)	(315,196)

Total shareholders’ equity
Balance at the beginning of the period	6,254,125	6,754,613
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	672	648,642
Increase by share exchange	375,526	(387,560)

Total changes during the period	415,832	236,796

Balance at the end of the period	6,669,958	6,991,409

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Subscription rights to shares
Balance at the beginning of the period	—	2,408
Changes during the period
Net changes of items other than shareholders’ equity	—	1,154

Total changes during the period	—	1,154

Balance at the end of the period	—	3,562

Total net assets
Balance at the beginning of the period	6,254,125	6,757,021
Changes during the period
Dividends from retained earnings	(64,593)	(75,859)
Net income	105,452	291,103
Acquisition of treasury stock	(1,225)	(239,530)
Disposition of treasury stock	672	648,642
Increase by share exchange	375,526	(387,560)
Net changes of items other than shareholders’ equity	—	1,154

Total changes during the period	415,832	237,950

Balance at the end of the period	6,669,958	6,994,971

Mitsubishi UFJ Financial Group, Inc.

(4) Notes on Going-Concern Assumption

Not applicable

Selected Financial Information

under Japanese GAAP

For the Six Months Ended September 30, 2008

Mitsubishi UFJ Financial Group, Inc.

[Contents]

1. Financial Results	B-25
[ MUFG Consolidated ]*1[ BTMU and MUTB Combined ]*2*3*4
[ BTMU Consolidated ][ BTMU Non-consolidated ]
[ MUTB Consolidated ][ MUTB Non-consolidated ]

2. Average Interest Rate Spread	B-35
[ BTMU Non-consolidated ][ MUTB Non-consolidated ][ BTMU and MUTB Combined ]

3. Notional Principal by the Remaining Life of the Interest Rate Swaps for Hedge-Accounting	B-37
[ MUFG Consolidated ][ BTMU Consolidated ][ MUTB Consolidated ]

4. Securities	B-38
[ MUFG Consolidated ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

5. Return on Equity	B-41
[ MUFG Consolidated ]

6. Risk-Adjusted Capital Ratio Based on the Basel 2 Standards	B-42
[ MUFG Consolidated ][ BTMU Consolidated ][ MUTB Consolidated ]

7. Risk-Monitored Loans	B-44
[ MUFG Consolidated ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

8. Non Performing Loans Based on the Financial Reconstruction Law (the “FRL”)	B-50
[ BTMU and MUTB Combined including Trust Accounts ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

9. Progress in Disposition of Problem Assets	B-54
[ BTMU, MUTB and MUSP Combined including Trust Accounts ]*5
[ BTMU and MUSP Combined ][ MUTB Non-consolidated including Trust Accounts ]

10. Loans Classified by Type of Industry, Domestic Consumer Loans, Domestic Loans to Small / Medium-Sized Companies and Proprietors	B-60
[ BTMU and MUTB Combined including Trust Accounts ][ BTMU Non-consolidated ]
[ MUTB Non-consolidated ][ MUTB Non-consolidated : Trust Accounts ]

11. Overseas Loans	B-66
[ BTMU and MUTB Combined]

12. Loans and Deposits	B-67
[ BTMU and MUTB Combined ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

13. Domestic Deposits	B-68
[ BTMU and MUTB Combined ][ BTMU Non-consolidated ][ MUTB Non-consolidated ]

14. Status of Deferred Tax Assets	B-69
[ BTMU Non-consolidated ][ MUTB Non-consolidated ]

(References)

1. Exposure to Securitized Products and Related Investments and GSE Related Investments	B-73

2. Financial Statements	B-76
[ BTMU Consolidated ][ BTMU Non-consolidated ]
[ MUTB Consolidated ][ MUTB Non-consolidated ]

(*1) “MUFG” means Mitsubishi UFJ Financial Group, Inc.

(*2) “BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(*3) “MUTB” means Mitsubishi UFJ Trust and Banking Corporation.

(*4) “BTMU and MUTB Combined” means simple sum of “BTMU” and “MUTB” without consolidation processes.

(*5) “MUSP” means MU Strategic Partner, Co., Ltd.

Mitsubishi UFJ Financial Group, Inc.

1. Financial Results

MUFG Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,696,540	1,796,866	(100,326)
(Gross profits before credit costs for trust accounts)	1,696,549	1,796,899	(100,349)

Net interest income	970,586	966,792	3,793
Trust fees	67,097	78,972	(11,875)
Credit costs for trust accounts (1)	(9)	(32)	23
Net fees and commissions	505,030	547,199	(42,168)
Net trading profits	125,126	189,126	(64,000)
Net other business profits	28,699	14,775	13,924
Net gains (losses) on debt securities	11,333	(10,922)	22,256

General and administrative expenses	1,072,728	1,061,473	11,255

Amortization of goodwill	9,727	5,525	4,202

Net business profits before credit costs for trust accounts, provision for general allowance for credit losses and amortization of goodwill	633,548	740,951	(107,403)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	623,820	735,425	(111,605)

Provision for general allowance for credit losses (2)	11,001	(1,946)	12,947

Net business profits*	634,812	733,446	(98,634)

Net non-recurring gains (losses)	(446,695)	(235,907)	(210,788)

Credit costs (3)	(345,939)	(265,509)	(80,430)
Losses on loan write-offs	(163,052)	(87,010)	(76,041)
Provision for specific allowance for credit losses	(181,639)	(161,790)	(19,849)
Other credit costs	(1,247)	(16,708)	15,460
Net gains (losses) on equity securities	(75,286)	54,414	(129,701)
Gains on sales of equity securities	71,840	105,818	(33,977)
Losses on sales of equity securities	(1,850)	(6,392)	4,541
Losses on write-down of equity securities	(145,276)	(45,010)	(100,265)
Profits (losses) from investments in affiliates	1,495	8,667	(7,171)
Other non-recurring gains (losses)	(26,965)	(33,480)	6,514

Ordinary profits	188,117	497,539	(309,422)

Net extraordinary gains (losses)	629	(47,815)	48,445

Gains on loans written-off (4)	14,388	20,326	(5,937)
Gains on sales of equity securities of subsidiaries	32,814	—	32,814
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(4,879)	(11,421)	6,541
Provision for reserve for losses relating to business restructuring	(197)	(59,603)	59,406

Income before income taxes and others	188,747	449,723	(260,976)

Income taxes—current	47,772	65,510	(17,737)

Income taxes—deferred	(168)	127,914	(128,082)

Minority interests	49,120	(421)	49,542

Net income	92,023	256,721	(164,697)

Note:

*	Net business profits = Banking subsidiaries’ net business profits + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)	(334,947)	(267,488)	(67,458)

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)	(320,558)	(247,161)	(73,396)

Number of consolidated subsidiaries	246	252	(6)

Number of affiliated companies accounted for under the equity method	61	44	17

Mitsubishi UFJ Financial Group, Inc.

BTMU and MUTB Combined

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,101,436	1,155,827	(54,391)
(Gross profits before credit costs for trust accounts)	1,101,445	1,155,859	(54,414)
Net interest income	745,293	722,540	22,752
Trust fees	51,281	59,651	(8,369)
Credit costs for trust accounts (1)	(9)	(32)	23
Net fees and commissions	240,420	260,253	(19,833)
Net trading profits	45,636	100,383	(54,746)
Net other business profits	18,804	12,998	5,805
Net gains (losses) on debt securities	15,200	(13,151)	28,352

General and administrative expenses	663,317	651,072	12,245

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	438,127	504,787	(66,659)

Provision for general allowance for credit losses (2)	16,820	7,236	9,583

Net business profits	454,938	511,991	(57,052)

Net non-recurring gains (losses)	(363,547)	(142,035)	(221,511)

Credit costs (3)	(259,070)	(164,224)	(94,846)
Losses on loan write-offs	(149,268)	(72,641)	(76,627)
Provision for specific allowance for credit losses	(103,373)	(83,714)	(19,658)
Other credit costs	(6,429)	(7,869)	1,439
Net gains (losses) on equity securities	(78,852)	30,695	(109,548)
Gains on sales of equity securities	62,618	84,664	(22,046)
Losses on sales of equity securities	(1,107)	(5,533)	4,426
Losses on write-down of equity securities	(140,363)	(48,434)	(91,929)
Other non-recurring gains (losses)	(25,623)	(8,506)	(17,116)

Ordinary profits	91,391	369,955	(278,563)

Net extraordinary gains (losses)	9,327	24,583	(15,256)

Gains on loans written-off (4)	12,024	18,066	(6,042)
Reversal of allowance for losses on investments	23	16,019	(15,996)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Gains on sales of equity securities of MUFG	53,676	—	53,676
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(2,752)	(8,249)	5,497

Income before income taxes	100,718	394,539	(293,820)

Income taxes—current	7,915	17,804	(9,888)

Income taxes—deferred	35,842	127,949	(92,107)

Net income	56,960	248,784	(191,823)

(Reference)
Total credit costs (1)+(2)+(3)+(5)	(242,259)	(156,423)	(85,836)

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(230,235)	(138,357)	(91,878)

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	1,295,837	1,385,704	(89,867)

Net interest income	886,603	867,676	18,927
Trust fees	9,964	12,893	(2,928)
Net fees and commissions	318,882	372,603	(53,720)
Net trading profits	50,748	99,919	(49,170)
Net other business profits	29,637	32,611	(2,974)
Net gains (losses) on debt securities	4,773	4,639	133

General and administrative expenses	772,151	814,165	(42,014)

Amortization of goodwill	3,062	1,404	1,657

Net business profits before provision for general allowance for credit losses and amortization of goodwill	526,747	572,942	(46,194)

Net business profits before provision for general allowance for credit losses	523,685	571,538	(47,852)

Provision for general allowance for credit losses (1)	(558)	(792)	234

Net business profits*	523,127	570,745	(47,618)

Net non-recurring gains (losses)	(387,994)	(245,126)	(142,868)

Credit costs (2)	(315,683)	(254,811)	(60,872)
Losses on loan write-offs	(157,232)	(85,709)	(71,522)
Provision for specific allowance for credit losses	(154,897)	(150,640)	(4,257)
Other credit costs	(3,553)	(18,461)	14,908
Net gains (losses) on equity securities	(57,118)	41,168	(98,286)
Gains on sales of equity securities	65,451	85,101	(19,649)
Losses on sales of equity securities	(1,510)	(6,861)	5,350
Losses on write-down of equity securities	(121,059)	(37,071)	(83,987)
Profits (losses) from investments in affiliates	2,328	5,027	(2,698)
Other non-recurring gains (losses)	(17,521)	(36,510)	18,989

Ordinary profits	135,132	325,618	(190,486)

Net extraordinary gains (losses)	138,415	(43,242)	181,658

Gains on loans written-off (3)	12,185	16,898	(4,712)
Gains on sales of equity securities of MUFG	172,096	—	172,096
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(1,583)	(10,119)	8,535
Provision for reserve for losses relating to business restructuring	—	(59,603)	59,603

Income before income taxes and others	273,547	282,375	(8,828)

Income taxes—current	37,166	41,997	(4,830)

Income taxes—deferred	14,409	92,455	(78,046)

Minority interests	46,829	(16,217)	63,047

Net income	175,142	164,140	11,001

Note:

*	Net business profits = Net business profits of BTMU + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions.

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)	(316,242)	(255,604)	(60,637)

Total credit costs + Gains on loans written-off (1)+(2)+(3)	(304,056)	(238,706)	(65,350)

Number of consolidated subsidiaries	159	174	(15)

Number of affiliated companies accounted for under the equity method	47	49	(2)

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	923,036	940,350	(17,313)

Domestic gross profits	675,142	692,409	(17,267)
Net interest income	527,314	532,006	(4,692)
Net fees and commissions	132,915	148,587	(15,672)
Net trading profits	20,049	12,981	7,068
Net other business profits	(5,137)	(1,165)	(3,971)
Net gains (losses) on debt securities	7,962	11,340	(3,377)

Non-domestic gross profits	247,894	247,941	(46)
Net interest income	137,323	84,380	52,942
Net fees and commissions	59,807	48,298	11,508
Net trading profits	28,097	85,315	(57,217)
Net other business profits	22,666	29,945	(7,279)
Net gains (losses) on debt securities	341	(8,541)	8,882

General and administrative expenses	563,499	551,193	12,305

Personnel expenses	193,473	190,223	3,249
Non-personnel expenses	334,415	330,444	3,970
Taxes	35,610	30,525	5,085

Net business profits before provision for general allowance for credit losses	359,537	389,156	(29,619)

Provision for general allowance for credit losses (1)	18,085	8,534	9,551

Net business profits	377,622	397,690	(20,068)

Net non-recurring gains (losses)	(339,730)	(125,507)	(214,222)

Credit costs (2)	(256,747)	(153,237)	(103,509)
Losses on loan write-offs	(147,082)	(71,454)	(75,628)
Provision for specific allowance for credit losses	(103,026)	(72,770)	(30,255)
Other credit costs	(6,638)	(9,012)	2,374
Net gains (losses) on equity securities	(62,349)	35,646	(97,995)
Gains on sales of equity securities	59,148	76,556	(17,407)
Losses on sales of equity securities	(814)	(5,060)	4,246
Losses on write-down of equity securities	(120,683)	(35,849)	(84,834)
Other non-recurring gains (losses)	(20,633)	(7,916)	(12,717)

Ordinary profits	37,892	272,183	(234,290)

Net extraordinary gains (losses)	10,807	22,118	(11,310)

Gains on loans written-off (3)	10,919	14,735	(3,816)
Reversal of allowance for losses on investments	23	16,019	(15,996)
Gains on sales of equity securities of MUFG	53,676	—	53,676
Expenses relating to systems integration	(47,198)	—	(47,198)
Losses on impairment of fixed assets	(986)	(4,857)	3,871

Income before income taxes	48,699	294,301	(245,601)

Income taxes—current	8,213	18,035	(9,822)

Income taxes—deferred	15,470	88,196	(72,726)

Net income	25,016	188,069	(163,052)

(Reference)
Total credit costs (1)+(2)	(238,662)	(144,703)	(93,958)

Total credit costs + Gains on loans written-off (1)+(2)+(3)	(227,743)	(129,967)	(97,775)

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	205,217	243,134	(37,916)
(Gross profits before credit costs for trust accounts)	205,226	243,166	(37,939)

Trust fees	57,132	66,102	(8,969)
Trust fees before credit costs for trust accounts	57,141	66,134	(8,992)
Loan trusts and money trusts fees (Jointly operated designated money trusts before credit costs for trust accounts)	4,451	10,058	(5,606)
Other trust fees	52,690	56,076	(3,385)
Credit costs for trust accounts (1)	(9)	(32)	23
Net interest income	79,939	107,189	(27,249)
Net fees and commissions	66,103	82,428	(16,325)
Net trading profits	749	3,242	(2,493)
Net other business profits	1,293	(15,828)	17,121
Net gains (losses) on debt securities	6,896	(15,950)	22,846

General and administrative expenses	125,105	124,336	768

Amortization of goodwill	—	—	—
Net business profits before credit costs for trust accounts, provision for general allowance for credit losses and amortization of goodwill	80,121	118,830	(38,708)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses	80,121	118,830	(38,708)

Provision for general allowance for credit losses (2)	(1,047)	(1,561)	514

Net business profits*	79,065	117,235	(38,170)

Net non-recurring gains (losses)	(24,072)	(15,324)	(8,748)

Credit costs (3)	(2,473)	(11,110)	8,637
Losses on loan write-offs	(2,263)	(1,301)	(961)
Provision for specific allowance for credit losses	(418)	(10,952)	10,534
Other credit costs	208	1,143	(934)
Net gains (losses) on equity securities	(16,557)	(4,909)	(11,647)
Gains on sales of equity securities	3,416	8,148	(4,732)
Losses on sales of equity securities	(293)	(473)	180
Losses on write-down of equity securities	(19,680)	(12,585)	(7,094)
Profits (losses) from investments in affiliates	299	1,421	(1,122)
Other non-recurring gains (losses)	(5,341)	(725)	(4,616)

Ordinary profits	54,992	101,911	(46,918)

Net extraordinary gains (losses)	(1,479)	3,716	(5,195)

Gains on loans written-off (4)	1,157	3,401	(2,243)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Losses on impairment of fixed assets	(1,765)	(416)	(1,349)

Income before income taxes and others	53,513	105,627	(52,114)

Income taxes—current	1,669	1,774	(104)

Income taxes—deferred	20,251	40,155	(19,904)

Minority interests	856	896	(40)

Net income	30,736	62,800	(32,064)

Notes:

*	Net business profits = Net business profits of MUTB + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for general allowance for credit losses - Amortization of goodwill - Inter-company transactions

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)+(5)	(3,529)	(12,107)	8,578

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(2,371)	(8,706)	6,334

Number of consolidated subsidiaries	27	25	2

Number of affiliated companies accounted for under the equity method	9	9	—

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
Gross profits	178,399	215,476	(37,077)
(Gross profits before credit costs for trust accounts)*	178,408	215,509	(37,100)

Domestic gross profits	164,588	213,667	(49,078)

Trust fees	51,281	59,651	(8,369)
Trust fees before credit costs for trust accounts*	51,290	59,683	(8,392)
Loan trusts and money trusts fees (Jointly operated designated money trusts before credit costs for trust accounts)*	4,451	10,058	(5,606)
Other trust fees	46,839	49,625	(2,785)
Credit costs for trust accounts** (1)	(9)	(32)	23
Net interest income	70,414	90,068	(19,653)
Net fees and commissions	48,322	63,351	(15,029)
Net trading profits	(8,737)	4,430	(13,168)
Net other business profits	3,307	(3,834)	7,142
Net gains (losses) on debt securities	4,856	(4,225)	9,081

Non-domestic gross profits	13,810	1,809	12,001

Trust fees	—	0	(0)
Net interest income	10,241	16,085	(5,844)
Net fees and commissions	(624)	15	(639)
Net trading profits	6,226	(2,344)	8,571
Net other business profits	(2,032)	(11,947)	9,914
Net gains (losses) on debt securities	2,040	(11,725)	13,765

General and administrative expenses	99,818	99,878	(60)

Personnel expenses	31,556	30,242	1,313
Non-personnel expenses	62,598	63,345	(746)
Taxes	5,662	6,289	(627)

Net business profits before credit costs for trust accounts and provision for general allowance for credit losses*	78,589	115,630	(37,040)

Provision for general allowance for credit losses (2)	(1,264)	(1,297)	32

Net business profits	77,316	114,300	(36,984)

Net non-recurring gains (losses)	(23,817)	(16,528)	(7,288)

Credit costs (3)	(2,323)	(10,987)	8,663
Losses on loan write-offs	(2,185)	(1,186)	(998)
Provision for specific allowance for credit losses	(347)	(10,943)	10,596
Other credit costs	208	1,143	(934)
Net gains (losses) on equity securities	(16,503)	(4,950)	(11,553)
Gains on sales of equity securities	3,469	8,108	(4,638)
Losses on sales of equity securities	(293)	(473)	180
Losses on write-down of equity securities	(19,680)	(12,585)	(7,094)
Other non-recurring gains (losses)	(4,989)	(590)	(4,399)

Ordinary profits	53,499	97,772	(44,273)

Net extraordinary gains (losses)	(1,479)	2,465	(3,945)

Gains on loans written-off (4)	1,105	3,330	(2,225)
Reversal of reserve for contingent losses included in credit costs (5)	—	597	(597)
Losses on impairment of fixed assets	(1,765)	(3,391)	1,625

Income before income taxes	52,019	100,237	(48,218)

Income taxes—current	(297)	(231)	(66)

Income taxes—deferred	20,371	39,752	(19,381)

Net income	31,944	60,715	(28,771)

Notes:
*	Amounts before credit costs for loans in trusts with contracts for compensating the principal amounts
**	Credit costs for loans in trusts with contracts for compensating the principal amounts

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended		Increase (Decrease) (A) - (B)
	September 30, 2008 (A)	September 30, 2007 (B)
(Reference)
Total credit costs (1)+(2)+(3)+(5)	(3,597)	(11,720)	8,122

Total credit costs + Gains on loans written-off (1)+(2)+(3)+(4)+(5)	(2,492)	(8,389)	5,896

Mitsubishi UFJ Financial Group, Inc.

2. Average Interest Rate Spread

BTMU Non-consolidated

	(percentage per annum)
(All branches)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Total average interest rate on interest-earning assets (a)	2.11	(0.15)	2.27
Average interest rate on loans and bills discounted (b)	2.22	(0.11)	2.33
Average interest rate on securities	1.61	(0.12)	1.74

Total average interest rate on interest-bearing liabilities (c) <including general and administrative expenses>	1.91	(0.22)	2.14

Average interest rate on deposits and NCD (d)	0.62	(0.16)	0.79
Average interest rate on other liabilities	2.64	(0.30)	2.95

Overall interest rate spread (a)-(c)	0.20	0.06	0.13

Interest rate spread (b)-(d)	1.59	0.05	1.53

(Domestic business segment)
Total average interest rate on interest-earning assets (e)	1.48	0.11	1.36

Average interest rate on loans and bills discounted (f)	1.81	0.06	1.74
Average interest rate on securities	1.13	0.13	1.00

Total average interest rate on interest-bearing liabilities (g) <including general and administrative expenses>	1.26	0.10	1.16

Average interest rate on deposits and NCD (h)	0.29	0.04	0.24
Average interest rate on other liabilities	1.03	0.05	0.97

Overall interest rate spread (e)-(g)	0.21	0.01	0.20

Interest rate spread (f)-(h)	1.51	0.01	1.50

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

	(percentage per annum)
(All branches)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Total average interest rate on interest-earning assets (a)	1.81	(0.38)	2.20
Average interest rate on loans and bills discounted (b)	1.60	(0.05)	1.65
Average interest rate on securities	2.23	(0.90)	3.13

Total average interest rate on interest-bearing liabilities (c)	0.93	(0.03)	0.96

Average interest rate on deposits and NCD (d)	0.73	(0.09)	0.82

Overall interest rate spread (a)-(c)	0.88	(0.34)	1.23

Interest rate spread (b)-(d)	0.87	0.04	0.82

(Domestic business segment)
Total average interest rate on interest-earning assets (e)	1.45	(0.17)	1.63

Average interest rate on loans and bills discounted (f)	1.50	0.05	1.44
Average interest rate on securities	1.69	(0.68)	2.38

Total average interest rate on interest-bearing liabilities (g)	0.57	0.14	0.42

Average interest rate on deposits and NCD (h)	0.56	0.17	0.39

Overall interest rate spread (e)-(g)	0.88	(0.31)	1.20

Interest rate spread (f)-(h)	0.93	(0.12)	1.05

BTMU and MUTB Combined

	(percentage per annum)
(Domestic business segment)	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
Average interest rate on loans and bills discounted (a)	1.76	0.06	1.70

Average interest rate on deposits and NCD (b)	0.32	0.06	0.25

Interest rate spread (a)-(b)	1.44	(0.00)	1.44

Mitsubishi UFJ Financial Group, Inc.

3. Notional Principal by the Remaining Life of the Interest Rate Swaps for Hedge-Accounting

MUFG Consolidated

	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	15,437.5	10,341.1	435.6	26,214.4
Receive-floater / pay-fix	1,057.7	1,307.6	383.5	2,748.9
Receive-floater / pay-floater	—	—	20.0	20.0
Receive-fix / pay-fix	—	—	—	—

Total	16,495.3	11,648.8	839.2	28,983.4

BTMU Consolidated
	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	14,915.2	9,692.0	463.2	25,070.5
Receive-floater / pay-fix	1,035.7	923.0	291.4	2,250.2
Receive-floater / pay-floater	—	—	20.0	20.0
Receive-fix / pay-fix	—	—	—	—

Total	15,950.9	10,615.1	774.7	27,340.7

MUTB Consolidated
	(in billions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	over 5 years	Total
Receive-fix / pay-floater	1,064.9	2,845.7	106.0	4,016.6
Receive-floater / pay-fix	85.1	469.8	264.8	819.8
Receive-floater / pay-floater	—	—	—	—
Receive-fix / pay-fix	—	—	—	—

Total	1,150.0	3,315.5	370.8	4,836.4

Mitsubishi UFJ Financial Group, Inc.

4. Securities

MUFG Consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on consolidated balance sheet	Net unrealized gains (losses)	Amount on consolidated balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	2,378,430	7,594	2,941,975	20,237
Domestic bonds	2,133,993	6,801	2,805,196	19,153
Government bonds	1,807,176	4,880	2,496,983	15,133
Municipal bonds	69,002	669	71,844	1,229
Corporate bonds	257,813	1,251	236,368	2,790
Other	244,436	793	136,778	1,083
Foreign bonds	22,384	793	20,934	1,084
Other	222,052	—	115,844	(0)

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on consolidated balance sheet	Net unrealized gains (losses)	Amount on consolidated balance sheet	Net unrealized gains (losses)
Other securities	34,329,155	244	36,162,180	1,004,875
Domestic equity securities	5,010,911	860,656	5,674,702	1,377,953
Domestic bonds	17,658,600	(10,409)	17,062,116	(8,847)
Government bonds	15,704,955	(9,674)	15,343,602	(23,065)
Municipal bonds	280,684	1,148	202,574	3,767
Corporate bonds	1,672,961	(1,883)	1,515,939	10,450
Other	11,659,643	(850,002)	13,425,362	(364,231)
Foreign equity securities	144,176	27,034	192,234	95,154
Foreign bonds	7,213,911	(102,776)	8,415,050	(20,800)
Other	4,301,555	(774,259)	4,818,077	(438,584)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	1,244,506	(1,681)	1,888,451	2,156
Stocks of subsidiaries and affiliates	394,794	431,895	564,468	230,897

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Other securities	26,923,066	(230,919)	28,384,703	521,370
Domestic equity securities	3,991,368	399,919	4,521,397	813,434
Domestic bonds	14,530,857	4,712	14,032,208	(33,744)
Other	8,400,840	(635,551)	9,831,097	(258,318)
Foreign equity securities	125,012	28,448	181,288	96,125
Foreign bonds	4,769,086	(58,990)	5,650,087	(18,028)
Other	3,506,741	(605,009)	3,999,720	(336,415)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Redemption Schedule of Other Securities with Maturities and Debt Securities Being Held to Maturity

	(in millions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	7,694,714	5,381,376	3,729,421	2,077,892
Government bonds	7,053,296	2,571,109	2,799,183	1,430,984
Municipal bonds	11,203	67,168	176,013	414
Corporate bonds	630,214	2,743,099	754,224	646,493
Other	683,441	2,183,754	1,317,757	3,980,730
Foreign bonds	375,054	1,955,883	553,480	2,179,066
Other	308,387	227,870	764,276	1,801,663
Total	8,378,155	7,565,131	5,047,178	6,058,622

	(in millions of yen)
	As of March 31, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	8,354,643	4,949,482	3,751,219	2,140,905
Government bonds	7,666,459	2,236,554	2,804,031	1,597,262
Municipal bonds	1,934	69,182	102,839	3,440
Corporate bonds	686,249	2,643,745	844,349	540,202
Other	628,813	2,324,552	1,455,500	4,761,405
Foreign bonds	426,815	2,072,678	633,612	2,720,542
Other	201,998	251,873	821,887	2,040,863
Total	8,983,457	7,274,034	5,206,720	6,902,311

The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

Fair Value Information on Securities

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Debt securities being held to maturity	980,554	10,633	909,383	18,023
Stocks of subsidiaries and affiliates	6,496	(2,389)	6,496	(1,709)

	(in millions of yen)
	As of September 30, 2008		As of March 31, 2008
	Amount on balance sheet	Net unrealized gains (losses)	Amount on balance sheet	Net unrealized gains (losses)
Other securities	5,837,223	9,313	6,012,339	194,332
Domestic equity securities	978,406	172,506	1,075,746	250,074
Domestic bonds	2,710,877	(12,575)	2,595,869	23,869
Other	2,147,940	(150,616)	2,340,723	(79,610)
Foreign equity securities	14,041	(2,143)	9,806	(449)
Foreign bonds	1,566,329	(46,702)	1,798,001	(12,541)
Other	567,570	(101,770)	532,915	(66,619)

1.	The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.
2.	Net unrealized gains (losses) are determined based on the fair values at the end of the fiscal period.

Redemption Schedule of Other Securities with Maturities and Debt Securities Being Held to Maturity

	(in millions of yen)
	As of September 30, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	503,015	2,697,063	471,008	61,874
Government bonds	457,707	2,269,091	452,482	58,138
Municipal bonds	24,930	51,014	972	51
Corporate bonds	20,377	376,956	17,554	3,684
Other	133,235	888,346	697,240	192,816
Foreign bonds	127,065	718,844	554,104	164,309
Other	6,169	169,502	143,136	28,506
Total	636,250	3,585,409	1,168,248	254,690

	(in millions of yen)
	As of March 31, 2008
	within 1 year	1 year to 5 years	5 years to 10 years	Over 10 years
Domestic bonds	339,190	2,373,863	776,156	63,960
Government bonds	299,730	1,997,284	737,671	59,552
Municipal bonds	19,499	60,824	1,599	406
Corporate bonds	19,960	315,754	36,885	4,002
Other	109,503	856,819	901,088	257,781
Foreign bonds	107,924	703,530	757,357	227,180
Other	1,579	153,289	143,730	30,600
Total	448,693	3,230,683	1,677,245	321,742

The tables include negotiable certificates of deposits in “Cash and due from banks”, beneficiary certificates of commodity investment trusts in “Monetary claims bought” and others in addition to “Securities”.

Mitsubishi UFJ Financial Group, Inc.

5. Return on Equity

MUFG Consolidated

	(%)
	For the six months ended September 30, 2008 (A)	Increase (Decrease) (A) - (B)	For the six months ended September 30, 2007 (B)
ROE (*)	2.58	(5.32)	7.90

(*)	ROE is computed as follows:

Net income for six months × 2 - Equivalent of annual dividends on nonconvertible preferred stocks	x 100
{(Total shareholders’ equity at the beginning of the period - Number of nonconvertible preferred shares at the beginning of the period × Issue price + Foreign currency translation adjustments at the beginning of the period) + (Total shareholders’ equity at the end of the period - Number of nonconvertible preferred shares at the end of the period × Issue price + Foreign currency translation adjustments at the end of the period)} / 2

Mitsubishi UFJ Financial Group, Inc.

6. Risk-Adjusted Capital Ratio Based on the Basel 2 Standards

MUFG Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	10.55%	(0.64)%	11.19%
		Tier 1 ratio	7.63%	0.02%	7.60%
(2)		Tier 1 capital	8,380.4	86.7	8,293.7
(3)		Qualified Tier 2 capital	3,766.0	(675.7)	4,441.8
	i)	The amount of unrealized gains on investment securities	—	(462.4)	462.4
	ii)	The amount of land revaluation excess	153.4	(0.8)	154.2
	iii)	Subordinated debts	3,439.6	(199.8)	3,639.5
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	556.3	36.6	519.7
(6)		Net qualifying capital (2)+(3)+(4)-(5)	11,590.2	(625.5)	12,215.8
(7)		Risk-adjusted assets	109,789.1	713.5	109,075.6

BTMU Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	10.63%	(0.56)%	11.20%
		Tier 1 ratio	7.34%	(0.08)%	7.43%
(2)		Tier 1 capital	6,844.1	(193.3)	7,037.5
(3)		Qualified Tier 2 capital	3,445.2	(472.3)	3,917.5
	i)	The amount of unrealized gains on investment securities	—	(233.7)	233.7
	ii)	The amount of land revaluation excess	188.3	(2.0)	190.4
	iii)	Subordinated debts	3,161.1	(146.7)	3,307.9
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	382.4	38.3	344.1
(6)		Net qualifying capital (2)+(3)+(4)-(5)	9,906.9	(704.0)	10,611.0
(7)		Risk-adjusted assets	93,138.0	(1,548.8)	94,686.8

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

			(in billions of yen)
			As of September 30, 2008 (A) (Preliminary basis)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
(1)		Risk-adjusted capital ratio	12.73%	(0.39)%	13.13%
		Tier 1 ratio	10.71%	0.77%	9.94%
(2)		Tier 1 capital	1,375.7	126.7	1,248.9
(3)		Qualified Tier 2 capital	297.6	(144.8)	442.5
	i)	The amount of unrealized gains on investment securities	6.9	(82.8)	89.8
	ii)	The amount of land revaluation excess	(0.9)	0.2	(1.1)
	iii)	Subordinated debts	291.6	(62.2)	353.8
(4)		Qualified Tier 3 capital	—	—	—
(5)		Deductions from total qualifying capital	37.9	(3.3)	41.3
(6)		Net qualifying capital (2)+(3)+(4)-(5)	1,635.4	(14.7)	1,650.2
(7)		Risk-adjusted assets	12,843.3	278.1	12,565.1

Note:	Risk-adjusted capital ratio of Mitsubishi UFJ Financial Group, Inc. is computed in accordance with the Notification of the Financial Services Agency No.20, 2006. Risk-adjusted capital ratio of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mitsubishi UFJ Trust and Banking Corporation are computed in accordance with the Notification of the Financial Services Agency No.19, 2006.

Mitsubishi UFJ Financial Group, Inc.

7. Risk-Monitored Loans

MUFG Consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	70,362	0.07%	43,298	0.04%	27,063	0.02%
Non-accrual delinquent loans	928,338	1.02%	737,926	0.83%	190,412	0.19%
Accruing loans contractually past due 3 months or more	17,708	0.01%	17,900	0.02%	(192)	(0.00)%
Restructured loans	434,086	0.47%	477,544	0.53%	(43,458)	(0.05)%

Total risk monitored loans	1,450,495	1.60%	1,276,670	1.44%	173,824	0.16%

Total loans and bills discounted	90,445,118		88,538,810		1,906,307

Written-off	779,419		691,894		87,525

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	1,106,293	76.27%	1,080,502	84.63%	25,791	(8.36)%
General allowance for credit losses	753,425		776,577		(23,152)
Specific allowance for credit losses	352,867		303,867		48,999
Allowance for credit to specific foreign borrowers	0		56		(56)

Mitsubishi UFJ Financial Group, Inc.

(3)	Classification of Risk-Monitored Loans

Classified	by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,325,800	1,217,375	108,425
Overseas	124,694	59,295	65,399
Asia	24,357	13,161	11,196
Indonesia	664	1,936	(1,271)
Thailand	1,843	1,762	81
Hong Kong	3,518	3,822	(304)
Other	18,331	5,640	12,691
United States of America	78,929	24,840	54,089
Other	21,406	21,293	112

Total	1,450,495	1,276,670	173,824

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,325,800	1,217,375	108,425
Manufacturing	161,168	149,993	11,174
Construction	64,454	43,072	21,381
Wholesale and retail	137,625	137,395	229
Finance and insurance	13,461	18,555	(5,094)
Real estate	267,735	188,233	79,502
Services	148,317	155,563	(7,246)
Other industries	140,449	149,814	(9,365)
Consumer	392,589	374,745	17,843
Overseas	124,694	59,295	65,399
Financial institutions	22,755	7,061	15,693
Commercial and industrial	94,419	46,147	48,272
Other	7,519	6,086	1,433

Total	1,450,495	1,276,670	173,824

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 197,701 million yen and 365,277 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	57,094	0.07%	36,744	0.05%	20,349	0.02%
Non-accrual delinquent loans	698,665	0.96%	530,283	0.75%	168,382	0.21%
Accruing loans contractually past due 3 months or more	11,146	0.01%	12,911	0.01%	(1,764)	(0.00)%
Restructured loans	307,889	0.42%	333,400	0.47%	(25,510)	(0.04)%

Total risk monitored loans	1,074,795	1.48%	913,340	1.29%	161,455	0.19%

Total loans and bills discounted	72,228,207		70,397,804		1,830,402

Written-off	552,396		484,411		67,985

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	674,415	62.74%	640,596	70.13%	33,819	(7.38)%
General allowance for credit losses	452,126		470,211		(18,085)
Specific allowance for credit losses	222,289		170,328		51,960
Allowance for credit to specific foreign borrowers	0		56		(56)

(3) Classification of Risk-Monitored Loans

Classified by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,007,635	875,077	132,558
Overseas	67,160	38,263	28,897
Asia	6,796	7,560	(763)
Indonesia	115	1,036	(921)
Thailand	1,843	1,762	81
Hong Kong	3,518	3,822	(304)
Other	1,318	938	380
United States of America	42,769	13,505	29,263
Other	17,594	17,197	397

Total	1,074,795	913,340	161,455

Mitsubishi UFJ Financial Group, Inc.

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,007,635	875,077	132,558
Manufacturing	141,003	122,244	18,758
Construction	61,324	39,954	21,369
Wholesale and retail	128,822	127,864	957
Finance and insurance	9,068	5,039	4,029
Real estate	236,425	174,444	61,980
Services	138,295	140,177	(1,882)
Other industries	134,036	135,103	(1,066)
Consumer	158,659	130,247	28,411
Overseas	67,160	38,263	28,897
Financial institutions	22,755	7,061	15,693
Commercial and industrial	44,166	30,569	13,597
Other	238	632	(394)

Total	1,074,795	913,340	161,455

MUTB Non-consolidated

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	6,259	0.06%	1,269	0.01%	4,989	0.05%
Non-accrual delinquent loans	40,287	0.41%	53,134	0.54%	(12,847)	(0.12)%
Accruing loans contractually past due 3 months or more	567	0.00%	1,446	0.01%	(879)	(0.00)%
Restructured loans	27,493	0.28%	35,909	0.36%	(8,415)	(0.08)%

Total risk monitored loans	74,607	0.77%	91,759	0.93%	(17,152)	(0.16)%

Total loans and bills discounted	9,600,573		9,778,877		(178,303)

Written-off	44,433		30,651		13,782

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	% to total risk monitored loans	As of March 31, 2008 (B)	% to total risk monitored loans	Increase (Decrease) (A) - (B)	% to total risk monitored loans
Allowance for credit losses	89,290	119.68%	100,756	109.80%	(11,465)	9.87%
General allowance for credit losses	80,002		78,737		1,264
Specific allowance for credit losses	9,287		22,018		(12,730)
Allowance for credit to specific foreign borrowers	—		—		—

Mitsubishi UFJ Financial Group, Inc.

(3) Classification of Risk-Monitored Loans

Classified by Geographic Area

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	70,404	89,060	(18,656)
Overseas	4,203	2,699	1,503
Asia	517	11	506
Indonesia	—	11	(11)
Thailand	—	—	—
Hong Kong	—	—	—
Other	517	—	517
United States of America	3,671	2,674	997
Other	13	14	(0)

Total	74,607	91,759	(17,152)

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	70,404	89,060	(18,656)
Manufacturing	13,974	20,403	(6,429)
Construction	1,235	831	404
Wholesale and retail	4,513	5,253	(740)
Finance and insurance	3,975	13,024	(9,048)
Real estate	21,068	3,771	17,297
Services	5,147	7,184	(2,036)
Other industries	5,671	14,159	(8,488)
Consumer	14,818	24,432	(9,614)
Overseas	4,203	2,699	1,503
Financial institutions	—	—	—
Commercial and industrial	4,189	2,685	1,503
Other	13	14	(0)

Total	74,607	91,759	(17,152)

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 13,239 million yen and 14,963 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated: Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Risk-Monitored Loans

	(in millions of yen)
	As of September 30, 2008 (A)	% to total loans and bills discounted	As of March 31, 2008 (B)	% to total loans and bills discounted	Increase (Decrease) (A) - (B)	% to total loans and bills discounted
Loans to bankrupt borrowers	111	0.07%	105	0.06%	6	0.00%
Non-accrual delinquent loans	42	0.02%	7	0.00%	34	0.02%
Accruing loans contractually past due 3 months or more	41	0.02%	74	0.04%	(32)	(0.01)%
Restructured loans	968	0.66%	1,081	0.70%	(112)	(0.04)%

Total risk monitored loans	1,164	0.80%	1,268	0.83%	(104)	(0.02)%

Total loans and bills discounted	145,226		152,562		(7,335)

(2) Allowance for Credit Losses

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Special internal reserves	1,079	1,382	(303)
Allowance for bad debts	435	457	(22)

(3) Classification of Risk-Monitored Loans

Classified by Industry

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Domestic	1,164	1,268	(104)
Manufacturing	—	—	—
Construction	—	—	—
Wholesale and retail	—	—	—
Finance and insurance	—	—	—
Real estate	391	137	253
Services	224	235	(11)
Other industries	—	—	—
Consumer	549	895	(346)

Total	1,164	1,268	(104)

Note:	MUTB adjusted its method of monitoring risk-monitored loans classified by industry. As a result, loans to proprietors, which were previously reported as part of “Consumer” are included in “Real estate”. “Real estate” and “Consumer” as of March 31, 2008, as adjusted by using the new method of monitoring, are 397 million yen and 635 million yen, respectively.

Mitsubishi UFJ Financial Group, Inc.

8. Non Performing Loans Based on the Financial Reconstruction Law (the “FRL”)

BTMU and MUTB Combined including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	149,383	117,786	31,596
Doubtful	720,889	556,092	164,796
Special Attention	348,024	384,684	(36,660)
Non Performing Loans (1)	1,218,296	1,058,563	159,733
Normal	93,374,495	90,902,911	2,471,583
Total	94,592,791	91,961,475	2,631,316
Non Performing loans / Total	1.28%	1.15%	0.13%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	944,990	818,177	126,813
Allowance for credit losses	332,753	289,897	42,855
Collateral, guarantees, etc.	612,236	528,279	83,957
Coverage ratio (2) / (1)	77.56%	77.29%	0.27%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]	Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	149,383		2,812		146,570			100.00%
	[117,786	]	[3,113	]	[114,673	]		[100.00	%]
Doubtful	720,889		234,179		340,811			79.76%
	[556,092	]	[186,299	]	[267,191	]		[81.54	%]
Special Attention	348,024		95,761		124,855			63.39%
	[384,684	]	[100,485	]	[146,414	]		[64.18	%]
Total	1,218,296		332,753		612,236			77.56%
	[1,058,563	]	[289,897	]	[528,279	]		[77.29	%]

Note:	The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	136,129	108,751	27,377
Doubtful	686,785	510,355	176,429
Special Attention	319,036	346,311	(27,275)

Non Performing Loans (1)	1,141,950	965,419	176,531

Normal	83,412,962	80,839,067	2,573,895

Total	84,554,913	81,804,486	2,750,426

Non Performing loans / Total	1.35%	1.18%	0.17%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	879,068	741,970	137,097
Allowance for credit losses	315,923	258,272	57,650
Collateral, guarantees, etc.	563,144	483,698	79,446
Coverage ratio (2) / (1)	76.97%	76.85%	0.12%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]		Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	136,129		2,185		133,943		100.00%		100.00%
	[108,751	]	[2,907	]	[105,844	]	[100.00	%]	[100.00	%]
Doubtful	686,785		226,053		317,837		61.26%		79.19%
	[510,355	]	[164,774	]	[246,273	]	[62.39	%]	[80.54	%]
Special Attention	319,036		87,684		111,362		42.22%		62.39%
	[346,311	]	[90,590	]	[131,580	]	[42.18	%]	[64.15	%]
Total	1,141,950		315,923		563,144		54.58%		76.97%
	[965,419	]	[258,272	]	[483,698	]	[53.61	%]	[76.85	%]

Note: The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	13,100	8,869	4,231
Doubtful	34,020	45,578	(11,558)
Special Attention	28,061	37,427	(9,366)

Non Performing Loans (1)	75,181	91,875	(16,694)

Normal	9,817,470	9,912,550	(95,080)

Total	9,892,651	10,004,426	(111,774)

Non Performing loans / Total	0.75%	0.91%	(0.15)%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	64,970	75,168	(10,197)
Allowance for credit losses	16,830	31,625	(14,795)
Collateral, guarantees, etc.	48,140	43,542	4,597
Coverage ratio (2) / (1)	86.41%	81.81%	4.60%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]		Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	13,100		627		12,472		100.00%		100.00%
	[8,869	]	[205	]	[8,663	]	[100.00	%]	[100.00	%]
Doubtful	34,020		8,125		22,892		73.02%		91.17%
	[45,578	]	[21,524	]	[20,766	]	[86.74	%]	[92.78	%]
Special Attention	28,061		8,076		12,774		52.83%		74.30%
	[37,427	]	[9,894	]	[14,112	]	[42.44	%]	[64.14	%]

Total	75,181		16,830		48,140		62.23%		86.41%
	[91,875	]	[31,625	]	[43,542	]	[65.43	%]	[81.81	%]

Note: The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated: Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts.

(1) Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Bankrupt or De facto Bankrupt	153	165	(11)
Doubtful	83	158	(74)
Special Attention	926	944	(17)

Non Performing Loans (1)	1,164	1,268	(104)

Normal	144,061	151,293	(7,231)

Total	145,226	152,562	(7,335)

Non Performing loans / Total	0.80%	0.83%	(0.02)%

(2) Status of Coverage of Non Performing Loans

	(in millions of yen)
	As of September 30, 2008 (A)	As of March 31, 2008 (B)	Increase (Decrease) (A) - (B)
Covered amount (2)	952	1,038	(86)
Allowance for credit losses	—	—	—
Collateral, guarantees, etc.	952	1,038	(86)
Coverage ratio (2) / (1)	81.74%	81.85%	(0.10)%

(3) Coverage Ratio

	(in millions of yen)
Category	Loan amount (A)		Allowance for credit losses (B)		Covered by collateral and/or guarantees (C)		Coverage ratio for unsecured portion (B) / [(A)-(C)]	Coverage ratio [(B)+(C)] / (A)
Bankrupt or De facto Bankrupt	153		—		153			100.00%
	[165	]	[—	]	[165	]		[100.00	%]
Doubtful	83		—		80			95.85%
	[158	]	[—	]	[151	]		[95.88	%]
Special Attention	926		—		717			77.44%
	[944	]	[—	]	[721	]		[76.32	%]

Total	1,164		—		952			81.74%
	[1,268	]	[—	]	[1,038	]		[81.85	%]

Note:	The upper figures are as of September 30, 2008. The lower figures with bracket are as of March 31, 2008.

Mitsubishi UFJ Financial Group, Inc.

9. Progress in Disposition of Problem Assets

BTMU, MUTB and MU Strategic Partner, Co., Ltd. (“MUSP”) Combined including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts. The amounts presented as “during the second half of fiscal 2005” include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd., former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited, Mitsubishi UFJ Trust and Banking Corporation, MUSP and Trust accounts. The amounts prior to September 30, 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited, former The Mitsubishi Trust and Banking Corporation, former UFJ Trust Bank Limited, MUSP and Trust accounts.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	194.5	153.3	125.2	116.3	106.7	117.8	149.4	31.5
Doubtful	1,266.9	749.7	500.4	652.3	723.2	560.3	725.0	164.6

Total	1,461.4	903.0	625.7	768.6	829.9	678.1	874.4	196.2

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	194.5	132.0	86.6	66.7	45.7	40.9	36.5	(4.4)
Doubtful	1,266.9	598.3	292.2	223.0	162.4	134.3	111.5	(22.8)

Total	1,461.4	730.3	378.8	289.8	208.2	175.3	148.0	(27.2)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		21.2	16.3	10.2	4.5	3.1	2.9	(0.2)
Doubtful		151.4	72.1	37.4	25.7	21.4	15.0	(6.3)

Total		172.6	88.5	47.6	30.3	24.6	18.0	(6.6)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			22.2	16.4	9.2	6.9	6.1	(0.7)
Doubtful			136.0	63.0	29.0	21.7	18.3	(3.3)

Total			158.3	79.4	38.3	28.6	24.4	(4.1)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				22.8	19.2	14.5	10.4	(4.1)
Doubtful				328.7	221.4	39.0	28.2	(10.7)

Total				351.6	240.6	53.5	38.6	(14.9)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					27.9	23.1	18.8	(4.2)
Doubtful					284.4	151.4	84.2	(67.1)

Total					312.3	174.5	103.0	(71.4)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						29.0	25.1	(3.9)
Doubtful						192.4	84.7	(107.6)

Total						221.4	109.8	(111.5)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							49.4
Doubtful							382.9

Total							432.3

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	0.2	0.0	0.0	0.0	1.7	2.2	4.3
Re-constructive treatment	0.0	0.0	0.0	0.2	13.5	12.4	26.4
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	1.6	0.0	0.4	3.6	2.6	3.4	11.8
Write-offs	2.8	0.1	0.5	2.5	22.6	44.3	73.0
Other	22.5	6.4	3.0	8.4	30.8	49.0	120.4
Collection / Repayment	16.0	2.6	2.1	7.4	23.5	39.3	91.1
Upgraded	6.5	3.7	0.9	1.0	7.3	9.6	29.2

Total	27.2	6.6	4.1	14.9	71.4	111.5	236.0

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	4.3	1.1	4.3	5.5	8.3	12.7	30.4	66.9
Quasi-legal liquidation	1.3	—	—	0.4	—	—	0.4	2.1
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	27.2	1.7	1.7	4.1	7.6	10.8	12.4	65.8
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	32.9	2.9	6.1	10.2	16.0	23.5	43.2	135.0

Mitsubishi UFJ Financial Group, Inc.

BTMU and MUSP Combined

The amounts presented as “during the second half of fiscal 2005” include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd., former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited and MUSP. The amounts presented prior to September 30, 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd., former UFJ Bank Limited and MUSP.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	162.1	129.9	117.3	107.7	94.8	108.8	136.1	27.3
Doubtful	1,106.7	683.3	459.1	579.9	652.0	514.5	690.9	176.3

Total	1,268.8	813.3	576.4	687.7	746.8	623.4	827.1	203.6

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	162.1	109.1	80.1	63.0	42.6	37.1	33.5	(3.6)
Doubtful	1,106.7	537.8	268.0	204.4	149.3	126.6	104.9	(21.7)

Total	1,268.8	646.9	348.1	267.5	191.9	163.8	138.4	(25.3)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		20.8	15.2	9.0	4.0	2.9	2.8	(0.0)
Doubtful		145.4	68.8	36.0	25.3	21.1	14.8	(6.3)

Total		166.3	84.0	45.1	29.3	24.0	17.6	(6.3)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			22.0	13.8	8.7	6.7	6.0	(0.7)
Doubtful			122.2	54.8	23.4	17.9	15.1	(2.7)

Total			144.2	68.6	32.1	24.7	21.2	(3.4)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				21.8	18.0	14.2	10.1	(4.1)
Doubtful				284.6	198.1	33.4	23.6	(9.7)

Total				306.4	216.1	47.6	33.7	(13.8)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					21.3	18.9	14.7	(4.1)
Doubtful					255.8	129.0	80.6	(48.3)

Total					277.2	148.0	95.4	(52.5)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						28.7	24.6	(4.1)
Doubtful						186.3	80.3	(106.0)

Total						215.1	104.9	(110.1)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							44.2
Doubtful							371.3

Total							415.5

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	0.2	0.0	0.0	0.0	1.7	2.2	4.3
Re-constructive treatment	0.0	0.0	0.0	0.2	13.5	12.4	26.4
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	1.6	0.0	0.4	3.4	2.5	3.4	11.6
Write-offs	2.6	0.0	0.5	2.5	8.2	44.3	58.3
Other	20.8	6.2	2.4	7.4	26.5	47.6	111.0
Collection / Repayment	15.5	2.5	1.7	6.5	19.6	38.1	84.1
Upgraded	5.2	3.6	0.6	0.9	6.8	9.4	26.9

Total	25.3	6.3	3.4	13.8	52.5	110.1	211.8

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	3.8	1.1	4.3	5.4	7.1	12.6	25.9	60.5
Quasi-legal liquidation	—	—	—	—	—	—	—	—
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	24.7	1.7	1.7	3.9	7.5	10.4	11.6	61.8
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	28.6	2.8	6.0	9.4	14.7	23.0	37.5	122.3

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated including Trust Accounts

“Trust accounts” represents trust accounts with contracts indemnifying the principal amounts. The amounts presented prior to September 30, 2005 include amounts of former The Mitsubishi Trust and Banking Corporation and former UFJ Trust Bank Limited and Trust accounts.

(A) Historical Trend of Problem Assets Based on the “FRL”

	(in billions of yen)
	As of September 30, 2005	As of March 31, 2006	As of September 30, 2006	As of March 31, 2007	As of September 30, 2007	As of March 31, 2008 (a)	As of September 30, 2008 (b)	(b) - (a)
Bankrupt or De facto Bankrupt	32.3	23.3	7.9	8.5	11.9	9.0	13.2	4.2
Doubtful	160.2	66.3	41.3	72.3	71.1	45.7	34.1	(11.6)

Total	192.6	89.7	49.2	80.9	83.0	54.7	47.3	(7.4)

(1) Assets categorized as problem assets based on the “FRL” prior to September 30, 2005

Bankrupt or De facto Bankrupt	32.3	22.9	6.5	3.7	3.1	3.8	2.9	(0.8)
Doubtful	160.2	60.4	24.1	18.5	13.1	7.6	6.5	(1.0)

Total	192.6	83.4	30.6	22.3	16.3	11.4	9.5	(1.8)

(2) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2005

Bankrupt or De facto Bankrupt		0.4	1.1	1.2	0.5	0.2	0.1	(0.1)
Doubtful		5.9	3.3	1.3	0.4	0.2	0.2	(0.0)

Total		6.3	4.4	2.5	0.9	0.5	0.3	(0.2)

(3) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2006

Bankrupt or De facto Bankrupt			0.2	2.6	0.4	0.1	0.0	(0.0)
Doubtful			13.8	8.2	5.6	3.7	3.1	(0.6)

Total			14.1	10.8	6.1	3.9	3.2	(0.6)

(4) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2006

Bankrupt or De facto Bankrupt				0.9	1.1	0.3	0.3	(0.0)
Doubtful				44.1	23.2	5.5	4.5	(1.0)

Total				45.1	24.4	5.9	4.8	(1.0)

(5) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2007

Bankrupt or De facto Bankrupt					6.5	4.1	4.0	(0.0)
Doubtful					28.6	22.3	3.5	(18.8)

Total					35.1	26.4	7.5	(18.9)

(6) Assets newly categorized as problem assets based on the “FRL” during the second half of fiscal 2007

Bankrupt or De facto Bankrupt						0.2	0.4	0.1
Doubtful						6.0	4.4	(1.6)

Total						6.3	4.9	(1.4)

(7) Assets newly categorized as problem assets based on the “FRL” during the first half of fiscal 2008

Bankrupt or De facto Bankrupt							5.2
Doubtful							11.5

Total							16.7

Mitsubishi UFJ Financial Group, Inc.

(B) Progress in Disposition of Problem Assets of the Six Months Ended September 30, 2008

	(in billions of yen)
	Time of categorization						Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007
Liquidation	—	—	—	—	—	—	—
Re-constructive treatment	—	—	—	—	—	—	—
Upgrade due to re-constructive treatment	—	—	—	—	—	—	—
Loan sales to secondary market	—	—	—	0.1	0.0	—	0.2
Write-offs	0.1	0.0	0.0	0.0	14.4	0.0	14.6
Other	1.7	0.1	0.6	0.9	4.3	1.4	9.3
Collection / Repayment	0.4	0.1	0.4	0.9	3.8	1.2	6.9
Upgraded	1.2	0.0	0.2	0.0	0.5	0.2	2.3

Total	1.8	0.2	0.6	1.0	18.9	1.4	24.1

(C) Amount of Outstanding Problem Assets Which Is in Process for Disposition as of September 30, 2008

	(in billions of yen)
	Time of categorization							Total
	prior to Sep. 30, 2005	the 2nd half of fiscal 2005	the 1st half of fiscal 2006	the 2nd half of fiscal 2006	the 1st half of fiscal 2007	the 2nd half of fiscal 2007	the 1st half of fiscal 2008
Legal liquidation	0.4	0.0	0.0	0.0	1.1	0.0	4.5	6.4
Quasi-legal liquidation	1.3	—	—	0.4	—	—	0.4	2.1
Split-off of problem loans	—	—	—	—	—	—	—	—
Partial write-off of small balance loans	2.5	0.0	0.0	0.2	0.0	0.3	0.7	4.0
Entrusted to the RCC	—	—	—	—	—	—	—	—

Total	4.2	0.1	0.0	0.7	1.2	0.4	5.6	12.6

Mitsubishi UFJ Financial Group, Inc.

10. Loans Classified by Type of Industry, Domestic Consumer Loans, Domestic Loans to Small/Medium-Sized Companies and Proprietors

BTMU and MUTB Combined including Trust Accounts

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	67,287,987	(988,252)	68,276,239

Manufacturing	8,278,969	119,620	8,159,349
Agriculture	25,527	7	25,520
Forestry	11,928	(4,087)	16,015
Fishery	6,264	(31,306)	37,570
Mining	58,789	6,577	52,212
Construction	1,388,413	(44,647)	1,433,060
Utilities	627,992	(105,299)	733,291
Communication and information services	1,764,884	(37,219)	1,802,103
Wholesale and retail	7,153,278	202,788	6,950,490
Finance and insurance	7,295,524	189,773	7,105,751
Real estate	10,416,748	1,448,262	8,968,486
Services	5,585,827	(950,102)	6,535,929
Municipal government	785,576	(27,684)	813,260
Other industries	23,888,257	(1,754,935)	25,643,192

Overseas offices and loans booked at offshore markets	14,771,949	2,612,699	12,159,250

Total	82,059,936	1,624,446	80,435,489

Note:	Starting in this fiscal period, BTMU and MUTB adjusted their method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts as of March 31, 2008, as adjusted by using the new method of monitoring, are shown below:

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	67,287,987	(988,252)	68,276,239

Manufacturing	8,278,969	(43,690)	8,322,659
Agriculture	25,527	1,912	23,615
Forestry	11,928	(4,085)	16,013
Fishery	6,264	(31,233)	37,497
Mining	58,789	7,715	51,074
Construction	1,388,413	(67,264)	1,455,677
Utilities	627,992	(105,181)	733,173
Communication and information services	1,764,884	38,015	1,726,869
Wholesale and retail	7,153,278	507	7,152,771
Finance and insurance	7,295,524	115,606	7,179,918
Real estate	10,416,748	(320,555)	10,737,303
Services	5,585,827	(143,871)	5,729,698
Municipal government	785,576	(27,681)	813,257
Other industries	23,888,257	(408,447)	24,296,704

Overseas offices and loans booked at offshore markets	14,771,949	2,612,699	12,159,250

Total	82,059,936	1,624,446	80,435,489

Mitsubishi UFJ Financial Group, Inc.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	18,157,441	(182,458)	18,339,899

Housing loans	17,235,038	(123,200)	17,358,239
Residential purpose	13,609,005	(66,809)	13,675,815

Other	922,402	(59,257)	981,660

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	42,866,452	(887,477)	43,753,929
% to total domestic loans	63.70%	(0.37)%	64.08%

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring domestic loans to small/medium-sized companies and proprietors in the same manner as its method of monitoring loans classified by type of industry shown above.

“Outstanding amount” and “% to total domestic loans” as of March 31, 2008, as adjusted by using the new method of monitoring, are 43,519,282 million yen and 63.74%, respectively.

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	57,787,477	(745,110)	58,532,587

Manufacturing	6,839,036	25,755	6,813,281
Agriculture	25,243	239	25,004
Forestry	11,928	(4,087)	16,015
Fishery	6,264	(229)	6,493
Mining	49,522	1,789	47,733
Construction	1,224,020	(61,944)	1,285,964
Utilities	415,735	6,075	409,660
Communication and information services	840,370	3,177	837,193
Wholesale and retail	6,410,338	204,684	6,205,654
Finance and insurance	5,373,631	347,774	5,025,857
Real estate	8,460,123	1,079,860	7,380,263
Services	4,647,658	(972,162)	5,619,820
Municipal government	736,907	(29,797)	766,704
Other industries	22,746,702	(1,346,244)	24,092,946

Overseas offices and loans booked at offshore markets	14,440,729	2,575,513	11,865,216

Total	72,228,207	1,830,402	70,397,804

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring loans classified by type of industry. This adjustment was made to unify the respective monitoring methods previously used by Bank of Tokyo-Mitsubishi and UFJ Bank. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts as of March 31, 2008, as adjusted by using the new method of monitoring, are shown below:

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	57,787,477	(745,110)	58,532,587

Manufacturing	6,839,036	(137,555)	6,976,591
Agriculture	25,243	2,144	23,099
Forestry	11,928	(4,085)	16,013
Fishery	6,264	(156)	6,420
Mining	49,522	2,927	46,595
Construction	1,224,020	(84,561)	1,308,581
Utilities	415,735	6,193	409,542
Communication and information services	840,370	78,411	761,959
Wholesale and retail	6,410,338	2,403	6,407,935
Finance and insurance	5,373,631	273,607	5,100,024
Real estate	8,460,123	(291,920)	8,752,043
Services	4,647,658	(165,931)	4,813,589
Municipal government	736,907	(29,794)	766,701
Other industries	22,746,702	(396,793)	23,143,495

Overseas offices and loans booked at offshore markets	14,440,729	2,575,513	11,865,216

Total	72,228,207	1,830,402	70,397,804

Mitsubishi UFJ Financial Group, Inc.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	17,034,432	(157,557)	17,191,989

Housing loans	16,133,099	(100,103)	16,233,203
Residential purpose	12,857,211	(56,708)	12,913,920

Other	901,332	(57,453)	958,786

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	38,029,975	(865,974)	38,895,949
% to total domestic loans	65.81%	(0.64)%	66.45%

Note:	Starting in this fiscal period, BTMU adjusted its method of monitoring domestic loans to small/medium-sized companies and proprietors in the same manner as to its method of monitoring loans classified by type of industry shown above.

“Outstanding amount” and “% to total domestic loans” as of March 31, 2008, as adjusted by using the new method of monitoring, are 38,661,302 million yen and 66.05%, respectively.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	9,269,353	(215,489)	9,484,843

Manufacturing	1,438,852	93,938	1,344,914
Agriculture	284	(232)	516
Forestry	—	—	—
Fishery	—	(31,077)	31,077
Mining	9,267	4,788	4,479
Construction	164,393	17,297	147,096
Utilities	211,197	(111,013)	322,210
Communication and information services	919,110	(39,626)	958,736
Wholesale and retail	742,940	(1,869)	744,809
Finance and insurance	1,912,782	(157,645)	2,070,427
Real estate	1,923,365	349,060	1,574,305
Services	935,534	22,225	913,309
Municipal government	24,394	3,126	21,268
Other industries	987,228	(364,463)	1,351,691

Overseas offices and loans booked at offshore markets	331,219	37,186	294,033

Total	9,600,573	(178,303)	9,778,877

Note:	Starting in this fiscal period, MUTB adjusted its method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts of “Real estate” and “Other industries” as of March 31, 2008, as adjusted by using the new method of monitoring, are 1,946,629 million yen and 979,367 million yen, respectively.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	1,041,137	(21,359)	1,062,497

Housing loans	1,020,893	(19,648)	1,040,542
Residential purpose	674,970	(6,947)	681,917

Other	20,244	(1,710)	21,955

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	4,637,140	4,015	4,633,125
% to total domestic loans	50.02%	1.17%	48.84%

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated : Trust Accounts

(1) Loans Classified by Type of Industry

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Domestic offices (excluding loans booked at offshore markets)	231,155	(27,652)	258,808

Manufacturing	1,081	(73)	1,154
Agriculture	—	—	—
Forestry	—	—	—
Fishery	—	—	—
Mining	—	—	—
Construction	—	—	—
Utilities	1,060	(361)	1,421
Communication and information services	5,404	(770)	6,174
Wholesale and retail	—	(27)	27
Finance and insurance	9,111	(356)	9,467
Real estate	33,260	19,342	13,918
Services	2,635	(165)	2,800
Municipal government	24,275	(1,013)	25,288
Other industries	154,327	(44,228)	198,555

Overseas offices and loans booked at offshore markets	—	—	—

Total	231,155	(27,652)	258,808

Note:	Starting in this fiscal period, MUTB adjusted its method of monitoring loans classified by type of industry. As a result, among other changes, loans to proprietors, which were previously reported as part of “Other industries”, are included in “Real estate”.

The amounts of “Real estate” and “Other industries” as of March 31, 2008, as adjusted by using the new method of monitoring, are 38,631 million yen and 173,842 million yen, respectively.

(2) Domestic Consumer Loans

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Total domestic consumer loans	81,871	(3,541)	85,412

Housing loans	81,045	(3,447)	84,493
Residential purpose	76,823	(3,153)	79,977

Other	825	(93)	918

(3) Domestic Loans to Small/Medium-Sized Companies and Proprietors

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Outstanding amount	199,337	(25,518)	224,855
% to total domestic loans	86.23%	(0.64)%	86.88%

Mitsubishi UFJ Financial Group, Inc.

11. Overseas Loans

BTMU and MUTB Combined

(1) Loans to Asian Countries

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Thailand	531,422	29,856	501,566
Indonesia	266,126	52,170	213,956
Malaysia	284,986	178,199	106,786
Philippines	65,927	1,611	64,316
South Korea	280,637	29,210	251,427
Singapore	740,178	145,016	595,161
Hong Kong	879,761	125,674	754,086
China	79,787	50,262	29,525
Taiwan	201,520	31,675	169,844
Other	387,424	64,417	323,007

Total	3,717,772	708,095	3,009,677

(2) Loans to Latin American Countries

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Argentina	3,039	226	2,813
Brazil	156,978	36,937	120,040
Mexico	112,008	30,856	81,152
Caribbean countries	883,627	169,609	714,017
Other	118,835	42,533	76,301

Total	1,274,489	280,163	994,326

Mitsubishi UFJ Financial Group, Inc.

12. Loans and Deposits

BTMU and MUTB Combined

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	112,760,288	(1,320,781)	114,081,070
Deposits (average balance)	112,148,267	1,417,831	110,730,436
Loans (ending balance)	81,828,780	1,652,099	80,176,681
Loans (average balance)	80,162,737	2,614,664	77,548,072

BTMU Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	99,767,246	(2,094,307)	101,861,554
Deposits (average balance)	99,536,114	669,104	98,867,010
Loans (ending balance)	72,228,207	1,830,402	70,397,804
Loans (average balance)	70,632,331	2,658,678	67,973,653

MUTB Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deposits (ending balance)	12,993,042	773,526	12,219,516
Deposits (average balance)	12,612,152	748,727	11,863,425
Loans (ending balance)	9,600,573	(178,303)	9,778,877
Loans (average balance)	9,530,405	(44,014)	9,574,419

Mitsubishi UFJ Financial Group, Inc.

13. Domestic Deposits

BTMU and MUTB Combined

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	62,672,294	77,560	62,594,734
Corporations and others	39,020,109	(702,227)	39,722,337
Domestic deposits	101,692,404	(624,667)	102,317,071

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.
2.	Upon the installation of new IT systems in May 2008, BTMU adjusted its method of monitoring deposits from individuals and, starting in this fiscal year, deposits from unincorporated associations are excluded from “Individuals” and included in “Corporations and others”. The amount of deposits from “Individuals” and “Corporations and others” (a simple sum of BTMU and MUTB) as of March 31, 2008, as adjusted by using the new method of monitoring, are 61,836,290 million yen and 40,480,781 million yen, respectively.

BTMU Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	53,796,510	(296,796)	54,093,306
Corporations and others	35,960,519	(953,215)	36,913,734
Domestic deposits	89,757,029	(1,250,011)	91,007,040

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.
2.	Upon the installation of new IT systems in May 2008, BTMU adjusted its method of monitoring deposits from individuals and, starting in this fiscal year, deposits from unincorporated associations are excluded from “Individuals” and included in “Corporations and others”. The amount of deposits from “Individuals” and “Corporations and others” as of March 31, 2008, as adjusted by using the new method of monitoring, are 53,334,862 million yen and 37,672,178 million yen, respectively.

MUTB Non-consolidated

	(in millions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Individuals	8,875,784	374,356	8,501,428
Corporations and others	3,059,589	250,987	2,808,602
Domestic deposits	11,935,374	625,344	11,310,030

1.	Amounts do not include negotiable certificates of deposit and JOM accounts.

Mitsubishi UFJ Financial Group, Inc.

14. Status of Deferred Tax Assets

BTMU Non-consolidated

(1) Tax Effects of the Items Comprising Net Deferred Tax Assets

	(in billions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deferred tax assets	1,288.5	(20.1)	1,308.7
Net operating losses carried forwards	587.0	(85.0)	672.1
Allowance for credit losses	405.1	39.7	365.4
Write-down on investment securities	180.1	(53.6)	233.8
Unrealized losses on other securities	96.9	49.6	47.3
Reserve for retirement benefits	75.3	(2.2)	77.5
Other	461.7	5.6	456.1
Valuation allowance	(518.0)	25.7	(543.7)
Deferred tax liabilities	294.8	(320.2)	615.0
Unrealized gains on other securities	91.3	(242.3)	333.6
Revaluation gains on securities upon merger	90.8	(37.8)	128.7
Gains on securities contributed to employee retirement benefits trust	66.0	(0.7)	66.7
Other	46.7	(39.1)	85.8
Net deferred tax assets	993.6	300.0	693.6

(2) Net Business Profits before Credit Costs and Taxable Income

	(in billions of yen)
	FY2003	FY2004	FY2005	FY2006	FY2007	Interim FY2008
Net business profits before credit costs	1,170.2	1,201.4	1,087.7	899.7	828.2	359.5
Credit costs	1,089.3	892.4	(485.9)	38.7	107.2	238.6
Income before income taxes	262.5	(47.3)	1,612.7	958.0	687.0	48.6
Reconciliation to taxable income	289.5	(311.4)	(1,403.1)	(401.6)	(123.1)	188.4
Taxable income	552.0	(358.8)	209.5	556.3	563.9	237.1

The amounts presented for FY 2005 include amounts of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and former UFJ Bank Limited.

The amounts prior to FY 2005 include amounts of former The Bank of Tokyo-Mitsubishi, Ltd. and former UFJ Bank Limited.

Mitsubishi UFJ Financial Group, Inc.

(3) Classification Based on Prior Year Operating Results as Provided in the JICPA Audit Committee Report No.66

Although we recorded taxable income for the six months ended September 30, 2008, we are classified as “4” described above since we have material net operating losses carried forwards. However since we believe the net operating losses carried forwards are attributable to extraordinary factors such as changes in laws and regulations, we apply the exception to classification 4.

(Five years’ future taxable income is estimable.)

[Extraordinary Factors Such as Changes in Laws and Regulations]

Our net operating losses carried forwards were incurred due to, among other things, the followings : (i) we accelerated the final disposition of non performing loans in response to both the “Emergency Economic Package”, which provided guidance to major banks to remove claims to debtors classified as “likely to become bankrupt” or below from their balance sheets, and the “Program for Financial Revival”, which urged major banks to reduce the ratio of non performing loans to total claims by about half; and (ii) we reduced our holdings of strategic equity investments under the “Law Concerning Restriction, etc. of Banks’ Shareholdings etc”.

(4) Collectability of Deferred Tax Assets at September 30, 2008 (Assumptions)

(in billions of yen)
Five years total (from 2nd half of FY2008 to 1st half of FY2013)
Net business profits (*1)	4,442.7
Income before income taxes	2,669.7
Taxable income before adjustments (*2)	3,515.8
Temporary difference + net operating losses carried forwards (for which deferred tax assets shall be recognized)	3,057.0
Deferred tax assets as of September 30, 2008	1,288.5

(*1)	Before provision for general allowance for credit losses. Net business profits in this table was estimated by using more conservative assumptions than those used in our business plans.
(*2)	Before reversals of existing deductible temporary differences and net operating loss carried forwards.

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(1) Tax Effects of the Items Comprising Net Deferred Tax Assets

	(in billions of yen)
	As of September 30, 2008 (A)	Increase (Decrease) (A) - (B)	As of March 31, 2008 (B)
Deferred tax assets	125.0	(17.6)	142.6
Write-down on investment securities	83.6	(0.8)	84.4
Net operating losses carried forwards	66.7	(19.7)	86.5
Allowance for credit losses	27.3	(1.9)	29.2
Other	63.1	5.9	57.1
Valuation allowance	(115.9)	(1.1)	(114.7)
Deferred tax liabilities	55.5	(72.6)	128.2
Unrealized gains on other securities	21.1	(73.3)	94.4
Other	34.4	0.6	33.7
Net deferred tax assets	69.4	54.9	14.4

(2) Net Business Profits before Credit Costs and Taxable Income

	(in billions of yen)
	FY2003	FY2004	FY2005	FY2006	FY2007	Interim FY2008
Net business profits before credit costs	274.1	271.1	252.6	274.3	187.2	78.5
Credit related costs	69.7	81.7	(45.8)	1.7	(21.0)	3.5
Income before income taxes	183.4	143.1	306.9	284.0	197.3	52.0
Reconciliation to taxable income	(199.1)	14.1	(212.0)	(142.9)	(26.3)	(4.3)
Taxable income	(15.6)	157.3	94.8	141.1	170.9	47.6

The amounts presented for FY 2005 include amounts of Mitsubishi UFJ Trust and Banking Corporation and former UFJ Trust Bank Limited.

The amounts prior to FY 2005 include amounts of former The Mitsubishi Trust and Banking Corporation and former UFJ Trust Bank Limited.

Mitsubishi UFJ Financial Group, Inc.

(3) Classification Based on Prior Year Operating Results as Provided in the JICPA Audit Committee Report No.66

Although we recorded taxable income for the six months ended September 30, 2008, we are classified as “4” described above since we have material net operating losses carried forwards. However since we believe the net operating losses carried forwards are attributable to extraordinary factors such as changes in laws and regulations, we apply the exception to classification 4.

(Five years’ future taxable income is estimable.)

[Extraordinary Factors Such as Changes in Laws and Regulations]

Our net operating losses carried forwards were incurred due to, among other things, the followings : (i) we accelerated the final disposition of non performing loans in response to both the “Emergency Economic Package”, which provided guidance to major banks to remove claims to debtors classified as “likely to become bankrupt” or below from their balance sheets, and the “Program for Financial Revival”, which urged major banks to reduce the ratio of non performing loans to total claims by about half; and (ii) we reduced our holdings of strategic equity investments under the “Law Concerning Restriction, etc. of Banks’ Shareholdings etc”.

(4) Collectability of Deferred Tax Assets at September 30, 2008 (Assumptions)

(in billions of yen)
Five years total (from 2nd half of FY2008 to 1st half of FY2013)
Net business profits (*1)	687.7
Income before income taxes	530.2
Taxable income before adjustments (*2)	519.2
Temporary difference + net operating losses carried forwards (for which deferred tax assets shall be recognized)	252.1
Deferred tax assets as of September 30, 2008	125.0

(*1)	Before provision for general allowance for credit losses. Net business profits in this table was estimated by using more conservative assumptions than those used in our business plans.
(*2)	Before reversals of existing deductible temporary differences and net operating loss carried forwards.

Mitsubishi UFJ Financial Group, Inc.

(Reference)

1. Exposure to Securitized Products and Related Investments and GSE Related Investments

(1) Exposure to securitized products and related investments

Our exposure to securitized products and related investments as of September 30, 2008 is outlined below. (Figures are on a managerial basis and rounded off.)

[Balance, net unrealized gains (losses), realized losses]

•

The balance as of the end of September 2008 decreased to ¥3.12 trillion in total, a decrease of ¥201 billion compared with the balance as of the end of March 2008. This decrease was mainly due to sales and redemptions, and the balance denominated in local currencies decreased at the end of September 2008.

•	Net unrealized losses were ¥501 billion, and the rate of decline in market value was 16.1%, an increase of 6.5% from the rate at the end of March 2008.

•

The effect on the P/L for the six months ended September 30, 2008 was a loss of ¥41 billion, mainly due to losses on disposal of residential mortgage-backed securities (RMBS). (The realized losses for the fiscal year ended March 31, 2008 were ¥117 billion.)

		(¥bn)
		Balance[1]	Change from end of March	Net unrealized gains (losses)	Change from end of March	Net unrealized gains (losses) as a % of balance	Change from end of March
1	RMBS	520	(93)	(105)	(39)	(20.2)%	(9.4)%
2	Sub-prime RMBS	141	(41)	(38)	0	(27.1)%	(6.4)%
3	CMBS	35	(8)	(1)	0	(2.5)%	(1.4)%
4	CLOs	2,011	(70)	(339)	(133)	(16.9)%	(7.0)%
5	Other securitized products (card, etc.)	513	(6)	(49)	(11)	(9.6)%	(2.3)%
6	CDOs	37	(22)	(6)	1	(17.4)%	(5.1)%
7	Sub-prime ABS CDOs	0	(3)	0	1	0.0%	25.6%
8	SIV investments	3	(3)	0	0	(11.4)%	(11.4)%
9	Total	3,118	(201)	(501)	(183)	(16.1)%	(6.5)%

1.	Balance is the amount after impairment and before deducting net unrealized losses. The above table does not include mortgage-backed securities arranged and guaranteed by U.S. government sponsored enterprises, etc., Japanese RMBS such as Japanese Housing Finance Agency securities, and products held by funds such as investment trusts. These are also applicable to the tables in this document.

Mitsubishi UFJ Financial Group, Inc.

[Distribution by rating]

•	AAA-rated products account for 81% of our investments in securitized products, substantially unchanged from the end of March 2008.

		(¥bn)
		AAA	AA	A	BBB	BB or lower	Unrated	Total
10	RMBS	462	30	28	0	0	0	520
11	Sub-prime RMBS	122	18	0	0	0	0	141
12	CMBS	21	9	4	1	0	0	35
13	CLOs	1,734	102	144	26	4	2	2,011
14	Other securitized products (card, etc.)	279	38	46	143	3	3	513
15	CDOs	19	11	5	0	1	0	37
16	Sub-prime ABS CDOs	0	0	0	0	0	0	0
17	SIV investments	0	0	0	0	3	0	3

18	Total	2,516	189	227	170	11	5	3,118

19	Percentage of total	81%	6%	7%	5%	0%	0%	100%

20	Percentage of total (End of March)	80%	6%	8%	6%	0%	0%	100%

[Distribution by RMBS vintage]

•	We hold RMBS with diverse vintages.

		(¥bn)
		Vintage				Total
		2007	2006	2005	2004 or earlier
21	RMBS	74	289	138	18	520
22	Sub-prime RMBS	39	77	25	0	141
23	Non sub-prime RMBS	34	213	114	18	379

[Credit exposure related to leveraged loan]

•	We are not engaged in origination or distribution of securitized products of leveraged loans, and therefore, there is no balance of leveraged loans for securitization.

•	The following table shows the balances of LBO loans as of the end of September 2008.

		(¥bn)
		Americas	Europe	Asia	Japan	Total	Change from end of March
1	LBO Loan[2] (Balance on a commitment basis)	76	179	50	286	590	(41)
2	Balance on a booking basis	57	159	46	258	519	(23)

2.	Includes balance after refinancing. (Figures are rounded off.)

Mitsubishi UFJ Financial Group, Inc.

[Special Purpose Entities (SPEs)]

•	We are engaged in sponsoring ABCP issuance for securitizing our clients’ assets.

•	The balance of assets purchased by ABCP conduits (special purpose companies for issuing ABCP) as of the end of September 2008 was ¥4.98 trillion (¥1.74 trillion overseas).

•	The purchased assets are mainly receivables and they do not include residential mortgages.

[Monoline insurer related]

•	There is no credit outstanding or credit derivative transactions with monoline insurers.

(2) Exposure to GSE related investments

We hold mortgage-backed securities arranged and guaranteed by Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) and Government National Mortgage Association (Ginnie Mae), mainly as part of our ALM operation relating to foreign currencies.

Our holding balance of these mortgage-backed securities as of the end of September 2008 was ¥2,838 billion in total, a decrease of ¥302 billion compared with the balance as of the end of June 2008. Net unrealized losses were ¥33 billion, a decrease of ¥18 billion from the losses as of the end of June 2008, and the rate of decline in market value was 1.1%, a decrease of 0.5% from the rate at the end of June 2008.

Our holding balance of debt securities issued by the above three institutions and Federal Home Loan Banks (Agency Securities) as of the end of September 2008 was ¥117 billion, a decrease of ¥70 billion compared with the balance as of the end of June 2008. Net unrealized gains were not significant.

<Terminology>
RMBS	: Asset-backed securities collateralized by residential mortgages
CMBS	: Asset-backed securities collateralized by commercial mortgages
CLOs	: Collateralized debt obligations backed by whole commercial loans, revolving credit facilities, or letters of credit
CDOs	: Structured credit securities backed by a pool of securities, loans, or credit default swaps
ABS CDOs	: Collateralized debt obligations backed by asset backed securities
SIVs

:   Investment companies established mainly for gaining profit margin by raising funds through subordinated notes and short-term CPs, etc. and investing in relatively long-term securitized products and bonds, etc.

LBO Loans	: Loans collateralized by assets and/or future cash flows of an acquired company
ABCP	: Commercial papers issued by a Special Purpose Company (SPC) collateralized by assets
GSE	: U.S. government sponsored enterprises such as Federal National Mortgage Association (Fannie Mae)

Mitsubishi UFJ Financial Group, Inc.

(Reference)

2. Financial Statements

BTMU Consolidated

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	7,945,518	9,127,750
Call loans and bills bought	784,987	1,096,258
Receivables under resale agreements	120,503	397,907
Receivables under securities borrowing transactions	3,554,122	4,874,657
Monetary claims bought	4,173,449	4,529,809
Trading assets	8,521,460	4,795,728
Money held in trust	286,237	290,341
Securities	31,273,945	33,281,702
Allowance for losses on securities	(35,716)	(29,336)
Loans and bills discounted	80,668,401	79,363,106
Foreign exchanges	1,657,603	1,243,500
Other assets	5,213,653	4,590,922
Tangible fixed assets	1,022,192	1,366,027
Intangible fixed assets	456,804	622,334
Deferred tax assets	1,002,539	747,152
Customers’ liabilities for acceptances and guarantees	9,353,985	10,483,692
Allowance for credit losses	(879,237)	(979,575)

Total assets	155,120,452	155,801,981

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	107,094,684	109,411,671
Negotiable certificates of deposit	5,572,916	5,323,841
Call money and bills sold	2,147,574	1,800,584
Payables under repurchase agreements	3,850,718	3,961,480
Payables under securities lending transactions	1,455,135	2,546,715
Commercial papers	173,685	357,362
Trading liabilities	4,250,007	1,220,211
Borrowed money	2,694,290	2,660,227
Foreign exchanges	979,813	974,790
Short-term bonds payable	36,165	44,200
Bonds payable	4,874,970	4,862,493
Other liabilities	5,031,727	3,667,563
Reserve for bonuses	23,409	25,601
Reserve for bonuses to directors	66	141
Reserve for retirement benefits	37,274	47,563
Reserve for retirement benefits to directors	677	1,035
Reserve for loyalty award credits	884	8,043
Reserve for contingent losses	50,866	126,649
Reserve for losses relating to business restructuring	—	22,865
Reserves under special laws	1,471	1,901
Deferred tax liabilities	33,130	76,331
Deferred tax liabilities for land revaluation	189,933	191,788
Acceptances and guarantees	9,353,985	10,483,692

Total liabilities	147,853,391	147,816,755

Net assets:
Capital stock	996,973	996,973
Capital surplus	2,773,290	2,773,290
Retained earnings	2,026,410	2,032,903
Total shareholders’ equity	5,796,674	5,803,166
Net unrealized gains (losses) on other securities	(236,869)	266,877
Net deferred gains (losses) on hedging instruments	11,426	82,737
Land revaluation excess	228,616	231,333
Foreign currency translation adjustments	(81,330)	(48,871)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP	(12,392)	—
Total valuation and translation adjustments	(90,549)	532,077
Minority interests	1,560,936	1,649,981

Total net assets	7,267,061	7,985,225

Total liabilities and net assets	155,120,452	155,801,981

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	2,555,737	2,238,656
Interest income	1,697,474	1,536,345
(Interest on loans and bills discounted)	1,087,348	1,021,448
(Interest and dividends on securities)	339,646	284,929
Trust fees	12,893	9,964
Fees and commissions	428,689	375,583
Trading income	99,919	52,036
Other business income	108,012	151,854
Other ordinary income	208,749	112,871

Ordinary expenses	2,230,118	2,103,523
Interest expenses	831,041	650,106
(Interest on deposits)	424,058	332,338
Fees and commissions	56,085	56,701
Trading expenses	—	1,288
Other business expenses	75,400	122,216
General and administrative expenses	827,783	774,581
Other ordinary expenses	439,808	498,629

Ordinary profits	325,618	135,132

Extraordinary gains	32,546	193,831
Gains on disposition of fixed assets	2,597	954
Gains on loans written-off	16,898	12,185
Reversal of reserve for contingent liabilities from financial instruments transactions	—	434
Gains on changes in subsidiaries’ equity	13,050	—
Gains on sales of equity securities of MUFG	—	172,096
Impact upon the adoption of the Accounting standard for lease transactions	—	6,186
Gains on sales of equity securities of subsidiaries	—	1,974
Extraordinary losses	75,789	55,416
Losses on disposition of fixed assets	6,066	6,634
Losses on impairment of fixed assets	10,119	1,583
Provision for reserve for losses relating to business restructuring	59,603	—
Expenses relating to systems integration	—	47,198

Income before income taxes and others	282,375	273,547

Income taxes—current	41,997	37,166
Income taxes—deferred	92,455	14,409
Total taxes	—	51,575
Minority interests	(16,217)	46,829

Net income	164,140	175,142

Mitsubishi UFJ Financial Group, Inc.

BTMU Consolidated

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	996,973	996,973

Balance at the end of the period	996,973	996,973

Capital surplus
Balance at the beginning of the period	2,767,590	2,773,290

Balance at the end of the period	2,767,590	2,773,290

Retained earnings
Balance at the beginning of the period	1,914,973	2,032,903
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	(4,261)	(6,492)

Balance at the end of the period	1,910,712	2,026,410

Total shareholders’ equity
Balance at the beginning of the period	5,679,537	5,803,166
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)

Total changes during the period	(4,261)	(6,492)

Balance at the end of the period	5,675,275	5,796,674

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	1,431,320	266,877
Changes during the period
Net changes in items other than shareholders’ equity	(175,419)	(503,746)

Total changes during the period	(175,419)	(503,746)

Balance at the end of the period	1,255,900	(236,869)

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(52,655)	82,737
Changes during the period
Net changes in items other than shareholders’ equity	(521)	(71,311)

Total changes during the period	(521)	(71,311)

Balance at the end of the period	(53,177)	11,426

Land revaluation excess
Balance at the beginning of the period	240,307	231,333
Changes during the period
Net changes in items other than shareholders’ equity	(1,417)	(2,717)

Total changes during the period	(1,417)	(2,717)

Balance at the end of the period	238,889	228,616

Foreign currency translation adjustments
Balance at the beginning of the period	(30,676)	(48,871)
Changes during the period
Net changes in items other than shareholders’ equity	31,767	(32,458)

Total changes during the period	31,767	(32,458)

Balance at the end of the period	1,091	(81,330)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)

Total changes during the period	—	(12,392)

Balance at the end of the period	—	(12,392)

Total valuation and translation adjustments
Balance at the beginning of the period	1,588,295	532,077
Changes during the period
Net changes in items other than shareholders’ equity	(145,591)	(622,627)

Total changes during the period	(145,591)	(622,627)

Balance at the end of the period	1,442,704	(90,549)

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Minority interests
Balance at the beginning of the period	1,622,722	1,649,981
Changes during the period
Net changes in items other than shareholders’ equity	(46,170)	(89,044)

Total changes during the period	(46,170)	(89,044)

Balance at the end of the period	1,576,551	1,560,936

Total net assets
Balance at the beginning of the period	8,890,555	7,985,225
Changes during the period
Dividends from retained earnings	(160,703)	(183,966)
Net income	164,140	175,142
Reversal of land revaluation excess	1,417	2,717
Increase in companies accounted for under the equity method	—	5,763
Decrease in companies accounted for under the equity method	—	(16)
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—
Increase due to unification of accounting policies applied to foreign subsidiaries	—	537
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)
Net changes in items other than shareholders’ equity	(191,761)	(711,672)

Total changes during the period	(196,023)	(718,164)

Balance at the end of the period	8,694,532	7,267,061

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(4) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	7,985,294	9,004,369
Call loans	554,331	656,874
Receivables under resale agreements	41,097	283,826
Receivables under securities borrowing transactions	3,544,509	4,874,657
Bills bought	—	226,200
Monetary claims bought	3,317,588	3,602,885
Trading assets	8,411,407	4,785,724
Money held in trust	70,275	77,137
Securities	31,106,307	33,191,095
Allowance for losses on securities	(92,254)	(85,776)
Loans and bills discounted	72,228,207	70,397,804
Foreign exchanges	1,641,257	1,224,907
Other assets	4,280,265	3,184,526
Tangible fixed assets	936,956	959,984
Intangible fixed assets	330,689	356,365
Deferred tax assets	993,654	693,629
Customers’ liabilities for acceptances and guarantees	7,431,818	6,867,725
Allowance for credit losses	(674,415)	(640,596)

Total assets	142,106,991	139,661,343

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	99,767,246	101,861,554
Negotiable certificates of deposit	5,561,932	5,420,058
Call money	1,808,065	1,528,706
Payables under repurchase agreements	3,726,524	3,832,129
Payables under securities lending transactions	1,382,950	2,487,240
Trading liabilities	4,149,558	1,171,412
Borrowed money	4,646,501	4,115,106
Foreign exchanges	995,640	991,260
Short-term bonds payable	—	42,200
Bonds payable	3,180,478	3,066,197
Other liabilities	3,799,340	1,882,799
Income taxes payable	11,301	10,568
Lease liabilities	512	—
Other liabilities	3,787,527	—
Reserve for bonuses	16,669	16,969
Reserve for bonuses to directors	43	140
Reserve for retirement benefits	10,343	10,232
Reserve for loyalty award credits	703	403
Reserve for contingent losses	39,252	75,514
Reserves under special laws	31	31
Deferred tax liabilities for land revaluation	189,933	191,788
Acceptances and guarantees	7,431,818	6,867,725

Total liabilities	136,707,035	133,561,471

Net assets:
Capital stock	996,973	996,973
Capital surplus	2,773,290	2,773,290
Capital reserve	2,773,290	2,773,290
Retained earnings	1,571,848	1,728,082
Revenue reserve	190,044	190,044
Other retained earnings	1,381,804	1,538,037
Funds for retirement benefits	2,432	2,432
Other reserve	718,196	718,196
Earned surplus brought forward	661,175	817,408
Total shareholders’ equity	5,342,112	5,498,345
Net unrealized gains (losses) on other securities	(193,236)	289,078
Net deferred gains (losses) on hedging instruments	22,464	81,114
Land revaluation excess	228,616	231,333
Total valuation and translation adjustments	57,843	601,526

Total net assets	5,399,955	6,099,871

Total liabilities and net assets	142,106,991	139,661,343

Mitsubishi UFJ Financial Group, Inc.

BTMU Non-consolidated

(5) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	1,941,878	1,769,495
Interest income	1,379,950	1,261,737
(Interest on loans and bills discounted)	794,108	782,614
(Interest and dividends on securities)	330,818	270,081
Fees and commissions	260,936	258,714
Trading income	99,129	49,428
Other business income	101,658	123,099
Other ordinary income	100,203	76,515

Ordinary expenses	1,669,695	1,731,602
Interest expenses	764,806	597,464
(Interest on deposits)	370,097	287,204
Fees and commissions	64,049	65,992
Trading expenses	832	1,281
Other business expenses	72,878	105,569
General and administrative expenses	564,774	565,768
Other ordinary expenses	202,353	395,526

Ordinary profits	272,183	37,892

Extraordinary gains	32,712	65,387
Extraordinary losses	10,594	54,580

Income before income taxes	294,301	48,699

Income taxes—current	18,035	8,213
Income taxes—deferred	88,196	15,470
Total taxes	—	23,683

Net income	188,069	25,016

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	2,398,412	1,537,096
Call loans and bills bought	273,115	196,309
Receivables under resale agreements	8,868	—
Receivables under securities borrowing transactions	205,525	300,803
Monetary claims bought	53,293	63,388
Trading assets	280,470	275,131
Money held in trust	3,007	3
Securities	7,121,591	7,251,895
Allowance for losses on securities	(985)	(829)
Loans and bills discounted	9,592,156	9,769,422
Foreign exchanges	16,190	11,454
Other assets	785,491	866,891
Tangible fixed assets	179,837	182,624
Intangible fixed assets	81,766	78,936
Deferred tax assets	71,700	17,484
Customers’ liabilities for acceptances and guarantees	655,084	252,494
Allowance for credit losses	(89,968)	(101,640)

Total assets	21,635,558	20,701,464

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	13,148,316	12,415,021
Negotiable certificates of deposit	2,334,061	2,015,367
Call money and bills sold	80,000	70,629
Payables under repurchase agreements	909,516	406,270
Payables under securities lending transactions	66,999	475,367
Trading liabilities	42,965	52,660
Borrowed money	511,354	1,244,563
Foreign exchanges	21	108
Short-term bonds payable	210,700	231,700
Bonds payable	213,400	267,000
Due to trust accounts	1,338,192	1,462,822
Other liabilities	742,016	388,429
Reserve for bonuses	5,779	6,236
Reserve for bonuses to directors	29	86
Reserve for retirement benefits	2,700	2,607
Reserve for retirement benefits to directors	205	216
Reserve for contingent losses	6,998	6,532
Deferred tax liabilities	518	1,411
Deferred tax liabilities for land revaluation	7,319	7,614
Acceptances and guarantees	655,084	252,494

Total liabilities	20,276,180	19,307,140

Net assets:
Capital stock	324,279	324,279
Capital surplus	412,315	412,315
Retained earnings	528,533	546,596
Total shareholders’ equity	1,265,128	1,283,191
Net unrealized gains (losses) on other securities	983	112,561
Net deferred gains (losses) on hedging instruments	(9,023)	(6,095)
Land revaluation excess	(9,380)	(10,170)
Foreign currency translation adjustments	(4,157)	(848)
Total valuation and translation adjustments	(21,577)	95,447
Minority interests	115,826	15,686

Total net assets	1,359,377	1,394,324

Total liabilities and net assets	21,635,558	20,701,464

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	372,802	336,403
Trust fees	66,102	57,132
Interest income	192,078	167,639
(Interest on loans and bills discounted)	79,897	76,762
(Interest and dividends on securities)	90,669	72,199
Fees and commissions	89,106	73,809
Trading income	3,292	4,168
Other business income	7,582	27,279
Other ordinary income	14,640	6,373

Ordinary expenses	270,891	281,410
Interest expenses	84,906	87,706
(Interest on deposits)	43,563	45,934
Fees and commissions	6,678	7,706
Trading expenses	50	3,419
Other business expenses	23,410	25,986
General and administrative expenses	125,072	129,574
Other ordinary expenses	30,773	27,016

Ordinary profits	101,911	54,992

Extraordinary gains	5,378	1,895
Gains on disposition of fixed assets	1,113	738
Gains on loans written-off	3,401	1,157
Reversal of reserve for contingent losses	863	—
Extraordinary losses	1,661	3,375
Losses on disposition of fixed assets	1,245	1,609
Losses on impairment of fixed assets	416	1,765

Income before income taxes and others	105,627	53,513

Income taxes—current	1,774	1,669
Income taxes—deferred	40,155	20,251
Total taxes	—	21,920
Minority interests	896	856

Net income	62,800	30,736

Mitsubishi UFJ Financial Group, Inc.

MUTB Consolidated

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Shareholders’ equity
Capital stock
Balance at the beginning of the period	324,279	324,279

Balance at the end of the period	324,279	324,279

Capital surplus
Balance at the beginning of the period	530,334	412,315
Changes during the period
Dividends	(118,018)	—

Total changes during the period	(118,018)	—

Balance at the end of the period	412,315	412,315

Retained earnings
Balance at the beginning of the period	471,989	546,596
Changes during the period
Dividends	(25,822)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)

Total changes during the period	36,963	(18,062)

Balance at the end of the period	508,952	528,533

Total shareholders’ equity
Balance at the beginning of the period	1,326,602	1,283,191
Changes during the period
Dividends	(143,841)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)

Total changes during the period	(81,055)	(18,062)

Balance at the end of the period	1,245,547	1,265,128

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	417,489	112,561
Changes during the period
Net changes in items other than shareholders’ equity	(74,416)	(111,578)

Total changes during the period	(74,416)	(111,578)

Balance at the end of the period	343,072	983

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(6,859)	(6,095)
Changes during the period
Net changes in items other than shareholders’ equity	(3,029)	(2,927)

Total changes during the period	(3,029)	(2,927)

Balance at the end of the period	(9,888)	(9,023)

Land revaluation excess
Balance at the beginning of the period	(10,329)	(10,170)
Changes during the period
Net changes in items other than shareholders’ equity	69	790

Total changes during the period	69	790

Balance at the end of the period	(10,260)	(9,380)

Foreign currency translation adjustments
Balance at the beginning of the period	749	(848)
Changes during the period
Net changes in items other than shareholders’ equity	2,024	(3,308)

Total changes during the period	2,024	(3,308)

Balance at the end of the period	2,773	(4,157)

Total valuation and translation adjustments
Balance at the beginning of the period	401,049	95,447
Changes during the period
Net changes in items other than shareholders’ equity	(75,352)	(117,024)

Total changes during the period	(75,352)	(117,024)

Balance at the end of the period	325,697	(21,577)

Minority interests
Balance at the beginning of the period	10,777	15,686
Changes during the period
Net changes in items other than shareholders’ equity	3,956	100,140

Total changes during the period	3,956	100,140

Balance at the end of the period	14,733	115,826

Total net assets
Balance at the beginning of the period	1,738,429	1,394,324
Changes during the period
Dividends	(143,841)	(48,010)
Net income	62,800	30,736
Reversal of land revaluation excess	(14)	(788)
Net changes in items other than shareholders’ equity	(71,395)	(16,884)

Total changes during the period	(152,451)	(34,946)

Balance at the end of the period	1,585,978	1,359,377

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(4) Non-consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Cash and due from banks	2,148,221	1,238,010
Call loans	243,115	192,409
Receivables under securities borrowing transactions	185,162	301,357
Monetary claims bought	53,073	62,605
Trading assets	280,372	274,754
Money held in trust	3,004	—
Securities	6,966,126	7,071,844
Allowance for losses on securities	(985)	(829)
Loans and bills discounted	9,600,573	9,778,877
Foreign exchanges	16,190	11,454
Other assets	778,039	869,637
Tangible fixed assets	176,946	179,703
Intangible fixed assets	63,975	61,961
Deferred tax assets	69,443	14,453
Customers’ liabilities for acceptances and guarantees	241,380	179,701
Allowance for credit losses	(89,290)	(100,756)

Total assets	20,735,350	20,135,186

Mitsubishi UFJ Financial Group, Inc.

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Liabilities:
Deposits	12,993,042	12,219,516
Negotiable certificates of deposit	2,334,061	2,015,437
Call money	80,000	70,629
Payables under repurchase agreements	900,702	651,176
Payables under securities lending transactions	66,999	319,347
Trading liabilities	42,965	52,660
Borrowed money	618,217	1,246,844
Foreign exchanges	42	121
Short-term bonds payable	210,700	231,700
Bonds payable	210,000	263,600
Due to trust accounts	1,085,924	1,156,318
Other liabilities	726,103	372,498
Income taxes payable	1,148	1,293
Lease liabilities	17	—
Other liabilities	724,937	—
Reserve for bonuses	4,331	4,400
Reserve for bonuses to directors	29	86
Reserve for contingent losses	6,995	6,516
Deferred tax liabilities for land revaluation	7,319	7,614
Acceptances and guarantees	241,380	179,701

Total liabilities	19,528,815	18,798,169

Net assets:
Capital stock	324,279	324,279
Capital surplus	412,315	412,315
Capital reserve	250,619	250,619
Other capital surplus	161,695	161,695
Retained earnings	488,295	505,149
Revenue reserve	73,714	73,714
Other retained earnings	414,581	431,435
Funds for retirement benefits	710	710
Other reserve	138,495	138,495
Earned surplus brought forward	275,376	292,230
Total shareholders’ equity	1,224,890	1,241,744
Net unrealized gains (losses) on other securities	(105)	111,342
Net deferred gains (losses) on hedging instruments	(8,868)	(5,899)
Land revaluation excess	(9,380)	(10,170)
Total valuation and translation adjustments	(18,354)	95,272

Total net assets	1,206,535	1,337,016

Total liabilities and net assets	20,735,350	20,135,186

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(5) Non-consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008
Ordinary income	344,267	310,468
Trust fees	59,651	51,281
Interest income	186,746	165,498
(Interest on loans and bills discounted)	79,968	76,822
(Interest and dividends on securities)	90,937	74,703
Fees and commissions	75,325	59,255
Trading income	2,150	908
Other business income	7,628	27,260
Other ordinary income	12,765	6,262

Ordinary expenses	246,495	256,969
Interest expenses	80,610	84,849
(Interest on deposits)	42,014	44,328
Fees and commissions	11,957	11,557
Trading expenses	63	3,419
Other business expenses	23,410	25,986
General and administrative expenses	100,614	104,287
Other ordinary expenses	29,839	26,868

Ordinary profits	97,772	53,499

Extraordinary gains	9,847	1,841
Extraordinary losses	7,381	3,321

Income before income taxes	100,237	52,019

Income taxes—current	(231)	(297)
Income taxes—deferred	39,752	20,371
Total taxes	—	20,074

Net income	60,715	31,944

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(6) Statements of Trust Assets and Liabilities

Including trust assets under service-shared co-trusteeship

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Assets:
Loans and bills discounted	231,155	258,808
Securities	49,023,519	56,653,850
Beneficiary rights to the trust	30,620,893	29,364,988
Securities held in custody accounts	1,273,899	1,447,409
Monetary claims	11,713,560	12,088,390
Tangible fixed assets	9,228,810	9,006,213
Intangible fixed assets	137,386	135,336
Other claims	1,924,816	2,526,318
Call loans	1,212,197	1,562,454
Due from banking account	1,337,339	1,462,686
Cash and due from banks	2,466,547	2,470,131

Total assets	109,170,126	116,976,588

Liabilities:
Money trusts	18,790,414	27,359,053
Pension trusts	13,066,117	13,188,924
Property formation benefit trusts	11,990	12,672
Loan trusts	171,211	233,164
Investment trusts	28,643,813	27,242,745
Money entrusted other than money trusts	2,692,565	2,782,420
Securities trusts	1,501,055	1,812,150
Monetary claim trusts	12,287,101	12,611,728
Equipment trusts	38,587	39,597
Land and fixtures trusts	96,539	105,398
Composite trusts	31,870,730	31,588,732

Total liabilities	109,170,126	116,976,588

Note:	The table shown above includes master trust assets under the service-shared co-trusteeship between MUTB and The Master Trust Bank of Japan, Ltd.

Mitsubishi UFJ Financial Group, Inc.

Detailed information for trust accounts with contracts indemnifying the principal amounts as of September 30, 2008 (including trusts for which beneficiary interests are re-entrusted)

	(in millions of yen)
	Money trusts	Loan trusts
Assets:
Loans and bills discounted	145,226	—
Securities	58,064	—
Other	982,513	172,155

Total	1,185,803	172,155

Liabilities:
Principal	1,154,687	169,572
Allowance for bad debts	435	—
Special internal reserves	—	1,079
Other	30,680	1,504

Total	1,185,803	172,155

Mitsubishi UFJ Financial Group, Inc.

MUTB Non-consolidated

(7) Major Items

	(in millions of yen)
	As of September 30, 2008	As of March 31, 2008
Total funds	47,366,837	55,028,768

Deposits	12,993,042	12,219,516
Negotiable certificates of deposit	2,334,061	2,015,437
Money trusts	18,790,414	27,359,053
Pension trusts	13,066,117	13,188,924
Property formation benefit trusts	11,990	12,672
Loan trusts	171,211	233,164

Loans and bills discounted	9,831,729	10,037,685

Banking account	9,600,573	9,778,877
Trust account	231,155	258,808

Investment securities	55,989,646	63,725,695

Note:	The table shown above includes master trust assets under the service-shared co-trusteeship between MUTB and The Master Trust Bank of Japan, Ltd.

ANNEX C

UNAUDITED INTERIM CONSOLIDATED JAPANESE GAAP FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008

On December 1, 2008, we filed with the Director of the Kanto Local Finance Bureau, the Ministry of Finance of Japan, our unaudited interim consolidated Japanese GAAP financial statements as of and for the six months ended September 30, 2008 as part of our quarterly report. We include in this Annex C the unaudited interim consolidated Japanese GAAP financial statements. Japanese GAAP, however, is significantly different in certain respects from accounting principles generally accepted in other countries, including U.S. GAAP. The differences between Japanese GAAP and U.S. GAAP could result in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. See “Annex A: Unaudited Reverse Reconciliation of Selected Financial Information” to the preliminary prospectus.

*    *    *

Mitsubishi UFJ Financial Group, Inc. (“MUFG”) has prepared its interim consolidated financial statements for the six months ended September 30, 2008, as MUFG falls under the category of a Specified Business Corporation (Tokutei Jigyo Gaisya; a company that is engaged in businesses set forth in Article 17-15-2 of the Cabinet Office Ordinance Concerning Disclosure of Public Companies).

MUFG has prepared its interim consolidated financial statements in accordance with the “Regulation for Terminology, Forms and Preparation of Interim Consolidated Financial Statements” (Ordinance of the Ministry of Finance No. 24 of 1999; the “Interim Consolidated Financial Statements Regulations”). However, assets and liabilities and income and expenses are presented pursuant to the classification defined under the “Ordinance for Enforcement of Banking Law” (Ordinance of the Ministry of Finance No. 10 of 1982).

The interim consolidated financial statements as of and for the six months ended September 30, 2007 (the period from April 1 to September 30, 2007) are prepared in accordance with the Interim Consolidated Financial Statements Regulations and Ordinance for Enforcement of Banking Law before amendments, while the interim consolidated financial statements as of and for the six months ended September 30, 2008 (the period from April 1 to September 30, 2008) are prepared in accordance with the amended Interim Financial Statements Regulations and Ordinance for Enforcement of Banking Law.

1. INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Assets:
Cash and due from banks	*7	10,978,368	*7	10,148,110	*7	10,281,603
Call loans and bills bought		1,235,519		1,058,103		1,293,705
Receivables under resale agreements	*2	5,619,000	*2	3,262,183	*2	7,099,711
Receivables under securities borrowing transactions	*2	5,994,256	*2	6,243,090	*2	8,240,482
Monetary claims bought	*7	4,856,581	*7	4,226,743	*7	4,593,198
Trading assets	*7	11,891,834	*7	17,637,010	*7	11,898,762
Money held in trust		456,499		383,278		401,448
Securities	*1, *2, *7, *16	42,990,263	*1, *2, *7, *16	38,671,375	*1, *2, *7, *16	40,851,677
Allowance for losses on securities		(34,115)		(36,702)		(30,166)
Loans and bills discounted	*2, *3, *4, *5, *6, *7, *8	86,751,061	*2, *3, *4, *5, *6, *7, *8	90,445,118	*2, *3, *4, *5, *6, *7, *8	88,538,810
Foreign exchanges	*2	1,411,213	*2	1,671,474	*2	1,241,656
Other assets	*7, *14	4,999,575	*7, *14	6,989,674	*7, *14	5,666,981
Tangible fixed assets	*7, *9, *10, *11	1,717,879	*7, *9, *10, *11	1,277,575	*7, *9, *10, *11	1,594,214
Intangible fixed assets	*7	906,486	*7	914,401	*7	975,043
Deferred tax assets		271,007		1,171,485		773,688
Customers’ liabilities for acceptances and guarantees	*16	11,110,052	*16	11,067,649	*16	10,652,865
Allowance for credit losses		(1,261,081)		(1,106,293)		(1,080,502)

Total assets		189,894,404		194,024,280		192,993,179

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Liabilities:
Deposits	*7	117,630,832	*7	119,798,396	*7	121,307,300
Negotiable certificates of deposit		6,657,864		7,827,311		7,319,321
Call money and bills sold	*7	2,527,558	*7	3,007,407	*7	2,286,382
Payables under repurchase agreements	*7	8,451,563	*7	8,677,843	*7	10,490,735
Payables under securities lending transactions	*7	6,609,067	*7	4,266,088	*7	5,897,051
Commercial papers	*7	685,459	*7	173,685	*7	349,355
Trading liabilities		5,655,557		8,354,355		5,944,552
Borrowed money	*2, *7, *12	4,511,981	*2, *7, *12	5,400,785	*2, *7, *12	5,050,000
Foreign exchanges	*2	792,983	*2	977,280	*2	972,113
Short-term bonds payable		593,600		457,683		417,200
Bonds payable	*7, *13	6,476,523	*7, *13	6,289,553	*7, *13	6,285,566
Due to trust accounts		1,592,480		1,338,192		1,462,822
Other liabilities		5,318,114		6,898,069		4,388,814
Reserve for bonuses		49,308		47,839		49,798
Reserve for bonuses to directors		130		425		434
Reserve for retirement benefits		64,067		62,010		64,771
Reserve for retirement benefits to directors		1,761		1,682		2,100
Reserve for loyalty award credits				10,124		8,079
Reserve for contingent losses		145,063		83,999		133,110
Reserve for losses relating to business restructuring		59,317		2,971		22,865
Reserve under special laws		4,300		3,335		4,639
Deferred tax liabilities		177,801		37,730		84,185
Deferred tax liabilities for land revaluation	*9	204,577	*9	197,252	*9	199,402
Acceptances and guarantees	*7, *16	11,110,052	*7, *16	11,067,649	*7, *16	10,652,865

Total liabilities		179,319,967		184,981,676		183,393,470

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Net assets:
Capital stock		1,383,052		1,383,052		1,383,052
Capital surplus		1,865,918		1,777,860		1,865,696
Retained earnings		4,286,051		4,591,845		4,592,960
Treasury stock		(576,420)		(439,375)		(726,001)

Total shareholders’ equity		6,958,601		7,313,383		7,115,707

Net unrealized gains (losses) on other securities		1,803,418		(39,243)		595,352
Net deferred gains (losses) on hedging instruments		(60,107)		2,745		79,043
Land revaluation excess	*9	147,499	*9	143,647	*9	143,292
Foreign currency translation adjustments		9,804		(96,306)		(52,566)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP		—		(12,392)		—

Total valuation and translation adjustments		1,900,614		(1,549)		765,121

Subscription rights to shares		87		3,674		2,509
Minority interests		1,715,132		1,727,096		1,716,370

Total net assets		10,574,436		9,042,604		9,599,708

Total liabilities and net assets		189,894,404		194,024,280		192,993,179

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Ordinary income		3,250,225		2,925,113		6,393,951
Interest income		1,989,587		1,842,261		3,867,924
(Interest on loans and bills discounted)		1,161,579		1,134,155		2,302,324
(Interest and dividends on securities)		431,656		356,656		785,581
Trust fees		78,972		67,097		151,720
Fees and commissions		638,809		592,473		1,249,480
Trading income		189,126		126,317		365,315
Other business income		109,474		174,846		319,530
Other ordinary income	*1	244,254	*1	122,116	*1	439,980
Ordinary expenses		2,752,685		2,736,996		5,364,938
Interest expenses		1,024,054		872,046		2,027,879
(Interest on deposits)		458,821		374,699		881,483
Fees and commissions		91,610		87,443		175,921
Trading expenses		—		1,191		—
Other business expenses		94,699		146,147		239,540
General and administrative expenses		1,077,126		1,084,363		2,157,843
Other ordinary expenses	*2	465,195	*2	545,803	*2	763,753

Ordinary profits		497,539		188,117		1,029,013

Extraordinary gains		31,212		61,417		110,399
Gains on disposition of fixed assets		3,900		6,718		34,532
Gains on loans written-off		20,326		14,388		39,875
Reversal of reserve for contingent liabilities from financial instruments transactions		—		1,308		—
Gains on changes in subsidiaries’ equity		6,985		—		6,985
Gains on sales of equity securities of subsidiaries		—		32,814		16,075
Impact of the adoption of the accounting standard for lease transactions	*[3]	—	*3	6,186	*3	—
Gains on business divestitures of subsidiaries		—		—		10,810
Reversal of reserve for contingent losses		—		—		2,120

	(in millions of yen)
	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Extraordinary losses		79,028		60,787		118,533
Losses on disposition of fixed assets		7,589		8,511		15,142
Losses on impairment of fixed assets		11,421		4,879		14,719
Provision for reserve for contingent liabilities from financial instruments transactions		413		—		752
Provision for reserve for losses relating to business restructuring		59,603		197		64,049
Expenses relating to systems integration		—		47,198		—
Prior year adjustments	*4	—	*4	—	*4	23,869
Income before income taxes and others		449,723		188,747		1,020,879

Income taxes—current		65,510		47,772		100,129
Income taxes—deferred		127,914		(168)		201,091

Total taxes				47,604

Minority interests in net income (losses) of consolidated subsidiaries		(421)		49,120		83,034

Net income		256,721		92,023		636,624

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Shareholders’ equity:
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052	1,383,052

Capital surplus
Balance at the beginning of the period	1,916,300	1,865,696	1,916,300
Changes during the period
Disposition of treasury stock	(50,382)	(87,835)	(50,604)

Total changes during the period	(50,382)	(87,835)	(50,604)

Balance at the end of the period	1,865,918	1,777,860	1,865,696

Retained earnings
Balance at the beginning of the period	4,102,199	4,592,960	4,102,199
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial differences based on accounting standard for retirement benefits in the United Kingdom	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—

Total changes during the period	183,851	(1,114)	490,760

Balance at the end of the period	4,286,051	4,591,845	4,592,960

Treasury stock
Balance at the beginning of the period	(1,001,470)	(726,001)	(1,001,470)
Changes during the period
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	427,366	287,358	427,522

Total changes during the period	425,050	286,626	275,469

Balance at the end of the period	(576,420)	(439,375)	(726,001)

Total shareholders’ equity
Balance at the beginning of the period	6,400,081	7,115,707	6,400,081
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	376,984	199,522	376,917
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial difference based on accounting standard for retirement benefits in the United Kingdom	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—

Total changes during the period	558,519	197,675	715,625

Balance at the end of the period	6,958,601	7,313,383	7,115,707

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	2,054,813	595,352	2,054,813
Changes during the period
Net changes in items other than shareholder’s equity	(251,395)	(634,596)	(1,459,461)

Total changes during the period	(251,395)	(634,596)	(1,459,461)

Balance at the end of the period	1,803,418	(39,243)	595,352

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(56,429)	79,043	(56,429)
Changes during the period
Net changes in items other than shareholders’ equity	(3,678)	(76,297)	135,472

Total changes during the period	(3,678)	(76,297)	135,472

Balance at the end of the period	(60,107)	2,745	79,043

Land revaluation excess
Balance at the beginning of the period	148,281	143,292	148,281
Changes during the period
Net changes in items other than shareholders’ equity	(782)	355	(4,989)

Total changes during the period	(782)	355	(4,989)

Balance at the end of the period	147,499	143,647	143,292

Foreign currency translation adjustments
Balance at the beginning of the period	(26,483)	(52,566)	(26,483)
Changes during the period
Net changes in items other than shareholders’ equity	36,287	(43,740)	(26,082)

Total changes during the period	36,287	(43,740)	(26,082)

Balance at the end of the period	9,804	(96,306)	(52,566)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)	—

Total changes during the period	—	(12,392)	—

Balance at the end of the period	—	(12,392)	—

Total valuation and translation adjustments
Balance at the beginning of the period	2,120,183	765,121	2,120,183
Changes during the period
Net changes in items other than shareholders’ equity	(219,568)	(766,671)	(1,355,061)

Total changes during the period	(219,568)	(766,671)	(1,355,061)

Balance at the end of the period	1,900,614	(1,549)	765,121

Subscription rights to shares
Balance at the beginning of the period	0	2,509	0
Changes during the period
Net changes in items other than shareholders’ equity	87	1,165	2,508

Total changes during the period	87	1,165	2,508

Balance at the end of the period	87	3,674	2,509

Minority interests
Balance at the beginning of the period	2,003,434	1,716,370	2,003,434
Changes during the period
Net changes in items other than shareholders’ equity	(288,302)	10,725	(287,064)

Total changes during the period	(288,302)	10,725	(287,064)

Balance at the end of the period	1,715,132	1,727,096	1,716,370

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Total net assets
Balance at the beginning of the period	10,523,700	9,599,708	10,523,700
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	376,984	199,522	376,917
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial difference based on accounting standard for retirement benefits in UK	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—
Net changes in items other than shareholders’ equity	(507,783)	(754,780)	(1,639,617)

Total changes during the period	50,736	(557,104)	(923,991)

Balance at the end of the period	10,574,436	9,042,604	9,599,708

(4) Consolidated Statements of Cash Flows

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Cash flows from operating activities:
Income before income taxes and others	449,723	188,747	1,020,879
Depreciation	161,446	119,986	341,384
Impairment losses	11,421	4,879	14,719
Amortization of goodwill	5,525	9,727	14,397
Amortization of negative goodwill	(4,364)	(578)	(4,611)
Equity in losses (gains) of affiliates	(8,667)	(1,495)	(13,042)
Increase (decrease) in allowance for credit losses	65,797	34,932	(109,487)
Increase (decrease) in allowance for losses on securities	7,964	6,792	4,015
Increase (decrease) in reserve for bonuses	(4,735)	(2,726)	(3,488)
Increase (decrease) in reserve for bonuses to directors	(233)	(7)	195
Increase (decrease) in reserve for retirement benefits	(2,807)	(1,929)	(1,502)
Increase (decrease) in reserve for retirement benefits to directors	519	(434)	858
Increase (decrease) in reserve for loyalty award credits		2,045	2,870
Increase (decrease) in reserve for contingent losses	28,420	(48,396)	17,224
Increase (decrease) in reserve for losses relating to business restructuring	59,317	(19,893)	22,865
Interest income recognized on statements of income	(1,989,587)	(1,842,261)	(3,867,924)
Interest expenses recognized on statements of income	1,024,054	872,046	2,027,879
Losses (gains) on securities	(43,491)	63,952	(6,135)
Losses (gains) on money held in trust	(8,924)	3,683	(10,595)
Foreign exchange losses (gains)	67,959	(153,441)	1,353,236
Losses (gains) on sales of fixed assets	3,688	1,792	(19,389)
Net decrease (increase) in trading assets	(2,218,659)	(1,917,996)	(2,367,363)
Net increase (decrease) in trading liabilities	1,304,018	(1,496,717)	1,671,767
Adjustment of unsettled trading accounts	460,557	208,475	68,190
Net decrease (increase) in loans and bills discounted	(1,477,139)	(2,570,356)	(3,737,986)
Net increase (decrease) in deposits	(1,312,254)	(1,140,509)	2,755,219
Net increase (decrease) in negotiable certificates of deposit	(442,261)	544,499	254,850
Net increase (decrease) in borrowed money (excluding subordinated borrowings)	(380,676)	656,297	65,668
Net decrease (increase) in due from banks (excluding cash equivalents)	(1,914,051)	445,734	(256,946)
Net decrease (increase) in call loans and bills bought and others	(1,162,087)	3,949,288	(2,806,455)
Net decrease (increase) in receivables under securities borrowing transactions	724,104	1,950,051	(1,548,164)
Net increase (decrease) in call money and bills sold and others	(12,461)	(597,151)	2,158,359
Net increase (decrease) in commercial papers	66,898	(153,878)	(270,808)
Net increase (decrease) in payables under securities lending transactions	1,425,763	(1,592,976)	741,912
Net decrease (increase) in foreign exchanges (assets)	(56,636)	(432,030)	112,665
Net increase (decrease) in foreign exchanges (liabilities)	(208,817)	5,934	(29,666)
Net increase (decrease) in short-term bonds payable	267,600	44,983	77,200
Net increase (decrease) in issuance and redemption of straight bonds	(63,548)	(10,220)	(167,846)
Net increase (decrease) in due to trust accounts	50,031	(124,630)	(79,626)
Interest income (cash basis)	1,933,926	1,880,083	3,849,805
Interest expenses (cash basis)	(990,707)	(879,412)	(1,971,625)
Other	(276,073)	(15,337)	(1,465,733)

Sub-total	(4,459,445)	(2,008,446)	(2,162,235)

Income taxes	(70,253)	(27,418)	(118,896)

Net cash provided by (used in) operating activities	(4,529,698)	(2,035,865)	(2,281,132)

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Cash flows from investing activities:
Purchases of securities	(27,330,388)	(43,034,559)	(73,426,912)
Proceeds from sales of securities	18,683,119	27,837,823	50,575,928
Proceeds from redemption of securities	13,755,057	17,577,477	27,043,608
Increase in money held in trust	(129,798)	(151,167)	(271,998)
Decrease in money held in trust	150,473	157,744	341,669
Purchases of tangible fixed assets	(115,145)	(41,922)	(276,668)
Purchases of intangible fixed assets	(123,376)	(86,343)	(247,920)
Proceeds from sales of tangible fixed assets	5,530	14,879	133,787
Proceeds from sales of intangible fixed assets	14	21	1,521
Proceeds from business divestitures	—	—	11,516
Additional purchases of equity of consolidated subsidiaries	(822)	(59)	(22,931)
Proceeds from sales of equity of consolidated subsidiaries	250	84,995	250
Increase related to purchases of equity of consolidated subsidiaries affecting the scope of consolidation	28,179	758	28,179
Decrease related to purchases of subsidiaries’ equity affecting the scope of consolidation	—	—	(4,543)
Increase related to sales of subsidiaries’ equity affecting the scope of consolidation	—	10,874	18,939

Net cash provided by (used in) investing activities	4,923,094	2,370,522	3,904,426

Cash flows from financing activities:
Increase in subordinated borrowings	122,000	16,404	210,000
Decrease in subordinated borrowings	(196,300)	(53,000)	(260,300)
Increase in subordinated bonds payable and bonds with warrants	210,740	289,700	252,229
Decrease in subordinated bonds payable and bonds with warrants	(165,182)	(182,026)	(206,808)
Proceeds from issuance of common stock to minority shareholders	3,843	235,145	155,509
Decrease in redemption of preferred stock	—	(106,420)	(106,000)
Repayments of lease obligations	—	(22)	—
Dividend paid by MUFG	(64,589)	(75,818)	(141,327)
Dividend paid by subsidiaries to minority shareholders	(47,494)	(40,589)	(65,507)
Payments to minority shareholders due to capital reduction	—	(57)	—
Purchases of treasury stock	(1,225)	(279)	(151,364)
Proceeds from sales of treasury stock	672	1,367	780
Purchases of treasury stock by consolidated subsidiaries	(4,259)	(238)	(12,462)
Proceeds from sale of treasury stock by consolidated subsidiaries	15	3	166
Other	—	0	(2,937)

Net cash provided by (used in) financing activities	(141,779)	84,170	(328,022)

Effect of foreign exchange rate changes on cash and cash equivalents	26,128	(86,493)	(34,202)

Net increase (decrease) in cash and cash equivalents	277,744	332,334	1,261,069

Cash and cash equivalents at the beginning of the fiscal period	2,961,153	4,222,222	2,961,153

Cash and cash equivalents at the end of the fiscal period	3,238,898	4,554,556	4,222,222

Significant Accounting Policies Applied for Preparing the Consolidated Financial Statements

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
1. Scope of consolidation	(1) Number of consolidated subsidiaries: 252	(1) Number of consolidated subsidiaries: 246	(1) Number of consolidated subsidiaries: 242
	Principal companies:	Principal companies:	Principal companies:

	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

	Mitsubishi UFJ Trust and Banking Corporation	Mitsubishi UFJ Trust and Banking Corporation	Mitsubishi UFJ Trust and Banking Corporation

	Mitsubishi UFJ Securities Co., Ltd.	Mitsubishi UFJ Securities Co., Ltd.	Mitsubishi UFJ Securities Co., Ltd.

	The Senshu Bank, Ltd.	The Senshu Bank, Ltd.	The Senshu Bank, Ltd.

	The Master Trust Bank of Japan, Ltd.	The Master Trust Bank of Japan, Ltd.	The Master Trust Bank of Japan, Ltd.

	kabu.com Securities Co., Ltd.	kabu.com Securities Co., Ltd.	kabu.com Securities Co., Ltd.

	Mitsubishi UFJ NICOS Co., Ltd.	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.	Mitsubishi UFJ NICOS Co., Ltd.

	The Mitsubishi UFJ Factors Limited	Mitsubishi UFJ NICOS Co., Ltd.	NBL Co., Ltd.

	MU Frontier Servicer Co., Ltd.	NBL Co., Ltd.	The Mitsubishi UFJ Factors Limited

	Mitsubishi UFJ Capital Co., Ltd.	The Mitsubishi UFJ Factors Limited	Mitsubishi UFJ Research & Consulting Co., Ltd.

	KOKUSAI Asset Management Co., Ltd.	Mitsubishi UFJ Research & Consulting Co., Ltd.	MU Frontier Servicer Co., Ltd.

	Mitsubishi UFJ Asset Management Co., Ltd.	MU Frontier Servicer Co., Ltd.	Mitsubishi UFJ Capital Co., Ltd.

	MU Investments Co., Ltd.	Mitsubishi UFJ Capital Co., Ltd.	KOKUSAI Asset Management Co., Ltd.

	Mitsubishi UFJ Real Estate Services Co., Ltd.	KOKUSAI Asset Management Co., Ltd.	Mitsubishi UFJ Asset Management Co., Ltd.

	UnionBanCal Corporation	Mitsubishi UFJ Asset Management Co., Ltd.	MU Investments Co., Ltd.

	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)	MU Investments Co., Ltd.	Mitsubishi UFJ Real Estate Services Co., Ltd.

	Mitsubishi UFJ Global Custody S.A.	Mitsubishi UFJ Real Estate Services Co., Ltd.	UnionBanCal Corporation

	Mitsubishi UFJ Securities International plc	UnionBanCal Corporation	Mitsubishi UFJ Wealth Management Bank (Switzerland), Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Wealth Management Bank (Switzerland), Ltd.	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)

Mitsubishi UFJ Trust International Limited	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)	Mitsubishi UFJ Global Custody S.A.

Mitsubishi UFJ Securities (HK) Holdings, Limited	Mitsubishi UFJ Global Custody S.A.	Mitsubishi UFJ Securities International plc

BTMU Capital Corporation	Mitsubishi UFJ Securities International plc	Mitsubishi UFJ Securities (USA), Inc.

BTMU Leasing & Finance, Inc.	Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Trust International Limited

PT U Finance Indonesia PT UFJ-BRI Finance	Mitsubishi UFJ Trust International Limited	Mitsubishi UFJ Securities (HK) Holdings, Limited

	Mitsubishi UFJ Securities (HK) Holdings, Limited	BTMU Capital Corporation

	BTMU Capital Corporation	BTMU Leasing & Finance, Inc.

	BTMU Leasing & Finance, Inc. PT U Finance Indonesia PT. BTMU-BRI Finance	PT U Finance Indonesia PT. BTMU-BRI Finance

In the six months ended September 30, 2007, kabu.com Securities Co., Ltd. and 5 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate and being newly established.

Additionally, DC Card Co., Ltd. and 6 other companies were excluded from the scope of consolidation due to merger with another company and liquidation.

In the six months ended September 30, 2008, Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd. and 8 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate, being newly established, or other reasons.

Additionally, Tokai Finance (Curacao) N.V. and 4 other companies were excluded from the scope of consolidation due to liquidation, merger with another company or other reasons.

In the fiscal year ended March 31, 2008, kabu.com Securities Co., Ltd. and 13 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate, being newly established, or other reasons.

Additionally, DC Card Co., Ltd. and 24 other companies were excluded from the scope of consolidation due to merger with another company, liquidation, or other reasons.

On April 1, 2007, UFJ NICOS Co., Ltd. merged with DC Card Co., Ltd., and was renamed Mitsubishi UFJ NICOS Co., Ltd.		On April 1, 2007, UFJ NICOS Co., Ltd. merged with DC Card Co., Ltd., and was renamed Mitsubishi UFJ NICOS Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
On April 2, 2007, Bank of Tokyo-Mitsubishi UFJ (Luxembourg) S.A. changed its name to Mitsubishi UFJ Global Custody S.A.

On April 2, 2007, Bank of Tokyo-Mitsubishi UFJ (Luxembourg) S.A. changed its name to Mitsubishi UFJ Global Custody S.A.

On January 28, 2008, PT UFJ-BRI Finance changed its name to PT. BTMU-BRI Finance.

(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.	(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.	(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.

(Additional information)

10 special purpose companies deemed not to be subsidiaries of investing entities in accordance with Article 8-7 of Regulation for Terminology, Forms and Preparation of Financial Statements have been excluded from the scope of consolidation. An outline and other information on these companies are provided in the Note on “Special Purpose Companies Subject to Disclosure”.

(Additional information)

8 special purpose companies deemed not to be subsidiaries of investing entities in accordance with Article 8-7 of Regulation for Terminology, Forms and Preparation of Financial Statements have been excluded from the scope of consolidation. An outline and other information on these companies are provided in the Note on “Special Purpose Companies Subject to Disclosure”.

The Accounting Standards Board of Japan (“ASBJ”) Implementation Guidance No. 15 “Implementation Guidance on Disclosures about Certain Special Purpose Entities” (issued by ASBJ on March 29, 2007) became effective from fiscal years beginning on or after April 1, 2007. This guidance has been applied from the six months ended September 30, 2007.		The Accounting Standards Board of Japan (“ASBJ”) Implementation Guidance No. 15 “Implementation Guidance on Disclosures about Certain Special Purpose Entities” (issued by ASBJ on March 29, 2007) became effective from fiscal years beginning on or after April 1, 2007. This guidance has been applied from the fiscal year ended March 31, 2008.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):	(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):	(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):

Nichiele Corporation	Nichiele Corporation	Nichiele Corporation

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

THCAP Investment Limited Partnership	THCAP Investment Limited Partnership	THCAP Investment Limited Partnership

Shonan Sangakurenkei Fund Investment Limited Partnership	Shonan Sangakurenkei Fund Investment Limited Partnership	Shonan Sangakurenkei Fund Investment Limited Partnership

Gunma Challenge Fund Investment Limited Partnership	Gunma Challenge Fund Investment Limited Partnership	Gunma Challenge Fund Investment Limited Partnership

FOODSNET Corporation	FOODSNET Corporation	FOODSNET Corporation

YAMAGATA FOODS, Co., Ltd.	YAMAGATA FOODS, Co., Ltd.	YAMAGATA FOODS, Co., Ltd.

GREEN BELL Co., Ltd.	GREEN BELL Co., Ltd.	GREEN BELL Co., Ltd.

	PATLITE Corporation	PATLITE Corporation

	BESTa Foods Co., Ltd.	BESTa Foods Co., Ltd.

	Dream Infinity Inc.	Dream Infinity Inc.

Nippon Computer System Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(Reasons for not treating as a subsidiary)	(Reasons for not treating as a subsidiary)	(Reasons for not treating as a subsidiary)

A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.	A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.	A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.

___________

(4) Special purpose companies subject to disclosure

1) Overview of special purpose companies and transactions involving the special purpose companies:

Special purpose companies (mainly companies established in the Cayman Islands) are used for securitization. Upon securitization, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) establishes a trust for the loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

___________

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the proceeds from the sale of senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in trust assets for which recovery is less than expected.

As a result of the securitization, there are three special purpose companies that have outstanding transaction balances with MUN as of September 30, 2008. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 17,947 million yen, and 17,866 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
2) Transaction amounts with special purpose companies subject to disclosure and other information for the interim period:

(in millions of yen)
Amount of major transactions or balance as of Sept. 30, 2008

Principal Gains or Losses

(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Operating loans	—
Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	29
Gains on distribution	—
Transaction volume of debt collection service (Note 2)	756
Gains on debt collection service	756

Notes:

1.     As of September 30, 2008, the balance of subordinated beneficiary interests not transferred to the special purpose companies is 73,304 million yen. Gains on distribution from these subordinate beneficiary interests (9,511 million yen) are recorded as “Interest income” and elsewhere.

2. Gains on the debt collection service are recorded as “Fees and commissions” and elsewhere.

2. Application of equity method	(1) Number of affiliates accounted for under the equity method: 44	(1) Number of affiliates accounted for under the equity method: 61	(1) Number of affiliates accounted for under the equity method: 43
	Principal companies:	Principal companies:	Principal companies:

	The Chukyo Bank, Ltd.	The Chukyo Bank, Ltd.	The Chukyo Bank, Ltd.

	The Gifu Bank, Ltd.	The Gifu Bank, Ltd.	The Gifu Bank, Ltd.

	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.	Jibun Bank Corporation	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.

	Mitsubishi UFJ Lease & Finance Company Limited	Mitsubishi UFJ Lease & Finance Company Limited	Mitsubishi UFJ Lease & Finance Company Limited

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
BOT Lease Co., Ltd.	BOT Lease Co., Ltd.	BOT Lease Co., Ltd.

ACOM CO., Ltd.	ACOM CO., Ltd.	ACOM CO., Ltd.

Mobit Co., Ltd.	Mobit Co., Ltd.	Mobit Co., Ltd.

Mitsubishi Research Institute DCS Co., Ltd.	JACCS CO., Ltd.	JACCS CO., Ltd.

For the six months ended September 30, 2007, kabu.com Securities Co., Ltd. and 3 other companies were excluded from the scope of affiliates due to change in ownership status to a subsidiary, merger or other reasons.

On April 1, 2007, Diamond Lease Co., Ltd., merged with UFJ Central Leasing Co., Ltd. and was renamed Mitsubishi UFJ Lease & Finance Company Limited.

On April 1, 2007, Diamond Computer Service Co., Ltd. was renamed Mitsubishi Research Institute DCS Co., Ltd.

JALCARD, INC.

Mitsubishi Research Institute DCS Co., Ltd.

Dah Sing Financial Holdings Limited

PT. Bank Nusantara Parahyangan Tbk.

Kim Eng Holdings Limited

For the six months ended September 30, 2008, JALCARD, INC. and 19 other companies were newly accounted for under the equity method through purchase of shares or other reasons.

Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd. and 1 other company were excluded from the scope of affiliates due to change in ownership status to a subsidiary.

Mitsubishi Research Institute DCS Co., Ltd.

PT. Bank Nusantara Parahyangan Tbk.

For the fiscal year ended March 30, 2008, JACCS CO., Ltd. and 1 other company were newly accounted for under the equity method due to additional investments or other reasons.

For the fiscal year ended March 31, 2008, MU Japan Fund PLC was newly accounted for under the equity method due to the significance of MUFG’s share of net income and retained earnings on the consolidated financial statements.

kabu.com Securities Co., Ltd. and 7 other companies were excluded from the scope of affiliates due to change in ownership status to a subsidiary, merger, or other reasons.

On April 1, 2007, Diamond Lease Co., Ltd. merged with UFJ Central Leasing Co., Ltd., and was renamed Mitsubishi UFJ Lease & Finance Company Limited.

On April 1, 2007, Diamond Computer Service Co., Ltd. was renamed Mitsubishi Research Institute DCS Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.	(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.	(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.
(3) Affiliates not accounted for under the equity method	(3) Affiliates not accounted for under the equity method	(3) Affiliates not accounted for under the equity method

Principal companies:	Principal company:	Principal company:

SCB Leasing Public Company Limited MU Japan Fund PLC	SCB Leasing Public Company Limited	SCB Leasing Public Company Limited

These affiliates are not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the interim consolidated financial statements even if these companies are excluded from the scope of applying the equity method.

	This affiliate is not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the interim consolidated financial statements even if this company is excluded from the scope of applying the equity method.	This affiliate is not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the consolidated financial statements even if this company is excluded from the scope of applying the equity method.

(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:	(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:	(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:

Kyoto Remedis Co., Ltd.	Kyoto Remedis Co., Ltd.	Kyoto Remedis Co., Ltd.

VLI Communications Co., Ltd.	Kyoto Constella Technologies Co., Ltd.	Kyoto Constella Technologies Co., Ltd.

SuperIndex Inc.	SuperIndex Inc.	SuperIndex Inc.
Pasto Co., Ltd.	Pasto Co., Ltd.	Pasto Co., Ltd.

Pharma Frontier Co., Ltd.	cifra inc.	Pharma Frontier Co., Ltd.

Medical Trials Inc.	Pharma Frontier Co., Ltd.	Medical Trials Inc.

MARS ltd.	Medical Trials Inc.	MARS ltd.

Assist Computer Systems Inc.	Assist Computer Systems Inc.	Assist Computer Systems Inc.

SSI Corporation	SPRING, inc	Conversion Co., Ltd

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
	SANKI Co., Ltd.	Street Design Corporation	SSI Corporation

	SuperMap Japan Co., Ltd.	MARS ltd.	SuperMap Japan Co., Ltd.

	NBA JAPAN Co., Ltd.	Conversion Co., Ltd	NBA JAPAN Co., Ltd.

	Japan Medical Information Research Institute, Inc.	SSI Corporation	Japan Medical Information Research Institute, Inc.

	Street Design Corporation	SuperMap Japan Co., Ltd.	Street Design Corporation

	cifra inc.	NBA JAPAN Co., Ltd.	cifra inc.

	Centillion II Venture Capital Corporation	Japan Medical Information Research Institute, Inc.	Centillion II Venture Capital Corporation

Centillion II Venture Capital Corporation

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

3. Balance sheet date for the interim periods (balance sheet date) of consolidated subsidiaries	(1) The interim financial statements balance sheet dates of consolidated subsidiaries are as follows:	(1) The interim financial statements balance sheet dates of consolidated subsidiaries are as follows:	(1) The balance sheet dates of consolidated subsidiaries are as follows:
	November 30: 3 subsidiaries	November 30: 3 subsidiaries	May 31: 3 subsidiaries
	April 30: 3 subsidiaries	December 31: 1 subsidiary	August 31: 1 subsidiary
	June 30: 140 subsidiaries	February 28/29: 1 subsidiary	October 31: 1 subsidiary
	July 24: 18 subsidiaries	April 30: 1 subsidiary	December 31: 139 subsidiaries
	July 31: 1 subsidiary	June 30: 138 subsidiaries	January 24: 17 subsidiaries
	August 31: 2 subsidiaries	July 24: 20 subsidiaries	January 31: 1 subsidiary
	September 30: 85 subsidiaries	July 31: 1 subsidiary	February 28/29: 1 subsidiary
		August 31: 2 subsidiaries	March 31: 79 subsidiaries
September 30: 79 subsidiaries

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(2) Two of the consolidated subsidiaries with interim financial statements balance sheet dates as of November 30 are consolidated based on their financial statements as of August 31.	(2) Two of the consolidated subsidiaries with interim financial statements balance sheet dates as of November 30 are consolidated based on their financial statements as of August 31.	(2) Two of the consolidated subsidiaries with balance sheet dates as of May 31 are consolidated based on their financial statements as of February 28/29.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of November 30, one of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 and one of the consolidated subsidiaries with interim financial statements balance sheet date as of June 30 are consolidated based on their financial statements as of September 30.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of June 30.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of July 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective interim financial statements balance sheet dates.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of November 30 and the consolidated subsidiary with interim financial statements balance sheet date as of February 28/29 are consolidated based on their financial statements as of September 30.

The consolidated subsidiary with interim financial statements balance sheet date as of December 31 is consolidated based on its financial statements as of June 30.

The consolidated subsidiary with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of July 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective interim financial statements balance sheet dates.

One of the consolidated subsidiaries with balance sheet date as of May 31 and the consolidated subsidiary with balance sheet date as of August 31 are consolidated based on their financial statements as of March 31.

The consolidated subsidiary with balance sheet date as of October 31 is consolidated based on its financial statements as of January 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective balance sheet dates.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Necessary adjustments are made to reflect any significant transactions that occurred between the interim consolidated financial statements balance sheet date and interim financial statements balance sheet dates of the consolidated subsidiaries above.	Necessary adjustments are made to reflect any significant transactions that occurred between the interim consolidated financial statements balance sheet date and interim financial statements balance sheet dates of the consolidated subsidiaries above.	Necessary adjustments are made to reflect any significant transactions that occurred between the consolidated balance sheet date and the balance sheet dates of the consolidated subsidiaries above.

(Additional information)

The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of MUFG, established The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. on June 28, 2007 and transferred its 6 branches and 2 sub-branches in China to the new company on July 1, 2007. Adjustments relating to transfers of the branches and sub-branches described above are reflected in the consolidated financial statements as significant transactions. The statement of income of The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. from July 1, 2007 to September 30, 2007 is not reflected to the consolidated statement of income; however, its impact is immaterial.

(Additional information)

The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of MUFG, established The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. on June 28, 2007 and transferred its 6 branches and 2 sub-branches in China to the new company on July 1, 2007. The balance sheet date of the consolidated subsidiary, The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. is December 31.

The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. is included in the “Asia /Oceania” segment.

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
4. Accounting policies

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in securities markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the interim consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the interim consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the interim financial statements balance sheet date.

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in financial instrument markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the interim consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the interim consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the interim financial statements balance sheet date.

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in securities markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the balance sheet date.

(2)    Securities

(A) Debt securities being held to maturity are carried at amortized costs (using the straight-line method) using the moving average method. Investments in affiliates not accounted for under the equity method are carried at acquisition costs using the moving average method. Other securities with fair values are carried at their quoted market prices as at

(2) Securities (A) Same as described in the six months ended September 30, 2007.

(2)    Securities

(A) Debt securities being held to maturity are carried at amortized costs (using the straight-line method) using the moving average method. Investments in affiliates not accounted for under the equity method are carried at acquisition costs using the moving average method. Other securities with fair values are carried at their quoted market prices as at

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
the interim financial statements balance sheet date (cost of securities sold is calculated primarily under the moving average method). Other securities that have no fair values are carried at acquisition costs or amortized costs as computed under the moving average method.		the balance sheet date (cost of securities sold is calculated primarily under the moving average method). Other securities that have no fair values are carried at acquisition costs or amortized costs as computed under the moving average method.

Net unrealized gains (losses) on other securities are included directly in net assets, net of taxes, excluding changes in fair value recognized in current earnings for securities with embedded derivatives which are not bifurcated.		Net unrealized gains (losses) on other securities are included directly in net assets, net of taxes, excluding changes in fair value recognized in current earnings for securities with embedded derivatives which are not bifurcated.

(Additional information)

Floating-rate Japanese government bonds which are included in “Securities” had previously been evaluated based on market values. The domestic consolidated banking subsidiary has examined its accounting treatment for floating-rate Japanese government bonds in accordance with PITF No. 25 “Practical Solution on Measurement of Fair Value of Financial Assets” (issued by the ASBJ on October 28, 2008) and determined that market values at the end of the interim period cannot be deemed as fair values as a result of assessing the current market environment, and measures its floating-rate Japanese government bonds based on reasonably estimated amounts starting from the six months ended September 30, 2008.

This resulted in a 122,235 million yen increase in “Securities,” a 41,083 million yen decrease in

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
“Deferred tax assets” and an 81,152 million yen increase in “Net unrealized gains (losses) on other securities” as compared to the measurement using the quoted market prices.

(B) Securities which are held as trust assets in “Money held in trust” are accounted for under the same basis as noted in Notes (1) and (2) (A) above.

Unrealized gains and losses on securities that are part of trust assets in connection with monies held in trust, which are not held for trading purposes or held to maturity, are included directly in net assets, net of taxes.

	(B) Same as described in the six months ended September 30, 2007.	(B) Same as described in the six months ended September 30, 2007.

(3) Derivatives Derivative transactions (other than trading transactions) are generally measured at fair value.	(3) Derivatives Same as described in the six months ended September 30, 2007.	(3) Derivatives Same as described in the six months ended September 30, 2007.

(4) Depreciation 1) Tangible fixed assets	(4) Depreciation 1) Tangible fixed assets (excluding leased assets)	(4) Depreciation 1) Tangible fixed assets

Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method.	Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method to allocate annual estimated depreciation to each period.	Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method.

The estimated useful lives are as follows: Buildings: 15 years to 50 years Equipment: 2 years to 20 years	The estimated useful lives are as follows: Buildings: 15 years to 50 years Other: 2 years to 20 years	The estimated useful lives are as follows: Buildings: 15 years to 50 years Equipment: 2 years to 20 years

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.	Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.	Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.

	(Additional information)	(Changes in accounting policies)

Beginning from the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic consolidated banking subsidiaries have

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic consolidated banking subsidiaries have re-examined residual values of their buildings (excluding

	re-examined residual values of their buildings (excluding fixtures), based on historical data related to their disposition of buildings and other data and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.	fixtures), based on historical data related to their disposition of buildings and other data and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. When compared to the new method, General and administrative expenses declined by 4,713 million yen and Ordinary profits and Income before income taxes and others increased by the same amount for the six months ended September 30, 2007.

This change resulted in an 11,135 million yen increase in General and administrative expenses and decreases in Ordinary profits and Income before income taxes and others by the same amount as compared to the previous method.
Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008. Consequently, compared to if the method after the change had been used in the six months ended September 30, 2007, General and administrative expenses declined by 4,713 million yen and Ordinary profits and Income before income taxes and others increased by the same amount.

(Additional information)

Beginning from the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation has reached its maximum for income tax purposes. This change resulted in a 2,576 million yen increase in general and administrative expenses and decreases in Ordinary profit and Income before income taxes and others by the same amount.

2) Intangible fixed assets	2) Intangible fixed assets (excluding leased assets)	2) Intangible fixed assets

Amortization of intangible fixed assets is computed	Amortization of intangible fixed assets is computed	Amortization of intangible fixed assets is computed
primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.	primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.	primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.

3)      Leased assets

Leased assets reported in “Tangible fixed assets” and “Intangible fixed assets” for finance lease transactions other than those that are deemed to transfer the ownership of the leased assets to the lessees are depreciated using the straight line method over the lease term. With respect to residual values, guaranteed residual values are used for

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
leased assets with a residual value guarantee arrangement, while a nil residual value is used for leased assets with no such arrangement.

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the interim consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the interim consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

bonds as per the previous accounting method, in accordance with the transitional treatment set forth in ASBJ PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).	bonds as per the previous accounting method, in accordance with the transitional treatment set forth in PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).	bonds as per the previous accounting method, in accordance with the transitional treatment set forth in PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.

For loans to borrowers that are deemed highly likely to become bankrupt	For loans to borrowers that are deemed highly likely to become bankrupt	For loans to borrowers that are deemed highly likely to become bankrupt
(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.

For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from	For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from	For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
deemed to be uncollectible and written off. The total write-offs amounted to 796,115 million yen.	deemed to be uncollectible and written off. The total write-offs amounted to 779,419 million yen.	deemed to be uncollectible and written off. The total write-offs amounted to 691,894 million yen.

For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.	For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.	For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.

(7)    Allowances for losses on securities

To provide for investment losses, allowances for losses on securities are provided based on the assessment of each issuer’s financial condition and other factors.

	(7) Allowances for losses on securities Same as described in the six months ended September 30, 2007.	(7) Allowances for losses on securities Same as described in the six months ended September 30, 2007.

(8) Reserve for bonuses Reserve for bonuses reflects the amount accrued based on the estimated future bonus payments to employees as a result of service during the current interim period.	(8) Reserve for bonuses Same as described in the six months ended September 30, 2007.	(8) Reserve for bonuses Reserve for bonuses reflects the amount accrued based on the estimated future bonus payments to employees as a result of service during the current fiscal year.

(9)    Reserve for bonuses to directors

Some domestic consolidated subsidiaries recognize reserve for bonuses to directors that reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current interim period.

(9)    Reserve for bonuses to directors

Reserve for bonuses to directors reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current interim period.

(9)    Reserve for bonuses to directors

Reserve for bonuses to directors reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current fiscal year.

(10) Reserve for retirement benefits Reserve for retirement benefits, which are for future pension payments to	(10) Reserve for retirement benefits Same as described in the six months ended September 30, 2007.	(10) Reserve for retirement benefits Reserve for retirement benefits, which are for future pension payments to

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
employees, is recorded at amount determined to be accrued for the interim period based on an estimate of retirement benefit obligations and pension assets as of the fiscal year-end. Prior service costs and unrecognized net actuarial gains and losses are expensed as follows:		employees, is recorded based on an estimate of retirement benefit obligations and pension assets as of the fiscal year-end. Prior service costs and unrecognized net actuarial gains and losses are expensed as follows:

(A)   Prior service costs

Prior service costs are amortized using the straight-line method. The amortization period is generally 10 years, but within the employees’ average remaining service period as determined from the year in which the services are provided.

	(A) Prior service costs Same as described in the six months ended September 30, 2007.	(A) Prior service costs Same as described in the six months ended September 30, 2007.

(B) Unrecognized net actuarial gains and losses	(B) Unrecognized net actuarial gains and losses	(B) Unrecognized net actuarial gains and losses

Unrecognized net actuarial gains and losses are amortized using the straight-line method commencing from the period following the period in which the unrecognized net actuarial gains and losses are incurred. The amortization period is generally 10 years, but within the employees’ average remaining service as determined from the year in which the services are provided.

	Same as described in the six months ended September 30, 2007.	Same as described in the six months ended September 30, 2007.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at the interim period end based on the estimated amount of benefits payable.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at the interim period end based on the estimated amount of benefits payable.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at fiscal year end based on the estimated amount of benefits payable.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
___________

(12)  Reserve for loyalty award credits

Reserve for loyalty award credits, which are provided to meet the obligations for future use of points granted to “Super IC Card” and other card customers, are recorded based on the estimated future use of cash converted balances of unused points granted.

(12)  Reserve for loyalty award credits

Reserve for loyalty award credits, which are provided to meet the obligations for future use of points granted to “Super IC Card” and other card customers, are recorded based on the estimated future use of cash converted balances of unused points granted.

(12) Reserve for contingent losses Reserve for contingent losses, which is provided for possible contingent losses from off-balance sheet and other transactions, is	(13) Reserve for contingent losses Same as described in the six months ended September 30, 2007.	(13) Reserve for contingent losses Same as described in the six months ended September 30, 2007.
recorded based on an estimate of future potential losses.

(13)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserves under special laws

Reserves under special laws consist of 4,300 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 48-3-1 of the Financial Instruments and Exchange Act and Article 189 of the Cabinet Office Ordinance

(15)  Reserves under special laws

Reserves under special laws consist of 3,335 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 46-5-1 and Article 48-3-1 of the Financial Instruments and Exchange Act and Article 175 and Article 189

(15)  Reserves under special laws

Reserves under special laws consist of 4,639 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 46-5-1 and Article 48-3-1 of the Financial Instruments and Exchange Act and Article 175 and Article 189

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.	of the Cabinet Office Ordinance regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.	of the Cabinet Office Ordinance regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.

A reserve for contingent liabilities from financial futures transactions and a reserve for contingent liabilities from securities transactions were previously recorded in accordance with Article 81 of the Financial Futures Trading Law and Article 51 of the Securities and Exchange Law, respectively. These reserves have been replaced by the		A reserve for contingent liabilities from financial futures transactions and a reserve for contingent liabilities from securities transactions were previously recorded in accordance with Article 81 of the Financial Futures Trading Law and Article 51 of the Securities and Exchange Law, respectively. These reserves have been replaced by the
reserve for contingent liabilities from financial instruments transactions from the six months ended September 30, 2007 due to the enforcement of the Financial Instruments and Exchange Act effective from September 30, 2007.		reserve for contingent liabilities from financial instruments transactions from the fiscal year ended March 31, 2008 due to the enforcement of the Financial Instruments and Exchange Act effective from September 30, 2007.

(15)  Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies and overseas branch accounts of domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries are translated into yen primarily at exchange rates prevailing at the interim consolidated balance sheet date, except for investments in affiliates which are translated into yen at exchange rates prevailing on the transaction dates.

(16) Assets and liabilities denominated in foreign currencies Same as described in the six months ended September 30, 2007.

(16)  Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies and overseas branch accounts of domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries are translated into yen primarily at exchange rates prevailing at the consolidated balance sheet date, except for investments in affiliates which are translated into yen at exchange rates prevailing on the transaction dates.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Assets and liabilities denominated in foreign currencies of other consolidated subsidiaries are translated into yen at exchange rates prevailing on the respective interim consolidated balance sheet dates.		Assets and liabilities denominated in foreign currencies of other consolidated subsidiaries are translated into yen at exchange rates prevailing on the respective consolidated balance sheet dates.

(16) Lease transactions	(17) Lease transactions (Lessee)	(17) Lease transactions

Finance leases entered into by the domestic consolidated subsidiaries other than those deemed to transfer the ownership of the leased assets to the lessees are accounted for similar to operating leases.	Finance leases entered into by the domestic consolidated subsidiaries other than those that are deemed to transfer the ownership of the leased assets to the lessee and whose lease terms start from	Finance leases entered into by the domestic consolidated subsidiaries other than those deemed to transfer the ownership of the leased assets to the lessees are accounted for similar to operating leases.

the fiscal year beginning on or after April 1, 2008 are accounted for similar to ordinary sales and purchase transactions. Leased assets are depreciated using the straight line method over the lease term.

With respect to residual values, guaranteed residual values are used for leased assets with a residual value guarantee arrangement, while a nil residual value is used for leased assets with no such arrangement.

Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessee and whose lease terms started from the fiscal year beginning before April 1, 2008 are accounted for similar to operating leases.

(Lessor) Finance leases other than those that are deemed to

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
transfer the ownership of the leased assets to the lessee are accounted for similar to ordinary sales and purchase transactions. Income and expenses arising from these leases are recognized by allocating interest equivalent amounts to applicable periods instead of recording sales as “Other operating income”.

(Changes in accounting policies) Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessee were accounted for similar to operating leases. However, MUFG has applied ASBJ Statement No. 13 “Accounting Standard for Lease Transactions” (issued on March 30, 2007 by ASBJ) and ASBJ Implementation Guidance No. 16 “Implementation Guidance on Accounting Standard for Lease Transactions” (issued on March 30, 2007 by ASBJ) from the six months ended September 30, 2008, which became effective from fiscal years beginning on or after April 1, 2008.

(Lessee)

This change does not have a material impact on the consolidated balance sheet and other items.

(Lessor) As compared to the previous method, this change resulted in a 58,083 million yen decrease in “Ordinary

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
income” (within “Ordinary income”, a 4,266 million yen increase in “Interest income” and a 62,349 million yen decrease in “Other ordinary income”), a 58,295 million yen decrease in “Ordinary expenses” (within “Ordinary expenses”, a 56,376 million yen decrease in “Other ordinary expenses”), a 212 million yen increase in “Ordinary profits”, a 6,107 million yen increase in “Extraordinary gains”, and a 6,319 million yen increase in “Income before income taxes and others”.

(17)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

(18)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

(18)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively based on grouping the transactions by their maturities in accordance with Industry Audit

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively based on grouping the transactions by their maturities in accordance with Industry Audit

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively by their maturities in accordance with Industry Audit Committee Report No. 24. Interest rate swaps

Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments.	Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments.	and other derivatives are designated as hedging instruments.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the	deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the	deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the
similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.	similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.	similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.

As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as	As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as	As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of September 30, 2007 are 33,622 million yen (before tax effect adjustment) and 55,135 million yen (before tax effect adjustment), respectively.	expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of September 30, 2008 are 18,664 million yen (before tax effect adjustment) and 32,459 million yen (before tax effect adjustment), respectively.	expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of March 31, 2008 are 25,715 million yen (before tax effect adjustment) and 41,677 million yen (before tax effect adjustment), respectively.

(b) Hedge accounting for foreign currency risks: Domestic consolidated banking and trust banking subsidiaries have adopted	(b) Hedge accounting for foreign currency risks: Same as described in the six months ended September 30, 2007.	(b) Hedge accounting for foreign currency risks: Same as described in the six months ended September 30, 2007.
the deferred hedge accounting method for hedging transactions for foreign currency risks arising from financial assets and liabilities denominated in foreign currencies. Hedged items are collectively determined based on grouping transactions by foreign currency denominated monetary receivables and liabilities in accordance with JICPA Industry Audit Committee Report No. 25, “Treatment of Accounting and Auditing concerning Accounting for Foreign Currency Transactions for the Banking Industry” (issued on July 29, 2002 by JICPA). Currency swap transactions and foreign exchange contracts (cash related swap transactions) denominated in the same currency are designated as the hedging instruments.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
In addition to the activities described above, the portfolio hedging or individual hedging is used for hedging foreign currency risks associated with investments in affiliates and other securities (excluding debt securities) denominated in foreign currencies. Foreign currency denominated monetary liabilities and forward exchange contracts denominated in the same currency are designated as hedging instruments. The deferred hedge method is applied to investments in affiliates denominated in foreign currency, while the fair value hedge method is applied to other securities (excluding debt securities) denominated in foreign currency.

(c)    Inter-company and intra-company transactions

For derivative transactions entered into between consolidated companies, or between trading accounts and other accounts (or between the internal departments), the gains and losses or unrealized gains and losses arising from interest rate swaps, currency swaps, and other derivates, which are designated as hedging instruments are not eliminated. These gains and losses are recognized in current earnings for the current interim period or deferred, because these derivative transactions are

(c) Inter-company and intra-company transactions Same as described in the six months ended September 30, 2007.

(c)    Inter-company and intra-company transactions

For derivative transactions entered into between consolidated companies, or between trading accounts and other accounts (or between the internal departments), the gains and losses or unrealized gains and losses arising from interest rate swaps, currency swaps, and other derivates, which are designated as hedging instruments are not eliminated. These gains and losses are recognized in current earnings for the current fiscal year or deferred, because these derivative transactions are

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
executed in accordance with the criteria for qualifying for third-party covered transactions which are determined to be executed non-arbitrarily and as part of strict hedging activities, as set forth in Industry Audit Committee Reports No. 24 and No. 25.		executed in accordance with the criteria for qualifying for third-party covered transactions which are determined to be executed non-arbitrarily and as part of strict hedging activities, as set forth in Industry Audit Committee Reports No. 24 and No. 25.

(18)  Consumption taxes

National and local consumption taxes (the “Consumption and Other Taxes”) for MUFG and its domestic consolidated subsidiaries are excluded from transaction amounts. Non-deductible portions of

	(19) Consumption taxes Same as described in the six months ended September 30, 2007.	(19) Consumption taxes Same as described in the six months ended September 30, 2007.
the Consumption and Other Taxes on the purchases of tangible fixed assets are expensed when incurred.

(19)  Income taxes accounting

Current and deferred taxes for the current interim period are calculated based on the assumption that the reserve for losses on overseas investments are expected to be reversed through retained earnings at the period end of the domestic consolidated trust banking subsidiary.

	(20) Income taxes accounting Same as described in the six months ended September 30, 2007.	___________

(20) Bills discounted and rediscounted Bills discounted or rediscounted are accounted for as financial transactions in accordance with Industry Audit Committee Report No. 24.	(21) Bills discounted and rediscounted Same as described in the six months ended September 30, 2007.	(20) Bills discounted and rediscounted Same as described in the six months ended September 30, 2007.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
___________

(22)  Foreign subsidiaries

Where foreign subsidiaries prepare their financial statements in accordance with International Financial Reporting Standards (“IFRS”) or accounting standards generally accepted in the U.S. (“US GAAP”), MUFG uses these financial statements for its consolidation reporting purposes. In addition, where foreign subsidiaries prepare their financial statements in accordance with their generally accepted local accounting standards other than IFRS or US GAAP, such financial statements are mainly adjusted to comply with US GAAP.

___________

Adjustments necessary for the consolidation reporting are made to these financial statements.

(Changes in accounting policies)

MUFG has adopted PITF No. 18 “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (issued by ASBJ on May 17, 2006, “PITF No. 18”) from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a 7,218 million yen increase in Ordinary profits and Income before income taxes and others, as compared to the previous accounting method.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Additional information)

Net actuarial gains and losses not recognized as net periodic costs, which are recorded in the financial statements of foreign subsidiaries reporting under US GAAP in accordance with “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (FASB Statement No. 158), were previously deducted from Net assets and allocated to “Other assets” or “Reserve for retirement benefits”. From the six months ended

September 30, 2008, such net actuarial gains and losses are separately recorded, net of the related tax effects and minority interests portion, as “Pension liability adjustments of subsidiaries preparing financial statements under US GAAP”, under the valuation and translation adjustments in Net assets.

As compared to the previous method, this change resulted in a 21,136 million yen decrease in “Other assets”, a 9,620 million yen increase in “Reserve for retirement benefits”, an 11,814 million yen decrease in “Deferred tax liabilities” and a 6,573 million yen decrease in “Minority interests”.

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
5. Scope of cash and cash equivalents in the (interim) consolidated statements of cash flows	The scope of cash and cash equivalents in the interim consolidated statement of cash flows consists of “Cash and due from banks” on the interim consolidated balance sheet, excluding time deposits and negotiable certificates of deposits in other banks.	Same as described in the six months ended September 30, 2007.	The scope of cash and cash equivalents in the consolidated statement of cash flows consists of “Cash and due from banks” on the consolidated balance sheet, excluding time deposits and negotiable certificates of deposits in other banks.

Changes in the Significant Accounting Policies Applied for Preparing the Interim Consolidated Financial Statements

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008

(Accounting Standard for Financial Instruments)

Some requirements regarding the scope of securities under “Accounting Standard for Financial Instruments” (“Accounting Standard”) (ASBJ Statement No. 10) and “Implementation Guidance on Accounting for Financial Instruments” (“Implementation Guidance”) (JICPA Accounting Practice Committee Report No. 14) were revised on June 15, 2007 and July 4, 2007, respectively. The revised Accounting Standard and the Implementation Guidance are effective for fiscal years and interim periods ending on or after the enforcement date of the Financial Instruments and Exchange Act. MUFG adopted the revised Accounting Standard and Implementation Guidance from the interim period ended September 30, 2007.

These revisions do not have an impact on the interim consolidated financial statements.

___________

(Accounting Standard for Financial Instruments)

Some requirements regarding the scope of securities under “Accounting Standard for Financial Instruments” (“Accounting Standard”) (ASBJ Statement No. 10) and “Implementation Guidance on Accounting for Financial Instruments” (“Implementation Guidance”) (JICPA Accounting Practice Committee Report No. 14) were revised on June 15, 2007 and July 4, 2007, respectively. The revised Accounting Standard and the Implementation Guidance are effective for fiscal years ending on or after the enforcement date of the Financial Instruments and Exchange Act. MUFG adopted the revised Accounting Standard and Implementation Guidance from the fiscal year ended March 31, 2008. These revisions do not have an impact on the consolidated financial statements.

(Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets)

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems

___________

(Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets)

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008

and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits and a 4,717 million yen decrease in Income before income taxes and others and Net income.

rationalization of business systems and business restructuring following the merger.

This change resulted in a 1,085 million yen increase in Ordinary profits and a 4,174 million yen decrease in Income before income taxes and others.

___________

(Net presentation of derivative transactions subject to the master netting agreements)

Beginning the six months ended September 30, 2008, MUFG started to present in its financial statements the fair value amounts recognized for derivative instruments executed with the same counterparty as assets and liabilities on a gross basis. These assets and liabilities were previously presented net if there was a legally valid master netting agreement between the two parties.

MUFG reviewed its accounting presentation practice from the viewpoint of the fair disclosure practice relating to credit risk and determined that it is more appropriate to present on a gross basis, which is the general rule. This is because the recent trend of increasing amounts of cash collateral received or paid for derivative transactions is an indication that it may no longer be reasonable to offset only the fair value amounts recognized as assets and liabilities for derivative instruments.

As compared to the previous balance sheet presentation, this change resulted in a 3,336,769 million yen increase in “Trading assets”, a 3,384,170 million yen increase in “Trading liabilities”, a 1,141,588 million yen increase in “Other assets” and a 1,094,188 million yen increase in “Other

___________

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008
liabilities”. For the cash flow statement, this change resulted in a 716, 895 million yen increase in “Net (decrease) increase in trading assets”, a 706, 252 million yen decrease in “Net increase (decrease) in trading liabilities”, and a 10,642 million yen decrease in “Other”.

Changes in Presentation

For the six months ended September 30, 2007	For the six months ended September 30, 2008

(Consolidated balance sheet)

From the six months ended September 30, 2007, “Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, is separately presented in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revisions of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 76, September 28, 2007), which are effective for fiscal years beginning on or after April 1, 2007.

“Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, was 1,241 million yen as of March 31, 2007. “Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, was 952 million yen as of September 30, 2006.

(Consolidated statement of income)

From the six months ended September 30, 2007, provisions for reserves for contingent liabilities from financial futures transactions and reserves for contingent liabilities from securities transactions previously recorded in Extraordinary losses are recorded as provisions for reserves for contingent liabilities from financial instruments transactions, in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revisions of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 60, August 8, 2007) which are effective from September 30, 2007.

___________

(Consolidated statement of cash flows)

Due to the separate presentation of reserve for retirement benefits to directors, which was previously reported in “Other liabilities” in the consolidated balance sheet, net increases (decreases) in reserve for retirement benefits to directors, which were previously reported in “Other” under “Cash flows from operating activities” are separately presented as “Increase (decrease) in reserve for retirement benefits to directors”.

In the fiscal year ended March 31, 2007, “Increase in reserve for retirement benefits to directors” previously reported in “Other” under “Cash flows from operating activities” was 161 million yen. In the six months ended September 30, 2006, “Increase in reserve for retirement

For the six months ended September 30, 2007	For the six months ended September 30, 2008
benefits to directors” previously reported in “Other” under “Cash flows from operating activities” was (128) million yen.

(Consolidated balance sheet)

(1)    Lease receivables and lease investment assets are presented as “Other assets” in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revision of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 44, July 11, 2008), which are applied to financial statements for fiscal years beginning on or after April 1, 2008. Due to this change, receivables arising from finance lease transactions entered into by the overseas leasing subsidiary which were previously presented as “Loans and bills discounted”, and lease investment assets previously presented as “Tangible fixed assets” or “Intangible fixed assets” are reported as “Other assets” from the six months ended September 30, 2008.

         “Other assets” which was previously reported in “Loans and bills discounted”, “Tangible fixed assets” and “Intangible fixed assets” were 328,751 million yen, 13,707 million yen and 305 million yen, respectively, as of September 30, 2007.

(2)    Reserve for loyalty award credits recognized by the consolidated subsidiaries was previously included in “Other liabilities” as it was determined to be immaterial. “Reserve for loyalty award credits” which was included in “Other liabilities” was 8,801 million yen as of September 30, 2007.

(Consolidated statement of cash flows)

Due to the separate presentation of reserve for loyalty award credits, which was previously reported as “Other liabilities” in the consolidated balance sheet, net increases (decreases) in reserve for loyalty award credits, which were previously presented in “Other” under “Cash flows from operating activities” are separately presented in “Increase (decrease) in reserve for loyalty award credits”.

In the six months ended September 30, 2007, “Increase (decrease) in reserve for loyalty award credits” previously reported as part of “Other” under “Cash flows from operating activities” was 3,592 million yen.

Notes to the Interim Consolidated Financial Statements

(Consolidated Balance Sheets)

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008

1. “Securities” include 209,910 million yen of investments in affiliates and 2,331 million yen of investments.	1. “Securities” include 284,654 million yen of investments in affiliates and 1,982 million yen of investments	1. “Securities” include 249,266 million yen of investments in affiliates and 2,269 million yen of investments. These amounts include 8,301 million yen of investments in jointly controlled companies.

2. “Securities” include 538 million yen of unsecured securities lent.	2. “Securities” include 794 million yen of unsecured securities lent.	2. “Securities” include 942 million yen of unsecured securities lent.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 6,044,205 million yen is re-pledged, 574,469 million yen is re-loaned, and 9,083,538 million yen is held as of September 30, 2007.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 1,093,616 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 10,680 million yen.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 5,400,337 million yen is re-pledged, 943,264 million yen is re-loaned, and 7,586,639 million yen is held as of September 30, 2008.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 1,007,324 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 14,921 million yen.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 5,557,035 million yen is re-pledged, 399,451 million yen is re-loaned, and 14,686,956 million yen is held as of March 31, 2008.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 989,845 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 7,927 million yen.

3. Loans to bankrupt borrowers and delinquent loans were 36,878 million yen and 897,477 million yen, respectively.	3. Loans to bankrupt borrowers and delinquent loans were 70,362 million yen and 928,338 million yen, respectively.	3. Loans to bankrupt borrowers and delinquent loans were 43,298 million yen and 737,926 million yen, respectively.

Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to	Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to	Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).	delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).	delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).

Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.	Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.	Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.

4. Loans past due for 3 months or more amount to 17,866 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

4. Loans past due for 3 months or more amount to 17,708 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

4. Loans past due for 3 months or more amount to 17,900 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

5. Restructured loans amount to 449,472 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

5. Restructured loans amount to 434,086 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

5. Restructured loans amount to 477,544 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

As of September 30, 2007		As of September 30, 2008		As of March 31, 2008

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,401,694 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,450,495 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,276,670 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

7. Assets pledged as collateral are as follows:		7. Assets pledged as collateral are as follows:		7. Assets pledged as collateral are as follows:

Cash and due from banks	¥1,124 million	Cash and due from banks	¥1,819 million	Cash and due from banks:	¥2,124 million
Trading assets	¥846,698 million	Trading assets	¥506,583 million	Trading assets	¥815,656 million
Securities	¥1,312,667 million	Securities	¥1,323,102 million	Securities	¥2,364,483 million
Loans and bills discounted	¥208,993 million	Loans and bills discounted	¥1,308,153 million	Loans and bills discounted	¥86,330 million
Other assets	¥2,475 million	Other assets	¥364 million	Other assets	¥34 million
Tangible fixed assets	¥662 million	Tangible fixed assets	¥844 million	Tangible fixed assets	¥1,142 million
Intangible fixed assets	¥374 million	Intangible fixed assets	¥833 million	Intangible fixed assets	¥764 million

Liabilities related to pledged assets are as follows:		Liabilities related to pledged assets are as follows:		Liabilities related to pledged assets are as follows:

Deposits	¥293,359 million	Deposits	¥343,940 million	Deposits	¥393,748 million
Call money and bills sold	¥612,000 million	Call money and bills sold	¥280,000 million	Call money and bills sold	¥610,900 million
Borrowed money	¥1,632,801 million	Commercial paper	¥25,000 million	Commercial paper	¥25,000 million
Bonds payable	¥11,217 million	Borrowed money	¥2,496,849 million	Borrowed money	¥2,120,577 million
Acceptances and guarantees	¥1,124 million	Bonds payable	¥18,393 million	Bonds payable:	¥17,154 million
		Acceptances and guarantees	¥1,705 million	Acceptances and guarantees	¥2,124 million

In addition to the items listed above, 158,369 million yen of cash and due from banks, 662,081 million yen of monetary claims bought, 26,839 million yen of trading assets, 5,213,729 million yen of securities, 6,042,207 million yen of loans and bills discounted, and 6,163 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.		In addition to the items listed above, 219,166 million yen of cash and due from banks, 569,862 million yen of monetary claims bought, 303,128 million yen of trading assets, 9,279,365 million yen of securities, 7,708,551 million yen of loans and bills discounted, and 5,321 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.		In addition to the items listed above, 113,293 million yen of cash and due from banks, 568,156 million yen of monetary claims bought, 19,698 million yen of trading assets, 4,670,829 million yen of securities, 6,165,191 million yen of loans and bills discounted, and 5,707 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
5,063,594 million yen of trading assets and 5,334,575 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 4,166,266 million yen and 5,758,665 million yen, respectively.	5,209,172 million yen of trading assets and 4,935,319 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 6,014,334 million yen and 3,504,866 million yen, respectively.	4,432,044 million yen of trading assets and 6,151,604 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 5,903,798 million yen and 3,877,010 million yen, respectively.

8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 68,604,086 million yen.	8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 62,785,375 million yen.	8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 69,330,633 million yen.

The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.	The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.	The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.	9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.	9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.

Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002	Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002	Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.	established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.	established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.

Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.	Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.	Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.

10. Accumulated depreciation on tangible fixed assets: 1,383,524 million yen	10. Accumulated depreciation on tangible fixed assets: 1,029,988 million yen	10. Accumulated depreciation on tangible fixed assets: 1,372,174 million yen

11. Compressed book value of tangible fixed assets: 91,738 million yen (Compressed book value for the six months ended September 30, 2007: — million yen)	___________	11. Compressed book value of tangible fixed assets: 91,673 million yen (Compressed book value for the fiscal year ended March 31, 2008: — million yen)

12. Borrowed money includes 1,178,500 million yen of subordinated borrowings whose repayment is subordinated to other debts.	12. Borrowed money includes 1,166,000 million yen of subordinated borrowings whose repayment is subordinated to other debts.	12. Borrowed money includes 1,202,500 million yen of subordinated borrowings whose repayment is subordinated to other debts.

13. Bonds payable include 3,293,896 million yen of subordinated bonds.	13. Bonds payable include 3,221,661 million yen of subordinated bonds.	13. Bonds payable include 3,158,606 million yen of subordinated bonds.

___________	14. Goodwill and negative goodwill are netted and presented as “Other assets.” The gross amounts of goodwill and negative goodwill are as follows:	___________

Goodwill	367,951 million yen
Negative goodwill	31,433 million yen
Net	336,517 million yen

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,386,986 million yen and 293,603 million yen, respectively.	15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,154,687 million yen and 169,572 million yen, respectively.	15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,277,958 million yen and 231,508 million yen, respectively.

16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,352,216 million yen.	16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,044,763 million yen.	16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,093,449 million yen.

(Consolidated Statements of Income)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
1. Other ordinary income includes 105,818 million yen of gains on sales of equity securities and 76,995 million yen of lease income relating to the consolidated leasing subsidiaries.	1. Other ordinary income includes 71,840 million yen of gains on sales of equity securities.	1. Other ordinary income includes 176,970 million yen of gains on sales of equity securities and 152,639 million yen of lease income relating to the consolidated leasing subsidiaries.

2.      Other ordinary expenses include 163,776 million yen of provisions for credit losses, 87,010 million yen of loan write-offs, 66,711 million yen of leasing costs relating to the consolidated leasing subsidiaries, and 45,010 million yen of write-down of equity securities.

2. Other ordinary expenses include 171,834 million yen of provisions for credit losses, 163,052 million yen of loan write-offs, and 145,276 million yen of write-down of equity securities.

2.      Other ordinary expenses include 251,597 million yen of loan write-offs, 132,564 million yen of leasing costs relating to the consolidated leasing subsidiaries, and 187,104 million yen of write-down of equity securities.

___________

3.      Impact upon the adoption of accounting standard for lease transactions recognized represents the impact arising from the changes in the accounting for lease transactions as a lessor by the consolidated subsidiary whose main business is leasing.

___________

___________	___________	4. Prior year adjustments represent elimination adjustments on assets of UFJ Bank Limited, which became a domestic consolidated banking subsidiary on October 1, 2005.

(Consolidated Statements of Changes in Net Assets)

I.	For the six months ended September 30, 2007

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2007	Number of shares increased	Number of shares decreased	Number of shares as of September 30, 2007	Notes
Outstanding shares
Common stock	10,861	10,850,782	—	10,861,643	1
Preferred stock first series of class 3	100	99,900	—	100,000	2
Preferred stock class 8	17	17,682	—	17,700	3
Preferred stock class 11	0	0	—	1	4
Preferred stock class 12	33	33,666	—	33,700	5

Total	11,013	11,002,031	—	11,013,044

Treasury stock
Common stock	654	654,379	277,165	377,867	6

Total	654	654,379	277,165	377,867

Notes:

1.	The increase in common stock by 10,850,782 thousand shares was due to a stock split.
2.	The increase in preferred stock first series of class 3 by 99,900 thousand shares was due to a stock split.
3.	The increase in preferred stock class 8 by 17,682 thousand shares was due to a stock split.
4.	The increase in preferred stock class 11 by 0 thousand shares was due to a stock split.
5.	The increase in preferred stock class 12 by 33,666 thousand shares was due to a stock split.
6.	The increase in common stock held as treasury stock by 654,379 thousand shares was due to a stock split, the acquisition at the shareholders’ request to purchase their odd-lot shares, an increase in the number of shares held by subsidiaries and affiliates, and other reasons. The decrease in common stock held as treasury stock by 277,165 thousand shares was due to a share exchange, the sale of odd-lot shares at the shareholders’ request, a decrease in the number of shares held by affiliates and other reasons.

2.	Information regarding subscription rights to shares

	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of September 30, 2007	Notes
			As of March 31, 2007	For the six months ended September 30, 2007		As of September 30, 2007
Issuer				Increase	Decrease
(¥ million)
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			—
Consolidated subsidiaries (Treasury stock)				—			87 (—)
Total				—			87 (—)

3.	Information regarding dividends

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 28, 2007	Common stock	61,259	6,000	March 31, 2007	June 28, 2007
	Preferred stock first series of class 3	3,000	30,000	March 31, 2007	June 28, 2007
	Preferred stock class 8	140	7,950	March 31, 2007	June 28, 2007
	Preferred stock class 11	0	2,650	March 31, 2007	June 28, 2007
	Preferred stock class 12	193	5,750	March 31, 2007	June 28, 2007

The total amount of dividends above includes 3 million yen paid to consolidated subsidiaries.

Dividends with record dates on or before September 30, 2007 and effective dates on or after October 1, 2007

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
Board of Directors meeting on November 21, 2007	Common stock	73,411	Other retained earnings	7	September 30, 2007	December 10, 2007
	Preferred stock first series of class 3	3,000	Other retained earnings	30	September 30, 2007	December 10, 2007
	Preferred stock class 8	140	Other retained earnings	7.95	September 30, 2007	December 10, 2007
	Preferred stock class 11	0	Other retained earnings	2.65	September 30, 2007	December 10, 2007
	Preferred stock class 12	193	Other retained earnings	5.75	September 30, 2007	December 10, 2007

MUFG executed a 1,000 for 1 stock split of common and preferred stocks effective on September 30, 2007.

II.	For the six months ended September 30, 2008

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2008	Number of shares increased	Number of shares decreased	Number of shares as of September 30, 2008	Notes
Outstanding shares
Common stock	10,861,643	72,035	—	10,933,679	1
Preferred stock first series of class 3	100,000	—	—	100,000
Preferred stock class 8	17,700	—	17,700	—	2
Preferred stock class 11	1	—	—	1
Preferred stock class 12	33,700	—	—	33,700

Total	11,013,044	72,035	17,700	11,067,380

Treasury stock
Common stock	504,262	3,216	201,045	306,433	3
Preferred stock class 8	—	17,700	17,700	—	4
Preferred stock class 12	—	22,400	—	22,400	5

Total	504,262	43,316	218,745	328,833

Notes:

1.	The increase in the common stock by 72,035 thousand shares is due to the issuance of common stock through the mandatory acquisition of preferred stock class 8 and at the request for acquisition of preferred stock class 12.
2.	The decrease in the preferred stock class 8 by 17,700 thousand shares is due to the retirement of preferred stock class 8 which was mandatorily acquired.
3.	The increase in the shares of common stock held as treasury stock by 3,216 thousand shares is due to purchases at the shareholders’ requests to purchase their shares constituting less than a unit and other purchase requests, and increases in the number of shares held by affiliates and other reasons. The decrease in common stock held as treasury stock by 201,045 thousand shares is due to the sale at the shareholders’ requests to sell shares constituting less than a unit, the issuance of shares through exercise of subscription rights to shares (stock option) and share exchange, and a decrease in the number of shares held by affiliates and other reasons.
4.	The increase in 17,700 thousand shares in preferred stock class 8 held as treasury stock is due to mandatory acquisition. The decrease in 17,700 thousand shares in preferred stock class 8 held as treasury stock is due to the retirement of the preferred stock.
5.	The increase in 22,400 thousand shares in class 12 preferred stock held as treasury stock is due to purchase requests.

2.	Information regarding subscription rights to shares

Issuer	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of September 30, 2008 (¥ million)	Notes
			As of March 31, 2008	For the six months ended September 30, 2008		As of September 30, 2008
				Increase	Decrease
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			3,562
Consolidated subsidiaries (Treasury stock)				—			111 (—)
Total				—			3,674 (—)

3.	Information regarding dividends

(1)	Dividend paid during the six months ended September 30, 2008

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 27, 2008	Common stock	72,525	7	March 31, 2008	June 27, 2008
	Preferred stock first series of class 3	3,000	30	March 31, 2008	June 27, 2008
	Preferred stock class 8	140	7.95	March 31, 2008	June 27, 2008
	Preferred stock class 11	0	2.65	March 31, 2008	June 27, 2008
	Preferred stock class 12	193	5.75	March 31, 2008	June 27, 2008

The total amount of dividends above includes 4 million yen paid to consolidated subsidiaries.

(2)	Dividends with record dates on or before September 30, 2008 and effective dates on or after October 1, 2008

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
Board of Directors meeting on November 18, 2008	Common stock	74,428	Other retained earnings	7	September 30, 2008	December 10, 2008
	Preferred stock first series of class 3	3,000	Other retained earnings	30	September 30, 2008	December 10, 2008
	Preferred stock class 11	0	Other retained earnings	2.65	September 30, 2008	December 10, 2008
	Preferred stock class 12	64	Other retained earnings	5.75	September 30, 2008	December 10, 2008

III.	For the fiscal year ended March 31, 2008

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2007	Number of shares increased	Number of shares decreased	Number of shares as of March 31, 2008	Notes

Outstanding shares:
Common stock	10,861	10,850,782	—	10,861,643	1
Preferred stock first series of class 3	100	99,900	—	100,000	2
Preferred stock class 8	17	17,682	—	17,700	3
Preferred stock class 11	0	0	—	1	4
Preferred stock class 12	33	33,666	—	33,700	5

Total	11,013	11,002,031	—	11,013,044

Treasury stock:
Common stock	654	781,337	277,729	504,262	6

Total	654	781,337	277,729	504,262

Notes:

1.	The increase in common stock by 10,850,782 thousand shares was due to a stock split.
2.	The increase in preferred stock first series of class 3 by 99,900 thousand shares was due to a stock split.
3.	The increase in preferred stock class 8 by 17,682 thousand shares was due to a stock split.
4.	The increase in preferred stock class 11 by 0 thousand shares was due to a stock split.
5.	The increase in preferred stock class 12 by 33,666 thousand shares was due to a stock split.
6.	The increase in common stock held as treasury stock by 781,337 thousand shares was due to a stock split, repurchase at the shareholders’ requests to purchase their odd-lot shares and shares constituting less than a unit, the repurchase of treasury stock under the resolution of the Board of Directors, an increase in the number of shares held by subsidiaries and affiliates, and other reasons. The decrease in common stock held as treasury stock by 277,729 thousand shares was due to a share exchange, the sale of odd-lot shares and shares constituting less than a unit at the shareholders’ requests, a decrease in the number of shares held by affiliates and other reasons.

2.	Information regarding subscription rights to shares

Issuer	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of March 31, 2008	Notes
			As of March 31, 2007	For the fiscal year ended March 31, 2008		As of March 31, 2008
				Increase	Decrease
(¥ million)
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			2,408
Consolidated subsidiaries (Treasury stock)				—			100 (—)
Total				—			2,509 (—)

3.	Information regarding cash dividends

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 28, 2007	Common stock	61,259	6,000	March 31, 2007	June 28, 2007
	Preferred stock first series of class 3	3,000	30,000	March 31, 2007	June 28, 2007
	Preferred stock class 8	140	7,950	March 31, 2007	June 28, 2007
	Preferred stock class 11	0	2,650	March 31, 2007	June 28, 2007
	Preferred stock class 12	193	5,750	March 31, 2007	June 28, 2007

Board of Directors meeting on November 21, 2007	Common stock	73,411	7	September 30, 2007	December 10, 2007
	Preferred stock first series of class 3	3,000	30	September 30, 2007	December 10, 2007
	Preferred stock class 8	140	7.95	September 30, 2007	December 10, 2007
	Preferred stock class 11	0	2.65	September 30, 2007	December 10, 2007
	Preferred stock class 12	193	5.75	September 30, 2007	December 10, 2007

The total amount of dividends above includes 11 million yen paid to consolidated subsidiaries.

MUFG conducted a 1,000 for 1 stock split of common and preferred stocks effective on September 30, 2007.

Dividends with record dates on or before March 31, 2008 and effective dates on or after April 1, 2008

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
General meeting of shareholders on June 27, 2008	Common stock	72,525	Other Retained earnings	7	March 31, 2008	June 27, 2008
	Preferred stock first series of class 3	3,000	Other Retained earnings	30	March 31, 2008	June 27, 2008
	Preferred stock class 8	140	Other Retained earnings	7.95	March 31, 2008	June 27, 2008
	Preferred stock class 11	0	Other Retained earnings	2.65	March 31, 2008	June 27, 2008
	Preferred stock class 12	193	Other Retained earnings	5.75	March 31, 2008	June 27, 2008

(Consolidated Statements of Cash Flows)

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Reconciliation between cash and cash equivalents and items presented on the interim consolidated balance sheet:		Reconciliation between cash and cash equivalents and items presented on the interim consolidated balance sheet:		Reconciliation between cash and cash equivalents and items presented on the consolidated balance sheet:

As of September 30, 2007		As of September 30, 2008		As of March 31, 2008

	(in millions of yen)		(in millions of yen)		(in millions of yen)

Cash and due from banks	10,978,368	Cash and due from banks	10,148,110	Cash and due from banks	10,281,603
Time deposits and negotiable certificates of deposit in other banks	(7,739,470)	Time deposits and negotiable certificates of deposit in other banks	(5,593,553)	Time deposits and negotiable certificates of deposit in other banks	(6,059,380)

Cash and cash equivalents	3,238,898	Cash and cash equivalents	4,554,556	Cash and cash equivalents	4,222,222

(Lease Transactions)

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees:		1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees which are accounted for similar to normal sale and purchase transactions:		1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees:

(As lessee)		(As lessee)		(As lessee)

• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:		• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:		• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:

	(in millions of yen)		(in millions of yen)		(in millions of yen)

Acquisition costs		Acquisition costs		Acquisition costs

Tangible fixed assets	187,054	Tangible fixed assets	156,025	Buildings	49
Intangible fixed assets	152,611	Intangible fixed assets	141,442	Other tangible fixed assets	166,896

Total	339,666	Total	297,468	Software	151,405

				Total	318,351

Accumulated depreciation		Accumulated depreciation		Accumulated depreciation

Tangible fixed assets	93,503	Tangible fixed assets	90,932	Buildings	40
Intangible fixed assets	74,653	Intangible fixed assets	86,331	Other tangible fixed assets	86,976

Total	168,156	Total	177,264	Software	84,115

				Total	171,132

Accumulated impairment losses		Accumulated impairment losses		Accumulated impairment losses

Tangible fixed assets	301	Tangible fixed assets	167	Other tangible fixed assets	1,068
Intangible fixed assets	37	Intangible fixed assets	46	Software	37

Total	338	Total	213	Total	1,105

Net book value as of September 30, 2007		Net book value as of September 30, 2008		Net book value as of March 31, 2008

Tangible fixed assets	93,249	Tangible fixed assets	64,925	Buildings	9
Intangible fixed assets	77,921	Intangible fixed assets	55,064	Other tangible fixed assets	78,852

Total	171,170	Total	119,990	Software	67,252

				Total	146,113

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of September 30, 2007. However, for the main intangible fixed asset items, interest expenses that are reasonably estimated are deducted from the acquisition costs.		Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of September 30, 2008. However, for the main intangible fixed asset items, interest expenses that are reasonably estimated are deducted from the acquisition costs.		Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of March 31, 2008. However, for the main software items, interest expenses that are reasonably estimated are deducted from the acquisition costs.

• Future lease payments as of September 30, 2007		• Future lease payments as of September 30, 2008		• Future lease payments as of March 31, 2008

	(in millions of yen)		(in millions of yen)		(in millions of yen)
Due within one year	52,074	Due within one year	45,249	Due within one year	49,570
Due after one year	121,794	Due after one year	76,749	Due after one year	99,869

Total	173,868	Total	121,998	Total	149,440

Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of September 30, 2007. However, for the main intangible fixed assets items, interest expenses that are reasonably estimated are deducted from the future lease payments.		Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of September 30, 2008. However, for the main intangible fixed assets items, interest expenses that are reasonably estimated are deducted from the future lease payments.		Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of March 31, 2008. However, for the main software items, interest expenses that are reasonably estimated are deducted from the future lease payments.

• Balance of impairment losses on leased assets as of September 30, 2007		• Balance of impairment losses on leased assets as of September 30, 2008		• Balance of impairment losses on leased assets as of March 31, 2008

271 million yen		213 million yen		970 million yen

• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:		• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:		• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:

	(in millions of yen)		(in millions of yen)		(in millions of yen)
Lease expense	29,290	Lease expense	25,987	Lease expense	57,380
Reversal of impairment losses on leased assets	67	Reversal of impairment losses on leased assets	67	Reversal of impairment losses on leased assets	209
Depreciation	28,620	Depreciation	25,429	Depreciation	56,057
Interest expense	624	Interest expense	455	Interest expense	1,180
Impairment losses	338	Impairment losses	78	Impairment losses	1,179

For the six months ended September 30, 2007		For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
• Method used to calculate depreciation:		• Method used to calculate depreciation:	• Method used to calculate depreciation:

Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.		Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.	Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.

• Method used to calculate interest expense:		• Method used to calculate interest expense:	• Method used to calculate interest expense:

Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each interim period using the interest method.		Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each interim period using the interest method.	Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each fiscal year using the interest method.

(As lessor)			(As lessor)

• Acquisition costs, accumulated depreciation and net book value of leased assets:		___________	• Acquisition costs, accumulated depreciation and net book value of leased assets included in tangible fixed assets, and intangible fixed assets:
	(in millions of yen)			(in millions of yen)
Acquisition costs			Acquisition costs
Tangible fixed assets	512,665		Other tangible fixed assets	510,617
Intangible fixed assets	66,094		Other intangible fixed assets	70,089

Total	578,760		Total	580,707
Accumulated depreciation			Accumulated depreciation
Tangible fixed assets	225,598		Other tangible fixed assets	228,336
Intangible fixed assets	28,203		Other intangible fixed assets	30,058

Total	253,801		Total	258,395
Net book value as of September 30, 2007			Net book value as of March 31, 2008
Tangible fixed assets	287,066		Other tangible fixed assets	282,280
Intangible fixed assets	37,891		Other intangible fixed assets	40,031

Total	324,958		Total	322,312

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
• Future lease payments				• Future lease payments

	(in millions of yen)				(in millions of yen)
Due within one year	115,858			Due within one year	115,947
Due after one year	242,853			Due after one year	238,268

Total	358,712			Total	354,215
Note: Future lease payments include interest received, since the total balances of future lease payments and the estimated residual values as of September 30, 2007 are immaterial when compared with the accounts receivables balances as of September 30, 2007.				Note: Future lease payments include interest received, since the total balances of future lease payments and the estimated residual values as of March 31, 2008 are immaterial when compared with the accounts receivables balances as of March 31, 2008.

• Lease income	61,519 million yen			• Lease income	123,254 million yen
• Depreciation	52,792 million yen			• Depreciation	106,023 million yen

2. Operating lease transactions		2. Operating lease transactions		2. Operating lease transactions

(As lessor)		(As lessor)		(As lessor)

	(in millions of yen)		(in millions of yen)		(in millions of yen)
• Future lease payments		• Future lease payments relating to non-cancellable operating leases		• Future lease payments

Due within one year	40,753	Due within one year	42,226	Due within one year	44,476
Due after one year	163,519	Due after one year	131,364	Due after one year	139,734

Total	204,273	Total	173,591	Total	184,210

(As lessee)		(As lessee)		(As lessee)

• Future lease payments		• Future lease payments relating to non-cancellable operating leases		• Future lease payments
	(in millions of yen)		(in millions of yen)		(in millions of yen)
Due within one year	4,917	Due within one year	5,039	Due within one year	8,486
Due after one year	26,357	Due after one year	39,299	Due after one year	22,473

Total	31,275	Total	44,338	Total	30,960

(Securities)

I	As of September 30, 2007

*1	In addition to “Securities” in the consolidated balance sheet, the following tables include negotiable certificates of deposit in “Cash and due from banks” and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the interim non-consolidated financial statements.

1.	Debt securities being held to maturity with fair values (as of September 30, 2007)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)
Domestic bonds :	3,007,124	3,009,330	2,205
Government bonds	2,697,587	2,697,965	377
Municipal bonds	75,694	76,592	898
Corporate bonds	233,842	234,772	929
Foreign bonds	31,998	32,383	385
Other	164,967	164,966	(0)

Total	3,204,090	3,206,681	2,590

Note:

Fair value is calculated by using quoted market prices and/or other information as at the interim period end.

2.	Other securities with fair values (as of September 30, 2007)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Domestic equity securities	4,393,579	7,413,850	3,020,271
Domestic bonds	18,073,311	17,994,368	(78,942)
Government bonds	16,563,424	16,489,597	(73,827)
Municipal bonds	202,000	201,734	(265)
Corporate bonds	1,307,886	1,303,036	(4,850)
Foreign equity securities	108,209	239,629	131,420
Foreign bonds	7,530,373	7,443,250	(87,122)
Other	5,252,540	5,247,630	(4,910)

Total	35,358,013	38,338,729	2,980,716

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the interim period end.
2.

Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the interim period end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining

“significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings, or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.
3.	Net unrealized gains and losses include losses of 245 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

3.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities included in Table 1) (as of September 30, 2007)

(in millions of yen)
Amount
Debt securities being held to maturity
Foreign bonds	14,495
Other securities
Domestic equity securities	420,750
Corporate bonds	3,677,349
Foreign equity securities	73,181
Foreign bonds	143,771

II	As of September 30, 2008

*1	In addition to “Securities” in the consolidated balance sheet, the following tables include negotiable certificates of deposit in “Cash and due from banks” and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the interim non-consolidated financial statements.

1.	Debt securities being held to maturity with fair values (as of September 30, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)
Domestic bonds:	2,133,993	2,140,795	6,801
Government bonds	1,807,176	1,812,057	4,880
Municipal bonds	69,002	69,672	669
Corporate bonds	257,813	259,065	1,251
Foreign bonds	22,384	23,177	793
Other	222,052	222,052	—

Total	2,378,430	2,386,025	7,594

Note:

Fair value is calculated by using quoted market prices and/or other information as at the interim period end.

2.	Other securities with fair values (as of September 30, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Domestic equity securities	4,150,255	5,010,911	860,656
Domestic bonds	17,669,010	17,658,600	(10,409)
Government bonds	15,714,629	15,704,955	(9,674)
Municipal bonds	279,536	280,684	1,148
Corporate bonds	1,674,844	1,672,961	(1,883)
Foreign equity securities	117,142	144,176	27,034
Foreign bonds	7,316,688	7,213,911	(102,776)
Other	5,075,815	4,301,555	(774,259)

Total	34,328,910	34,329,155	244

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the interim period end.
2.	Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the interim period end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining “significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.

3.	Net unrealized gains and losses include losses of 8,516 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

3.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities in Table 1) (as of September 30, 2008)

(in millions of yen)
Amount
Debt securities being held to maturity:
Foreign bonds	543
Other securities:
Domestic equity securities	438,785
Corporate bonds	3,407,603
Foreign equity securities	75,686
Foreign bonds	318,250

III.	As of March 31, 2008

*1.	In addition to “Securities” on the consolidated balance sheet, the following tables include securities classified as “Trading assets,” negotiable certificates of deposit in “Cash and due from banks” and securities and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2.	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the non-consolidated financial statements.

1.	Available-for-sale securities (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Net unrealized gains (losses) recognized in current earnings
Available for sale securities	10,048,468	53,379

2.	Debt securities being held to maturity with fair values (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Domestic bonds	2,805,196	2,824,350	19,153	21,178	2,025
Government bonds	2,496,983	2,512,116	15,133	17,129	1,996
Municipal bonds	71,844	73,073	1,229	1,229	—
Corporate bonds	236,368	239,159	2,790	2,819	28
Other	136,778	137,862	1,083	1,304	220
Foreign bonds	20,934	22,018	1,084	1,304	220
Other	115,844	115,844	(0)	—	0

Total	2,941,975	2,962,212	20,237	22,483	2,245

Notes:

1.	Fair value is calculated by using quoted market prices and/or other information as at the fiscal year end.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.

3.	Other securities with fair values (as of March 31, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Domestic equity securities	4,296,748	5,674,702	1,377,953	1,737,517	359,564
Domestic bonds	17,070,963	17,062,116	(8,847)	82,767	91,614
Government bonds	15,366,668	15,343,602	(23,065)	66,131	89,196
Municipal bonds	198,806	202,574	3,767	3,916	148
Corporate bonds	1,505,488	1,515,939	10,450	12,719	2,269
Other	13,789,594	13,425,362	(364,231)	192,167	556,398
Foreign equity securities	97,079	192,234	95,154	95,682	527
Foreign bonds	8,435,851	8,415,050	(20,800)	65,715	86,515
Other	5,256,662	4,818,077	(438,584)	30,770	469,355

Total	35,157,305	36,162,180	1,004,875	2,012,453	1,007,578

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the end of March 2008.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.
3.	Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the fiscal year end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining “significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.

4.	Net unrealized gains and losses include losses of 13,982 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

4.	Other securities sold during the fiscal year ended March 31, 2008

	(in millions of yen)
	Amount sold	Gains on sales	Losses on sales
Other securities	50,118,819	332,133	144,781

5.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities included in Table 2) (as of March 31, 2008)

(in millions of yen)
Amount
Debt securities being held to maturity
Foreign bonds	12,886
Other securities
Domestic equity securities	446,418
Corporate bonds	3,481,687
Foreign equity securities	72,450
Foreign bonds	243,430

6.	The redemption schedule of other securities with maturities and debt securities being held to maturity (as of March 31, 2008)

	(in millions of yen)
	Within 1 year	Between 1 to 5 years	Between 5 to 10 years	Over 10 years
Domestic bonds	8,972,284	7,467,376	4,633,923	2,279,647
Government bonds	8,200,246	4,273,924	3,634,820	1,731,595
Municipal bonds	24,752	145,509	105,963	3,846
Corporate bonds	747,285	3,047,942	893,139	544,205
Other	799,114	3,425,040	2,761,209	5,570,201
Foreign bonds	589,635	2,986,504	1,440,348	2,955,942
Other	209,479	438,536	1,320,861	2,614,259

Total	9,771,398	10,892,417	7,395,133	7,849,848

(Money Held in Trust)

I.	As of September 30, 2007

Money held in trust other than for trading purpose or being held to maturity (as of September 30, 2007)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Money held in trust other than for trading purposes or being held to maturity	339,957	340,716	759

Note:

Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the interim period end.

II.	As of September 30, 2008

Money held in trust other than for trading purposes or being held to maturity (as of September 30, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Money held in trust other than for trading purposes or being held to maturity	313,263	314,062	798

Notes:

Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the interim period end.

III.	As of March 31, 2008

1.	Money held in trust for trading purposes (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Net unrealized gains (losses) recognized in current earnings
Money held in trust for trading purposes	72,392	(9,671)

2.	Money held in trust other than for trading purposes or being held to maturity (as of March 31, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Money held in trust other than for trading purposes or being held to maturity	328,054	329,055	1,001	1,091	89

Notes:

1.	Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the fiscal year end.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.

(Net Unrealized Gains (Losses) on Other Securities)

I.	As of September 30, 2007

Net unrealized gains (losses) on other securities (as of September 30, 2007)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	3,007,857
Other securities	3,007,098
Money held in trust other than for trading purpose or being held to maturity	759
Deferred tax liabilities	(1,208,323)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	1,799,534
Minority interests	1,654
MUFG’s interest in unrealized gains (losses) on other securities held by equity method affiliates	2,229
Net unrealized gains (losses) on other securities	1,803,418

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 245 million yen of losses arising from not bifurcating embedded derivatives from other securities.
2.	“Net unrealized gains (losses)” in this table includes 26,136 million yen of unrealized gains on securities in investment limited partnerships.

II	As of September 30, 2008

Net unrealized gains (losses) on other securities (as of September 30, 2008)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	22,843
Other securities	22,044
Money held in trust other than for trading purpose or being held to maturity	798
Deferred tax liabilities	(72,785)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	(49,941)
Minority interests	19,221
MUFG’s interest in unrealized gains (losses) on other securities held by affiliates accounted for under the equity method	(8,523)
Net unrealized gains (losses) on other securities	(39,243)

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 8,516 million yen of losses arising from not bifurcating embedded derivatives from other securities.
2.	“Net unrealized gains (losses)” in this table includes 13,283 million yen of unrealized gains on securities in investment limited partnerships.

III	As of March 31, 2008

Net unrealized gains (losses) on other securities (as of March 31, 2008)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	1,034,322
Other securities	1,033,321
Money held in trust other than for trading purpose or being held to maturity	1,001
Deferred tax liabilities	(443,995)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	590,327
Minority interests	7,771
MUFG’s interest in unrealized gains (losses) on other securities held by equity method affiliates	(2,746)
Net unrealized gains (losses) on other securities	595,352

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 13,982 million yen of losses arising from not bifurcating embedded derivates from other securities.
2.	“Net unrealized gains (losses)” in this table includes 14,463 million yen of unrealized gains on securities in investment limited partnerships.

(Derivative)

I.	As of September 30, 2007

(1)	Interest-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Interest rate futures	17,947,289	(1,876)	(1,876)
	Interest rate options	23,208,038	177	(266)

Over-the-counter	Forward rate agreements	3,616,306	179	179
	Interest rate swaps	509,670,483	264,518	264,723
	Interest rate swaptions	40,172,663	1,477	7,638
	Other	7,704,037	7,341	9,046

	Total	—	271,818	279,444

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.

(2)	Currency-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Currency futures	13,263	(45)	(45)

Over-the-counter	Currency swaps	38,395,170	64,614	64,614
	Foreign exchange contracts	88,901,187	214,430	214,430
	Currency options	32,063,611	(158,048)	1,104

	Total	—	120,950	280,103

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.

(3)	Stock-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Stock index futures	577,640	(25,778)	(25,778)
	Stock index options	155,365	497	367

Over-the-counter	Over-the-counter securities options	664,845	(12,666)	(6,157)
	Over-the-counter securities index swaps and other swaps	61,100	(2,995)	(2,995)
	Over-the-counter securities index and other forward contracts	4,531	10	(3,412)

	Total	—	(40,933)	(37,977)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(4)	Bond-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Bond futures	2,549,614	2,450	2,450
	Bond future options	515,321	(913)	73

Over-the-counter	Over-the-counter bond options	558,654	(743)	(802)

	Total	—	793	1,721

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(5)	Commodity-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Commodity futures	11,766	203	203
	Commodity options	3,466	34	164

Over-the-counter	Commodity swaps	1,092,133	85,096	85,096
	Commodity options	308,111	(4,897)	(4,570)

	Total	—	80,437	80,894

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	5,767,221	(126)	(126)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(7)	Other (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	353	(13)	17

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

II. As of September 30, 2008

(1)	Interest-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Interest rate futures	8,244,886	1,949	1,949
	Interest rate options	7,823,541	505	186

Over-the-counter	Forward rate agreements	12,263,502	(666)	(666)
	Interest rate swaps	520,013,941	432,669	432,669
	Interest rate options	49	(0)	(0)
	Interest rate swaptions	70,134,137	2,410	6,829
	Other	8,886,867	(1,082)	2,950

	Total	—	435,785	443,918

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.

(2)	Currency-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Currency futures	375,022	193	193

Over-the-counter	Currency swaps	35,673,874	(108,625)	(108,625)
	Foreign exchange contracts	95,042,677	173,677	173,677
	Currency options	31,192,334	96,591	241,496

	Total	—	161,837	306,742

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.

(3)	Stock-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial exchange-traded	Stock index futures	584,222	41,923	41,923
	Stock index options	95,007	(1,174)	(464)

Over-the-counter	Over-the-counter securities options	822,296	(21,445)	(11,739)
	Over-the-counter securities index swaps and other swaps	180,465	(7,038)	(7,038)
	Over-the-counter securities index and other forward contracts	17,221	(646)	(646)

	Total	—	11,619	22,034

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(4)	Bond-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Bond futures	2,157,370	1,512	1,512
	Bond future options	476,178	694	805

Over-the-counter	Over-the-counter bond options	1,062,467	865	582

	Total	—	3,072	2,900

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(5)	Commodity-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Commodity futures	65,999	2,752	2,752
	Commodity options	28,348	(47)	688

Over-the-counter	Commodity swaps	1,179,246	118,884	118,884
	Commodity options	661,281	(16,074)	(15,649)

	Total	—	105,514	106,676

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	7,883,603	40,125	40,125
	Total rate of return swaps	62,484	(4,276)	(4,276)

	Total	—	35,849	35,849

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(7)	Other (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	249	(34)	(13)
	Earthquake derivatives	20,282	(1,517)	(1,517)

	Total	—	(1,551)	(1,530)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

III.	As of March 31, 2008

1.	Derivative transactions

(1)	Nature of activities

The MUFG Group enters into the following derivative activities:

•	Interest-related transactions, including interest rate swaps, interest rate futures, interest rate options and forward rate agreements;

•	Currency-related transactions, including currency swaps, currency futures, currency options and foreign exchange forward contracts;

•	Stock-related transactions, including stock index futures, stock index options, and securities over-the-counter options;

•	Bond-related transactions, including bond futures, bond futures options and bond over-the-counter options;

•	Other, including commodity futures, commodity options, commodity swaps and credit derivatives.

(2)	Purpose of and policies for executing derivative transactions

Derivative transactions are actively executed in accordance with risk management and management policies. The main purpose of such transactions is as follows:

•	Improve efficiency of investment and fund raising for customers and offer them hedging instruments for various financial risks

•	Engage in trading based on the MUFG Group short-term foreign exchange and interest rate forecasts

•	Adjust foreign exchange and interest rate risks associated with the MUFG Group’s assets and liabilities

The MUFG Group’s domestic consolidated banking and trust banking subsidiaries hedge interest rate risks arising from various financial assets and liabilities such as loans and deposits using derivatives. The application of hedge accounting requires the assessment of whether the correlation between the deposits, loans, securities and other hedged items and the interest rate swaps, futures and other hedging instruments are within a certain range. To meet this requirement, each MUFG Group bank has constructed an appropriate risk management structure and assesses the effectiveness of hedging activities.

(3)	Nature of risks arising from transactions

Risks involving derivative transactions consist of market risks and credit risks.

Market risks refer to the risks of loss arising from changes in the various market factors, such as in interest rates, prices of securities or foreign exchange rates. The MUFG Group measures market risks using the value-at-risk approach (a risk index that statistically estimates maximum losses incurred in a portfolio within a given probability in the holding period, based on the historical changes in the market) as a common measure.

For credit risks, major MUFG Group companies calculate unrealized losses or gains arising from transactions by counterparty on a daily basis based on actual market conditions, and add projected future losses to the unrealized losses or gains to measure the credit amount.

(4)	Risk management structure for transactions

The holding company determines the basic policy on risk management for the MUFG Group as a whole. Each major MUFG Group company establishes a risk management structure to carry out risk management in accordance with the basic policy.

A risk management committee has been established in the holding company. ALM committees, ALM councils, risk management committees and other bodies have been established at the major MUFG Group companies to discuss and decide on important matters pertaining to market risk management and operation.

Furthermore, the major MUFG Group companies set market risk limits and also set upper limits on losses, to limit risk exposure and loss amounts to within a certain range. The MUFG Group’s overall risk conditions and the status of compliance with limits and other restrictions are reported on a daily basis to management.

For credit risk, at the major MUFG Group companies, the credit department and risk management department independent of the trading department verify the appropriateness of the nature of individual transactions, assess the risk exposure and gains or losses, and check the credit line for each counterparty in order to ensure appropriate risk management.

2.	Fair value of transactions

(1)	Interest-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Interest rate futures	Sell	6,460,791	1,147,045	(11,234)	(11,234)
		Buy	5,295,151	810,894	7,441	7,441
	Interest rate options	Sell	6,721,509	136,162	(4,335)	(3,173)
		Buy	5,928,699	136,492	5,181	3,249

Over-the-counter	Forward rate agreements	Sell	5,384,627	350,830	(101)	(101)
		Buy	4,282,298	—	(327)	(327)

	Interest rate swaps	Receive fixed, pay floating	267,133,591	179,631,170	3,646,374	3,646,374
		Receive floating, pay fixed	254,439,535	167,296,739	(3,163,499)	(3,163,499)
		Receive floating, pay floating	30,059,854	17,603,850	8,758	8,793
		Receive fixed, pay fixed	900,052	712,778	(80,536)	(80,536)

	Interest rate swaptions	Sell	27,750,700	11,337,070	97,055	(99,755)
		Buy	22,723,066	10,458,638	278,834	100,639

	Other	Sell	3,054,410	2,283,440	(6,520)	471
		Buy	3,174,670	2,350,937	23,105	10,874

	Total		—	—	800,196	419,215

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Financial Exchange, Inc. and other exchanges.

Fair values of over-the-counter transactions are calculated using the discounted present value or option pricing models or other approaches.

(2)	Currency-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Currency futures	Sell	5,593	—	(23)	(23)
		Buy	6,610	—	—	—

Over-the-counter	Currency swaps		35,213,982	26,993,908	(140,627)	(140,627)
	Foreign exchange contracts	Sell	38,277,586	572,405	706,642	706,642
		Buy	43,453,928	671,253	(632,231)	(632,231)
	Currency options	Sell	16,707,450	8,435,397	(591,521)	(28,965)
		Buy	14,893,726	7,320,996	838,642	384,789

Total			—	—	180,879	289,583

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.
2.	Fair values are measured as below:

Fair values of derivative transactions are calculated using the discounted present value, option pricing models or other approaches.

(3)	Stock-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value		Net unrealized gains (losses)
Exchange-traded	Equity index futures	Sell	314,847	—	7,511		7,511
		Buy	94,291	—	(2,784)		(2,784)
	Equity index options	Sell	52,278	—	1,290		476
		Buy	48,165	—	1,299		(33)

Over-the-counter	Over-the-counter securities options	Sell	424,826	188,285	48,754		(18,441)
		Buy	299,719	120,722	25,505		2,685
	Over-the-counter index swaps and other swaps	Receive rate of change in stock index, pay interest	119,600	119,600	(12,977)		(12,977)
		Receive interest, pay rate of change of stock index	12,350	12,350	786		786
	Over-the-counter index and other forward contracts	Sell Buy	914 8,768	— —	(2 (195	) )	(2 (195	) )

Total			—	—	69,186		(22,974)

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Stock Exchange, and other exchanges.

Fair values of over-the-counter transactions are calculated using the discounted present value or option pricing models or other approaches.

(4)	Bond-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Bond futures	Sell	1,076,348	56,870	(818)	(818)
		Buy	1,180,436	368,820	2 ,136	2,136
	Bond future options	Sell	543,633	95,851	177	114
		Buy	371,173	105,740	1,335	99

Over-the-counter	Over-the-counter bond options	Sell Buy	341,172 261,688	— —	357 1,628	(6 560)

	Total		—	—	4,817	2,085

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions subject to hedge accounting are not included in the table above.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Stock Exchange, and other exchanges.

Fair values of over-the-counter transactions are calculated using the option pricing models or other approaches.

(5)	Commodity-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Commodity futures	Sell	8,022	2,628	3,153	3,153
		Buy	16,721	8,273	(2,198)	(2,198)
	Commodity options	Sell	6,876	3,628	713	(81)
		Buy	5,476	(1,631)	202	(138)

Over-the-counter	Commodity swaps	Receive rate of change in commodities index, pay short-term floating interest	411,945	337,902	(151,369)	(151,369)
		Receive short-term floating interest, pay rate of change of commodities index	439,731	360,344	241,059	241,059
	Commodity options	Sell	158,198	103,957	(13,524)	5,346
		Buy	121,097	63,636	7,838	7,200

Total			—	—	85,874	102,972

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the International Petroleum Exchange, and other exchanges.

Fair value of over-the-counter transactions are calculated based on the price of the commodity subject to the transaction, the contract period, and other factors included in the contracts of a transaction.
3.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	Sell	2,980,889	2,738,513	(86,455)	(86,455)
		Buy	4,232,806	3,750,088	120,354	120,354

Total			—	—	33,899	33,899

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

2.	Fair values are measured as below:

Fair values are calculated using the discounted present values, the option pricing models, or other approaches.
3.	“Sell” refers to credit risk underwriting transactions, and “Buy” refers to credit risk delivery transactions.

(7)	Other (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	Sell	144	24	(10)	23
		Buy	—	—	—	—
	Earthquake derivatives	Sell	9,160	9,160	(1,792)	(1,792)
		Buy	9,160	9,160	14	14

	Total		—	—	(1,789)	(1,755)

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Fair values are measured as below:

Fair values are calculated using the option pricing model or other approaches.

(Stock Options)

I.	For the six months ended September 30, 2007

There are no applicable matters to be disclosed.

II.	For the six months ended September 30, 2008

1.	Amount and the account name of the stock options expenses for the six months ended September 30, 2008

General and administrative expenses: 1,767 million yen

2.	Nature of stock options granted during the six months ended September 30, 2008

	2008 Stock Options
Title and number of grantees	Directors of MUFG	17
	Corporate auditors of MUFG	5
	Executive officers of MUFG	40
	Directors and executive officers of subsidiaries	174

Number of stock options by type of stock (Note)	Common stock	3,263,600

Grant date	July 15, 2008
Condition for vesting	Retirement
Qualifying service period for vesting	From June 27, 2008 to 2009 general shareholders meeting
Exercise period	July 15, 2008 to July 14, 2038
Exercise price (yen)	1
Fair value at grant date (yen)	923

Note:

The number of stock options is converted into the number of shares of common stock.

III.	For the fiscal year ended March 31, 2008

1.	Amount and the account name of the stock options expenses for the fiscal year ended March 31, 2008

General and administrative expenses: 2,509 million yen

2.	Nature and number, and movement of stock options

(1)	MUFG

(i)	Nature of stock options

	2007 Stock Options
Title and number of grantees	Directors of MUFG	15
	Corporate auditors of MUFG	5
	Executive officers of MUFG	39
	Directors and executive officers of subsidiaries	130

Number of stock options by type of stock (Note)	Common stock	2,798,000

Grant date	December 6, 2007
Condition for vesting	Retirement
Qualifying service period for vesting	June 28, 2007 to June 27, 2008
Exercise period	December 6, 2007 to December 5, 2037

Note:

The number of stock options is converted into the number of shares of common stock.

(ii)	Number and movement of stock options

The table below shows the stock options existed during the fiscal year ended March 31, 2008. The number of stock options is converted into the number of shares of common stock.

(a)	Number of stock options

2007 Stock Options
Non-vested (shares)
Outstanding as of March 31, 2007	—
Granted	2,798,000
Forfeited	—
Vested	—
Outstanding as of March 31, 2008	2,798,000
Vested (shares)
Outstanding as of March 31, 2007	—
Vested	—
Exercised	—
Forfeited	—
Exercisable as of March 31, 2008	—

b)	Price information (per share)

2007 Stock Options
Exercise price (yen)	1
Average stock price upon exercise (yen)	—
Fair value at grant date (yen)	1,032

(iii)	Method for calculating the fair value of stock options

The fair values of the stock options granted during the fiscal year ended March 31, 2008 is calculated as follows:

(a)	Calculation method: The Black-Scholes Model

(b)	Key assumptions used and the method of estimation

	Note	2007 Stock Options
Volatility of stock price	1	31.06%
Estimated remaining outstanding period	2	4 years
Expected dividend	3	11 yen per share
Risk-free interest rate	4	0.95%

Notes:

1.	The volatility of stock price is calculated based on the actual stock prices during the four years from November 30, 2003 to November 29, 2007.
2.	The estimated remaining outstanding period cannot be readily estimated due to a lack of historical data. Therefore, the average period of service of directors of MUFG and subsidiaries is used.
3.	Expected dividend is based on the actual dividend per share on common stock for the fiscal year ended March 31, 2007.
4.	Risk-free interest rate is calculated based on the Japanese government bond yield applicable to the estimated remaining outstanding period of the stock options.

(iv)	Method of estimating the number of stock options to be vested

In general, the estimate incorporates only the actual forfeited options, as a reasonable estimate of the future forfeitures is difficult.

(2)	kabu.com Securities Co., Ltd. (consolidated subsidiary)

(i)	Nature of stock options

	2003 Stock Options		2004 Stock Options		2006 Stock Options
Title and number of grantees (Note 3)	Director of kabu.com Securities Co., Ltd.	1	Director of kabu.com Securities Co., Ltd.	1	Director of kabu.com Securities Co., Ltd.	1
	Employees of kabu.com Securities Co., Ltd.	36	Corporate auditor of kabu.com Securities Co., Ltd.	1	Executive officer of kabu.com Securities Co., Ltd.	1
			Employees of kabu.com Securities Co., Ltd.	4	Employees of kabu.com Securities Co., Ltd.	31
Number of stock options by type of stock (Note 1, 2)	Common stock	12,861	Common stock	1,854	Common stock	4,314

Grant date	December 31, 2003		April 30, 2004		March 31, 2006

Condition for vesting	Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options		Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options		Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options

Qualifying service period vesting	The service period is not defined		The service period is not defined		The service period is not defined

Exercise period	January 1, 2006 to December 31, 2010		May 1, 2006 to December 31, 2010		July 1, 2007 to June 30, 2012

Notes:

1.	The number of stock options is converted to the number of shares of common stock of kabu.com Securities Co., Ltd.

2.	For the 2003 Stock Options and the 2004 Stock Options, the number of stock they are convertible into reflect the 3 for 1 common stock splits executed on September 28, 2004 and July 20, 2005.
3.	A corporate auditor, who is a grantee of the 2004 Stock Options, retired from the position of corporate auditor and was elected as a director at the general meeting of the shareholders of kabu.com Securities Co., Ltd. on June 22, 2004.

(ii)	Number and movement of stock options

The table below shows the stock options during the fiscal year ended March 31, 2008. The number of stock options is converted into the number of shares of common stock.

(a)	Number of stock options

	2003 Stock Options	2004 Stock Options	2006 Stock Options
Non-vested (shares)
Outstanding as of March 31, 2007	—	—	3,753
Granted	—	—	—
Forfeited	—	—	111
Vested	—	—	3,642
Outstanding as of March 31, 2008	—	—	—
Vested (shares)
Outstanding as of March 31, 2007	4,185	846	—
Vested	—	—	3,642
Exercised	3,375	333	—
Forfeited	27	—	—
Outstanding as of March 31, 2008	783	513	3,642

(b)	Price information (per share)

		2003 Stock Options	2004 Stock Options	2006 Stock Options
Exercise price (yen)		15,000	22,366	327,022
Average stock price upon exercise (yen)	(Note 1)	117,000	135,486	—
Fair value at grant date (yen)	(Note 2)	—	—	—

Notes:

1.	The exercise prices of the 2003 Stock Options and 2004 Stock Options reflect the impact of the 3 for 1 common stock splits executed on September 28, 2004 and July 20, 2005. The “average stock price upon exercise” is the average stock price of kabu.com Securities Co., Ltd. at the time of exercising the option.
2.	The fair value at the grant date is not disclosed as stock options were granted prior to the enforcement of the Company Law.

(3)	Palace Capital Partners A Co., Ltd. (consolidated subsidiary)

(i)	Nature of stock options

	2007 Stock Options (1)		2007 Stock Options (2)
Title and number of grantees	Directors of Palace Capital Partners A Co., Ltd.	2	Director of Palace Capital Partners A Co., Ltd.	1
	Executive officer of Palace Capital Partners A Co., Ltd.	1	Employees of Palace Capital Partners A Co., Ltd.	9

Number of stock options by type of stock (Note)	Common stock	1,450	Common stock	1,130

Grant date	September 1, 2007		September 1, 2007

Condition for vesting	Being a director, corporate auditor, executive officer or employee of Palace Capital Partners A Co., Ltd. or its subsidiary upon exercise unless retired due to reaching retirement age		Being a director, corporate auditor, executive officer or employee of Palace Capital Partners A Co., Ltd. or its subsidiary upon exercise unless retired due to reaching retirement age

Qualifying service period for vesting	The service period is not defined.		The service period is not defined.

Exercise period	September 1, 2007 to August 31, 2012		September 2, 2009 to August 31, 2012

Note:

The number of stock options is converted to the number of shares of common stock of Palace Capital Partners A Co., Ltd.

(ii)	Number and movement of stock options

The table below shows the stock options during the fiscal year ended March 31, 2008. The number of stock options is converted to the number of shares of common stock.

(a)	Number of stock options (in shares)

	2007 Stock Options (1)	2007 Stock Options (2)
Non-vested (shares)
Outstanding as of March 31, 2007	—	—
Granted	1,450	1,130
Forfeited	—	—
Vested	1,450	—
Outstanding	—	1,130
Vested
Outstanding as of March 31, 2007	—	—
Vested	1,450	—
Exercised	—	—
Forfeited	—	—
Outstanding	1,450	—

(b)	Price information (per share)

	2007 Stock Options (1)	2007 Stock Options (2)
Exercise price (yen)	1	99,972
Average stock price upon exercise (yen)	—	—
Fair value at grant date (yen)	99,971	0

(iii) Method for calculating the fair value of stock options

The value of the 2007 Stock Options granted in the fiscal year ended March 2008 are estimated based on intrinsic values instead of fair values, because the stock underlying the 2007 Stock Options was unlisted as of the grant date of subscription rights to shares.

2007 Stock Options
Valuation method for the stock of Palace Capital Partners A Co., Ltd., based on which intrinsic values will be calculated	Comparison to similar companies
Aggregate amount of intrinsic values of stock options as of March 31, 2008 (in millions of yen)	144
Aggregate amount of intrinsic value of exercised stock options as of the exercise date during the fiscal year ended March 31, 2008 (in millions of yen)	—

(iv)	Method of estimating the number of stock options to be vested

In general, the estimate incorporates only the actual forfeited options, as a reasonable estimate of the future forfeitures is difficult.

(Segment Information)

Business segment information

For the six months ended September 30, 2007

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,288,908	349,822	283,909	219,213	108,371	3,250,225	—	3,250,225
(2) Inter-segment ordinary income	37,859	13,679	13,832	6,104	224,263	295,739	(295,739)	—

Total	2,326,767	363,502	297,742	225,317	332,635	3,545,964	(295,739)	3,250,225

Ordinary expenses	1,926,353	254,997	261,654	279,009	143,186	2,865,201	(112,516)	2,752,685
Ordinary profits (Ordinary losses)	400,414	108,505	36,087	(53,692)	189,448	680,763	(183,223)	497,539

Notes:
1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 186,421 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits in “Credit Card”.

For the six months ended September 30, 2008

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,085,617	311,761	301,542	184,061	42,130	2,925,113	—	2,925,113
(2) Inter-segment ordinary income	40,675	12,647	12,062	4,519	268,669	338,574	(338,574)	—

Total	2,126,292	324,408	313,605	188,581	310,800	3,263,688	(338,574)	2,925,113

Ordinary expenses	1,992,669	266,794	309,142	184,116	79,629	2,832,352	(95,356)	2,736,996
Ordinary profits	133,623	57,614	4,462	4,465	231,170	431 ,335	(243,217)	188,117

Notes:

1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 231,777 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

MUFG has adopted PITF No.18 from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a decrease in ordinary income by 2,493 million yen in “Other”, and decreases in ordinary expenses by 7,218 million yen in “Banking” and 2,493 million yen in “Other”, respectively, and an increase in ordinary profits by 7,218 million yen in “Banking”, as compared to the previous method. This change has no material impact on other segments.

5.	Accounting for Lease Transactions

Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees were accounted for similar to operating leases. However, MUFG has applied ASBJ Statement No. 13 and the ASBJ Implementation Guidance No.16, which became effective from fiscal years beginning on or after April 1, 2008.

(As lessees)

This change has no material impact on each segment.

(As lessor)

This change resulted in decreases in ordinary income by 671 million yen in “Banking” and 57,421 million yen in “Other”, respectively, decreases in ordinary expenses by 778 million yen in “Banking” and 57,526 million yen in “Other”, respectively, and increases in ordinary profits by 106 million yen in “Banking” and 105 million yen in “Other”, respectively, as compared to the previous method.

6.	Depreciation

Beginning the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Banking” declined by 4,712 million yen and Ordinary profits in the segment increased by the same amount. This change did not have a material impact on “Other”.

For the fiscal year ended March 31, 2008

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	4,509,433	676,037	539,586	457,533	211,359	6,393,951	—	6,393,951
(2) Inter-segment ordinary income	68,557	26,127	34,237	15,826	575,097	719,846	(719,846)	—

Total	4,577,991	702,165	573,824	473,360	786,456	7,113,798	(719,846)	6,393,951

Ordinary expenses	3,796,167	513,553	555,695	487,111	285,831	5,638,358	(273,420)	5,364,938
Ordinary profits (Ordinary losses)	781,824	188,611	18,128	(13,750)	500,625	1,475,440	(446,426)	1,029,013

Notes:

1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 502,470 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Changes in depreciation

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform. With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

These changes resulted in increases in Ordinary expenses by 10,309 million yen in “Banking”, 309 million yen in “Trust Banking” and 479 million yen in “Securities” and decreases in Ordinary profits by the same amount in each of these segments. These changes do not have a material impact on “Credit Card” and “Other”.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008.

Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Banking” declined by 4,712 million yen and Ordinary profits in the segment increase by the same amount. This change did not have a material impact on “Other”.

(Additional information)

Beginning the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation reached the maximum for income tax purposes. This change resulted in increases in Ordinary expenses by 1,932 million yen in “Banking”, 527 million yen in “Trust Banking”, 36 million yen in “Securities” and 79 million yen in “Credit Card”, and decreases in Ordinary profits by the same amount in each segment.

5.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger. This change resulted in a 1,085 million yen decrease in Ordinary expenses in “Credit Card” and an increase in Ordinary profits in the segment by the same amount.

Geographic segment information

For the six months ended September 30, 2007

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,334,076	444,688	3,724	295,169	172,566	3,250,225	—	3,250,225
(2) Inter-segment ordinary income	79,697	35,544	87,171	50,181	39,989	292,584	(292,584)	—

Total	2,413,773	480,232	90,896	345,351	212,555	3,542,809	(292,584)	3,250,225

Ordinary expenses	2,041,702	416,140	67,037	328,512	182,904	3,036,296	(283,611)	2,752,685
Ordinary profits	372,071	64,092	23,859	16,838	29,651	506,513	(8,973)	497,539

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.
3.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue, and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits for Japan.

For the six months ended September 30, 2008

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income:
(1) Ordinary income from external customers	2,059,157	360,559	6,396	317,259	181,741	2,925,113	—	2,925,113
(2) Inter-segment ordinary income	74,476	20,669	68,132	58,431	25,145	246,854	(246,854)	—

Total	2,133,633	381,228	74,528	375,690	206,886	3,171,968	(246,854)	2,925,113

Ordinary expenses	2,071,979	357,392	47,085	358,198	151,741	2,986,397	(249,401)	2,736,996
Ordinary profits	61,654	23,835	27,443	17,491	55,145	185,571	2,546	188,117

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.

3.	Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

MUFG has adopted PITF No. 18 from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a decrease in ordinary income by 2,494 million yen in “Europe/Middle East,” increase in ordinary expenses by 1,003 million yen in “North America”, and decreases in ordinary expenses by 2,176 million yen in “Europe/Middle East” and 8,539 million yen in “Asia/Oceania”, respectively, decreases in ordinary profits by 1,003 million yen in “North America” and 318 million yen in “Europe/Middle East”, respectively, and an increase in ordinary profits by 8,539 million yen in “Asia/Oceania”, as compared to the previous method.

4.	Accounting for Lease Transactions

Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees were accounted for similar to operating leases. However, from the six months ended September 30, 2008, MUFG has applied ASBJ Statement No. 13 and the ASBJ Implementation Guidance No. 16, which became effective from fiscal years beginning on or after April 1, 2008.

(As lessees)

This change has no material impact on each segment.

(As lessor)

This change resulted in a decrease in ordinary income by 58,083 million yen, a decrease in ordinary expenses by 58,295 million yen and an increase in ordinary profits by 212 million yen in “Japan” as compared to the previous method.

5.	Depreciation

Beginning the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Japan” and “Europe/Middle East” declined by 4,680 million yen and 30 million yen lower, respectively, and Ordinary profits in these segments increased by the same amount. This change did not have a material impact on “North America” and “Asia/Oceania”.

For the fiscal year ended March 31, 2008

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income:
(1) Ordinary income from external customers	4,587,855	837,473	10,672	619,655	338,294	6,393,951	—	6,393,951
(2) Inter-segment ordinary income	175,745	65,887	156,986	109,735	65,608	573,964	(573,964)	—

Total	4,763,600	903,361	167,659	729,391	403,902	6,967,916	(573,964)	6,393,951

Ordinary expenses	4,044,118	769,566	114,636	705,189	337,461	5,970,972	(606,033)	5,364,938
Ordinary profits	719,482	133,795	53,022	24,201	66,441	996,943	32,069	1,029,013

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.

3.	Changes in depreciation

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform. With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives. These changes resulted in increases in ordinary expenses by 11,031 million yen for “Japan” and 87 million yen for “Europe/Middle East” and decreases in ordinary profits by the same amount for each segment. These changes do not have a material impact on “North America”, “Latin America” and “Asia/Oceania”.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Japan” and “Europe/Middle East” declined by 4,680 million yen and 30 million yen, respectively, while Ordinary profits in these geographic segments increased by the same respective amounts. This change did not have a material impact on “North America” and “Asia/Oceania”.

(Additional information)

Beginning the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation reached the maximum for income tax purposes. This change resulted in increases in ordinary expenses by 2,539 million yen and 22 million yen for “Japan” and “North America”, respectively, and decreases in ordinary profits by the same amount for each segment. This change did not have a material impact on “Europe/Middle East” and “Asia/Oceania”.

4.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue, and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger. This change resulted in a 1,085 million yen decrease in Ordinary expenses and an increase in Ordinary profits by the same amount for “Japan”.

Ordinary income from overseas operations

For the six months ended September 30, 2007

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	916,149
II.	Consolidated ordinary income	3,250,225
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	28.1%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

For the six months ended September 30, 2008

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	865,956
II.	Consolidated ordinary income	2,925,113
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	29.6%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

For the fiscal year ended March 31, 2008

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	1,806,096
II.	Consolidated ordinary income	6,393,951
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	28.2%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

(Special Purpose Companies Subject to Disclosure)

I.	For the six months ended September 30, 2007

1.	Overview of special purpose companies and transactions involving the special purpose companies

To diversify its sources of funding and ensure steady fund raising, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) a consolidated subsidiary of MUFG, securitizes credit card receivables, installment sales receivables and loans. Special purpose companies (mainly companies established in the Cayman Islands) are used for this securitization. Upon securitization, MUN establishes a trust for the credit card receivables, installment sales receivables and loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the sales proceeds of the senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in the trust assets for which recovery is less than expected.

As a result of the securitization, there are seven special purpose companies that have outstanding transaction balances with MUN as of September 30, 2007. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 145,328 million yen, and 145,037 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

2.	Transaction amounts with special purpose companies and other information for the six months ended September 30, 2007

(in millions of yen)
	Amount of major transactions or balance as of September 30, 2007	Principal gains or losses
		(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Credit card receivables	—	Gains on sales	—
Installment sales receivables	—	Gains on sales	—
Loans	—	Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	228	Gains on distribution	6
Transaction volume of debt collection service (Note 2)	2,277	Gains on debt collection service	2,277

Notes:

1.	As of September 30, 2007, the balance of subordinated beneficiary interests not transferred to the special purpose companies amounts to 185,459 million yen. Gains on distribution from these subordinate beneficiary interests (24,243 million yen) are recorded as “Interest income”.
2.	Gains on the debt collection service are recorded as “Fees and commissions”.
3.	The amounts of transactions with the special purpose companies and other information are included in “1. Overview of special purpose companies and transactions involving the special purpose companies”.

II.	For the fiscal year ended March 31, 2008

1.	Overview of special purpose companies and transactions involving the special purpose companies

To diversify its sources of funding and ensure steady fund raising, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) a consolidated subsidiary of MUFG, securitizes credit card receivables, installment sales receivables and loans. Special purpose companies (mainly companies established in the Cayman Islands) are used for this securitization. Upon securitization, MUN establishes a trust for the credit card receivables, installment sales receivables and loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the sales proceeds of the senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in trust assets for which recovery is less than expected.

As a result of the securitization, there are three special purpose companies that have outstanding transaction balances with MUN as of March 31, 2008. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 76,054 million yen, and 75,940 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

2.	Transaction amounts with special purpose companies and other information for the fiscal year ended March 31, 2008

(in millions of yen)
	Amount of major transactions or balance as of March 31, 2008	Principal gains or losses
		(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Credit card receivables	—	Gains on sales	—
Installment sales receivables	—	Gains on sales	—
Loans	—	Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	38	Gains on distribution	79
Transaction volume of debt collection service (Note 2)	3,571	Gains on debt collection service	3,571

Notes:

1.	As of March 31, 2008, the balance of subordinated beneficiary interests not transferred to the special purpose companies amounts to 93,820 million yen. Gains on distribution from these subordinate beneficiary interests (38,806 million yen) are recorded as “Interest income”.
2.	Gains on the debt collection service are recorded as “Fees and commissions”.
3.	In addition to the amounts of transactions with the three special purpose companies and other information included in “1. Overview of special purpose companies and transactions involving the special purpose companies,” gains and losses disclosed in the table above include transactions with four other special purpose companies of a similar nature in the fiscal year ended March 31, 2008.

(Business Combinations)

For the six months ended September 30, 2007

(Transactions involving entities under common control)

UFJ NICOS Co., Ltd, a consolidated subsidiary of MUFG, at the Board of Directors meeting held on December 20, 2006, resolved to sign a merger agreement with DC Card Co., Ltd., also a consolidated subsidiary of MUFG. The merger came into effect on April 1, 2007. This merger is a transaction involving entities under common control as outlined below:

1.	Name of combining companies, nature of business, date of business combination, legal form of business combination, the name of the company after the business combination, and the overview and purpose of the transaction

(1)	Name of combining companies and the nature of their businesses

(i)	Combining company

Company name: UFJ NICOS Co., Ltd.

Nature of business: Credit card business

(ii)	Acquired company

Company name: DC Card Co., Ltd.

Nature of business: Credit card business

(2)	Date of business combination

April 1, 2007

(3)	Legal form of business combination

Merger with UFJ NICOS Co., Ltd. as the surviving entity and DC Card Co., Ltd. as the disappearing entity.

(4)	Name of company after combination

Mitsubishi UFJ NICOS Co., Ltd.

(5)	Overview and the purpose of the transaction

UFJ NICOS Co., Ltd., one of the core credit card companies of the MUFG Group, has merged with DC Card Co., Ltd., the other main credit card company of the MUFG Group, to further increase the enterprise value. Through this merger, the newly formed credit card company will aim to offer leading edge solutions while developing an industry leading business infrastructure and earning capacity.

2.	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill and gains on changes in equity.

(1)	Amount of goodwill	3,244 million yen
(2)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost
(3)	Amortization method and period	Straight-line method over 20 years
(4)	Gain on changes in equity	6,985 million yen

(Business combinations for which the purchase method is applied)

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated banking subsidiary, resolved, at the Board of Directors meeting held on March 5, 2007, to conduct a tender offer for kabu.com Securities Co., Ltd. (“kabu.com Securities”), an equity method affiliate of MUFG. Subsequently, 94,000 shares of kabu.com Securities were acquired from March 20, 2007 to April 18, 2007. As a result, the total percentage of voting rights for common stock of kabu.com Securities held by MUFG and its subsidiary reached 40.36%.

On June 24, 2007, the general meeting of shareholders of kabu.com Securities resolved to appoint as its directors individuals who (1) serve or served as officers or employees responsible for business execution for MUFG or its subsidiary and (2) are able to exercise influence over the decision on financial, operational and business policies of kabu.com Securities. As a result, such individuals represented the majority of directors of kabu.com Securities, and accordingly, kabu.com Securities became a consolidated subsidiary of MUFG.

1.	Name of acquiree, nature of business, size of business, principal reason for business combination, date of business combination, legal form of business combination and ratio of voting rights acquired

(1)	Name of acquiree	kabu.com Securities Co., Ltd.

(2)	Nature of business	Securities business

(3)	Size of business	Capital:	7,195 million yen	Actual as of March 31, 2007
		Total assets:	363,771 million yen	Actual as of March 31, 2007
		Number of employees:	81	As of March 31, 2007

(4)	Principal reasons for business combination	kabu.com Securities Co., Ltd. is positioned as a core company within the MUFG Group for providing comprehensive financial services. The purpose of the combination is to further increase synergies in the retail financial services area through the provision of high added value internet-based operations.

(5)	Date of business combination	June 24, 2007

(6)	Legal form of business combination	Purchase of stock

(7)	Ratio of voting rights acquired	9.50%

2.	Period of the acquiree’s financial results included in the consolidated financial statements:

April 1, 2007 to September 30, 2007

3.	Acquisition costs and its breakdown:

(in millions of yen)
Acquisition costs	22,653
(Breakdown)
Purchase cost of stock	22,560
Other direct costs	93

Total	22,653

4.	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(1)	Amount of goodwill	14,681 million yen

(2)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost.

(3)	Amortization method and period	Straight-line method over 20 years

5.	Amounts and main breakdown of assets received and liabilities assumed on the date of business combination

			(in millions of yen)
(1)	Assets	Total assets:	388,728
		Margin transaction assets:	177,455
		Cash segregated as deposits	108,746

(2)	Liabilities	Total liabilities:	326,203
		Guarantee deposits received	122,695
		Margin transaction liabilities	120,394

(Transactions involving entities under common control)

On September 30, 2007, MUFG and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), a consolidated subsidiary of MUFG, executed a share exchange under which MUS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

1.	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(1)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ Securities Co., Ltd.

	Nature of business:	Securities business

(2)	Method of business combination	Share exchange

(3)	Name of company after business combination	Mitsubishi UFJ Securities Co., Ltd.

(4)	Overview and purpose of the transaction

The MUFG Group has been actively pursuing its integrated group strategy of extending beyond its existing business framework to deliver timely, high added value financial products and services, with each group company cooperating to achieve this. To stimulate the evolving trend from savings to investment, seize the opportunity presented by the deregulation of the Japanese financial markets, effectively and promptly meet the drastic changes in the Japanese financial environment, further enhance cooperation among group companies while complying strictly with all laws and regulations, and conduct its business as a unified group, the share exchange was executed to make MUFG the wholly owning parent company, and MUS a wholly owned subsidiary.

2.	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

3.	Additional acquisition of stocks of subsidiaries

(1)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	375,719
(Breakdown)
Treasury stock	375,526
Other direct costs	192

Total	375,719

(2)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(i)	Share exchange ratio by the type of stock

Common stock – 1 share of MUFG: 1.02 shares of MUS

(ii)	Method of calculating the exchange ratio

To calculate the share exchange ratio for this share exchange, MUFG and MUS selected their respective independent calculation agents. MUFG and MUS carefully assessed the results of analyses and the opinions of professionals provided by each independent calculation agent. They then negotiated and discussed the share exchange ratio based on the analyses and opinions. As a result, MUFG and MUS reached an agreement on and determined the ratio as indicated above. These independent calculation agents performed various analyses, including the analysis of historical stock prices, the analysis of precedent transactions, and discounted cash flow analyses. The results were then comprehensively assessed in order to submit their analyses and opinions on the share exchange ratio.

(iii)	Number and valuation of shares exchanged

Number of shares exchanged:	277,857,563 shares
Value:	375,719 million yen

(3)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(i)	Amount of goodwill	96,335 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

For the six months ended September 30, 2008 (April 1, 2008 to September 30, 2008)

Transactions involving entities under common control

(Transaction between MUFG and Mitsubishi UFJ NICOS Co., Ltd.)

On August 1, 2008, MUFG and Mitsubishi UFJ NICOS Co., Ltd. (“Mitsubishi UFJ NICOS”), a consolidated subsidiary of MUFG, executed a share exchange under which Mitsubishi UFJ NICOS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

(1)	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(i)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ NICOS Co., Ltd.

	Nature of business:	Credit card business

(ii)	Method of business combination	Share exchange

(iii)	Name of company after business combination	Mitsubishi UFJ NICOS Co., Ltd.

(iv)	Overview and purpose of the transaction

To take the initiative in responding to changes in the external environments that include the revision of Money Lending Business Law and Installment Sales Laws, and to drastically address the further expansion and development of the credit card market, MUFG and MUN resolved on September 20, 2007 for MUFG to underwrite the entire 120 billion yen third-party allotment of new shares of MUN, and for MUN to become a wholly owned subsidiary of MUFG by an exchange of shares for the following purposes: (1) to strengthen the financial foundation of MUN; (2) to further enhance the strategic integrity and flexibility of the MUFG Group, including MUN, and to strive for effective utilization of managerial resources within the MUFG Group; (3) to clearly position Mitsubishi UFJ NICOS as a core business entity of the MUFG Group on par with banks, trusts, and securities firms, and (4) to further strengthen and nurture the card business operated by MUN as a strategic focus of MUFG’s consumer finance business.

Based on this resolution, MUFG and MUN signed the share exchange agreement.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

(3)	Additional acquisition of shares of subsidiaries

(i)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	198,936
(Breakdown)
Treasury stock	198,821
Other direct costs	115

Total	198,936

(ii)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(a)	Share exchange ratio by the type of stock

Common stock 1 share of MUFG: 0.37 shares of Mitsubishi UFJ NICOS common stock

Common stock 1 share of MUFG: 1.39 shares of Mitsubishi UFJ NICOS First series stock

(b)	Method of calculating the exchange ratio

To ensure the fairness and appropriateness of the share exchange ratios, MUFG and MUN selected Nomura Securities Co., Ltd. and KPMG FAS Co., Ltd., respectively, as independent calculation agents, and requested each agent to perform the share exchange ratios calculation. Based on the results of the calculations, both companies held careful negotiations and discussions to determine the share exchange ratios.

(c)	Number and valuation of shares exchanged

Number of shares exchanged:	197,989,554 shares
Value:	286,391 million yen

3.	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(a)	Amount of goodwill and negative goodwill

	Goodwill	98,360 million yen
	Negative goodwill	38,419 million yen

(b)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition cost

(c)	Amortization method and period

	Goodwill	Straight-line method over 20 years
	Negative goodwill	Straight-line method over 20 years

For the fiscal year ended March 31, 2008

1.	Business combinations for which the purchase method is applied

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated banking subsidiary, resolved at the Board of Directors meeting held on March 5, 2007 to conduct a tender offer for kabu.com Securities Co., Ltd. (“kabu.com Securities”), an equity method affiliate of MUFG. Subsequently, 94,000 shares of kabu.com Securities were acquired from March 20, 2007 to April 18, 2007. As a result, the total percentage of voting rights for common stock of kabu.com Securities held by MUFG and its subsidiary reached 40.36%.

On June 24, 2007, the general meeting of shareholders of kabu.com Securities resolved to appoint as its directors individuals who (1) serve or served as officers or employees responsible for business execution for MUFG or its subsidiary and (2) are able to exercise influence over the decision on financial, operational and business policies of kabu.com Securities. As a result, such individuals represented the majority of directors of kabu.com Securities, and accordingly, kabu.com Securities became a consolidated subsidiary of MUFG.

(1)	Name of acquiree, nature and size of business, principal reasons for business combination, date of business combination, legal form of business combination and ratio of voting rights acquired

(i)	Name of acquiree	kabu.com Securities Co., Ltd.

(ii)	Nature of business	Securities business

(iii)	Size of business	Capital:	7,195 million yen	Actual as of March 31, 2007

		Total assets:	363,771 million yen	Actual as of March 31, 2007

		Number of employees:	81	As of March 31, 2007

(iv)	Principal reasons for business combination	kabu.com Securities Co., Ltd. is positioned as a core company within the MUFG Group for providing comprehensive financial services. The purpose of the combination is to further increase synergies in the retail financial services area through the provision of high added value internet-based operations.

(v)	Date of business combination	June 24, 2007

(vi)	Legal form of business combination	Purchase of stock

(vii)	Ratio of voting rights acquired	9.50%

(2)	Period of the acquiree’s financial results included in the consolidated financial statements: April 1, 2007 to March 31, 2008

(3)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	22,653
(Breakdown)
Purchase cost of stock	22,560
Other direct costs	93

Total	22,653

(4)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(i)	Amount of goodwill	14,681 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

(5)	Amounts and main breakdown of assets received and liabilities assumed on the date of business combination

			(in millions of yen)
(i)	Assets	Total assets:	388,728
		Margin transaction assets	177,455
		Cash segregated as deposits	108,746
(ii)	Liabilities	Total liabilities:	326,203
		Guarantee deposits received	122,695
		Margin transaction liabilities	120,394

2.	Transactions involving entities under common control

(Transaction between UFJ NICOS Co., Ltd. and DC Card Co., Ltd.)

UFJ NICOS Co., Ltd, a consolidated subsidiary of MUFG, at the Board of Directors meeting held on December 20, 2006, resolved to sign a merger agreement with DC Card Co., Ltd., also the consolidated subsidiary of MUFG, which came into effect on April 1, 2007. This merger is a transaction involving entities under common control as outlined below:

(1)	Name of combining companies, nature of business, date of business combination, legal form of business combination, the name of the company after the business combination, and the overview and purpose of the transaction

(i)	Name of combining companies and the nature of their businesses

(a)	Combining company

Company name: UFJ NICOS Co., Ltd.

Nature of business: Credit card business

(b)	Acquired company

Company name: DC Card Co., Ltd.

Nature of business: Credit card business

(ii)	Date of business combination

April 1, 2007

(iii)	Legal form of business combination

Merger with UFJ NICOS Co., Ltd. as the surviving entity and DC Card Co., Ltd. as the disappearing entity.

(iv)	Name of company after combination

Mitsubishi UFJ NICOS Co., Ltd.

(v)	Overview and the purpose of the transaction

UFJ NICOS Co., Ltd., one of the core credit card companies of the MUFG Group, has merged with DC Card Co., Ltd., the other main credit card company of the MUFG Group, to further increase the enterprise value. Through this merger, the newly formed credit card company will aim to offer leading edge solutions while developing an industry leading business infrastructure and earning capacity.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill and gains on changes in equity.

(i)	Amount of goodwill	3,244 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

(iv)	Gain on changes in equity	6,985 million yen

(Transaction between MUFG and Mitsubishi UFJ Securities Co., Ltd.)

On September 30, 2007, MUFG and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), a consolidated subsidiary of MUFG, executed a share exchange under which MUS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

(1)	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(i)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ Securities Co., Ltd.

	Nature of business:	Securities business

(ii)	Method of business combination	Share exchange

(iii)	Name of company after business combination	Mitsubishi UFJ Securities Co., Ltd.

(iv)	Overview and purpose of the transaction

The MUFG Group has been actively pursuing its integrated group strategy of extending beyond its existing business framework to deliver timely, high added value financial products and services, with each group company cooperating to achieve this. To stimulate the evolving trend from savings to investment, seize the opportunity presented by the deregulation of the Japanese financial markets, effectively and promptly meet the drastic changes in the Japanese financial environment, further enhance cooperation among group companies while complying strictly with all laws and regulations, and conduct its business as a unified group, the share exchange was executed to make MUFG the wholly owning parent company, and MUS a wholly owned subsidiary.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

(3)	Additional acquisition of shares of subsidiaries

(i)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	375,719
(Breakdown)
Treasury stock	375,526
Other direct costs	192

Total	375,719

(ii)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(a) Share exchange ratio by the type of stock	Common stock – 1 share of MUFG: 1.02 shares of MUS

(b) Method of calculating the exchange ratio	To calculate the share exchange ratio for this share exchange, MUFG and MUS selected respective independent calculation agents. MUFG and MUS carefully assessed the results of analyses and the opinions of professionals as provided by each independent calculation agent. They then negotiated and discussed the share exchange ratio based on the analyses and opinions. As a result, MUFG and MUS reached an agreement on and determined the ratio as indicated above. These independent calculation agents performed various analyses, including the analysis of historical stock prices, the analysis of precedent transactions, and discounted cash flow analyses. The results were then comprehensively assessed in order to submit their analyses and opinions on the share exchange ratio.

(c) Number and valuation of shares exchanged

Number of shares exchanged:	277,857,563 shares

Value:	375,719 million yen

(iii)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(a) Amount of goodwill	96,335 million yen

(b) Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition price

(c) Amortization method and period	Straight-line method over 20 years

3.	Business divestitures and other similar transactions

On November 29, 2007, the MUFG consolidated subsidiary Union Bank of California, N.A. (“UBOC”) entered into a sale agreement with Prudential Financial, Inc. to sell a portion of its pension fund trustee business. This sale was completed on December 31, 2007. An overview of the transaction is as follows:

(1)	Name of transferee, the nature of transferred business, main reason for separating the business, date of separation, overview of the business separation including the legal form of separation

(i)	Name of transferee

Prudential Retirement, a subsidiary of Prudential Financial, Inc.

(ii)	Nature of transferred business

Provider of defined contribution pension plan and recordkeeping services

(iii)	Main reason for separating the business

It was determined that the continuance of the pension fund trustee business requires considerable system investments going forward; however, the size of the pension fund trustee business at UBOC is not sufficient to continue this business.

(iv)	Date of separation

December 31, 2007

(v)	Overview of the business separation including the legal form of separation

A business transfer with UBOC being the transferor of the business, and Prudential Retirement being the transferee.

(2)	Overview of accounting treatment

(in millions of yen)
Gains on the sale of the business by the subsidiary	10,810
(Breakdown)
Consideration received for the business transfer	11,516
Intangible fixed assets	706

Gains on the sale of the business by the subsidiary	10,810

The amount of consideration received for the business transfer is net of 239 million yen of commission.

(3)	Estimated gains and losses arising from the business separation recorded in the consolidated statement of income

(in millions of yen)
Ordinary income	6,037
Ordinary expenses	5,984

Ordinary profit	52

(Per share information)

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Net assets per share	812.53 yen	663.09 yen	727.98 yen
Net income per share	24.76 yen	8.46 yen	61.00 yen
Diluted net income per share	24.61 yen	8.41 yen	60.62 yen

MUFG executed a 1,000 for 1 stock split effective on September 30, 2007.

Per share information for the six months ended September 30, 2006 and the fiscal year ended March 31, 2007 on the assumption that the stock split had been effective as of April 1, 2006 are as follows:

MUFG executed a 1,000 for 1 stock split effective on September 30, 2007.

Per share information for the fiscal year ended March 31, 2007 on the assumption that the stock split had been effective as of April 1, 2006 are as follows:

For the six months ended September 30, 2006		For the fiscal year ended March 31, 2007
Net assets per share	720.12 yen	Net assets per share	801.32 yen	Net assets per share	801.32 yen
Net income per share	50.45 yen	Net income per share	86.79 yen	Net income per share	86.79 yen
Diluted net income per share	49.66 yen	Diluted net income per share	86.27 yen	Diluted net income per share	86.27 yen

Note: The basis for computing net income per share and diluted net income per share is as follows:

		For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Net income per share
Net income	Million yen	256,721	92,023	636,624
Amounts not attributable to common shareholders	Million yen	3,949	3,690	7,929
Dividends on preferred stock	Million yen	3,949	3,690	7,929
Net income attributable to common shares	Million yen	252,772	88,332	628,694
Average number of common shares during the period	Thousand shares	10,208,340	10,437,400	10,306,055

Diluted net income per share
Adjustments to net income	Million yen	330	63	661
Dividends on preferred stock	Million yen	334	64	668
Adjustments made to reflect the potential stock of the consolidated subsidiaries	Million yen	(3)	(1)	(7)
Increase in common stock	Thousand shares	73,692	66,885	74,586
Preferred stock	Thousand shares	73,692	63,087	73,692
Subscription rights to shares	Thousand shares	—	3,797	893

	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

Potential stock not included in the calculation of diluted net income per share due to their non-dilutive effects

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

	Grant date:	Mar. 31, 2006	Grant date:	Mar. 31, 2006	Grant date:	Mar. 31, 2006

	Deadline for exercising rights:	June 30, 2012	Deadline for exercising rights:	June 30, 2012	Deadline for exercising rights:	June 30, 2012

	Exercise price:	327,022 yen	Exercise price:	327,022 yen	Exercise price:	327,022 yen

	Number of options initially granted:	1,438 units	Number of options initially granted:	1,438 units	Number of options initially granted:	1,438 units

	Number of options outstanding as of September 30, 2007:	1,214 units	Number of options outstanding as of September 30, 2008:	1,214 units	Number of options outstanding as of March 31, 2008:	1,214 units

	MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)		MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)		MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)

	Grant date:	Dec. 18, 2000	Grant date:	Dec. 18, 2000	Grant date:	Dec. 18, 2000

	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010

	Exercise price:	65,000 yen	Exercise price:	65,000 yen	Exercise price:	65,000 yen

	Number of options initially granted:	1,200 units	Number of options initially granted:	1,200 units	Number of options initially granted:	1,200 units

	Number of options outstanding as of September 30, 2007:	375 units	Number of options outstanding as of September 30, 2008:	375 units	Number of options outstanding as of March 31, 2008:	375 units

	(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)

	Grant date:	May 20, 2003	Grant date:	May 20, 2003	Grant date:	May 20, 2003

	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010

	Exercise price:	120,000 yen	Exercise price:	120,000 yen	Exercise price:	120,000 yen

	Number of options initially granted:	585 units	Number of options initially granted:	585 units	Number of options initially granted:	585 units

	Number of options outstanding as of September 30, 2007:	245 units	Number of options outstanding as of September 30, 2008:	245 units	Number of options outstanding as of March 31, 2008:	245 units

	Palace Capital Partners A Co., Ltd.		Palace Capital Partners A Co., Ltd.		Palace Capital Partners A Co., Ltd.

	(1) Subscription rights to shares (stock options)		(1) Subscription rights to shares (stock options)		(1) Subscription rights to shares (stock options)

	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007

	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012

	Exercise price:	1 yen	Exercise price:	1 yen	Exercise price:	1 yen

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

Number of options initially granted:	1,450 units	Number of options initially granted:	1,450 units	Number of options initially granted:	1,450 units

Number of options outstanding as of September 30, 2007:	1,450 units	Number of options outstanding as of September 30, 2008:	1,450 units	Number of options outstanding as of March 31, 2008:	1,450 units

(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)

Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007

Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012

Exercise price:	99,972 yen	Exercise price:	99,972 yen	Exercise price:	99,972 yen

Number of options initially granted:	1,130 units	Number of options initially granted:	1,130 units	Number of options initially granted:	1,130 units

Number of options outstanding as of September 30, 2007:	1,130 units	Number of options outstanding as of September 30, 2008:	1,130 units	Number of options outstanding as of March 31, 2008:	1,130 units

2. Basis for computing net assets per share is as follows:

		As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
Total net assets	Million yen	10,574,436	9,042,604	9,599,708
Amounts not attributable to common shareholders:	Million yen	2,055,970	1,995,762	2,059,660
Preferred stock	Million yen	336,801	261,301	336,801
Dividends on preferred stock	Million yen	3,949	3,690	3,980
Subscription rights to shares	Million yen	87	3,674	2,509
Minority interests	Million yen	1,715,132	1,727,096	1,716,370
Net assets at interim period end (fiscal year end) attributable to common shareholders	Million yen	8,518,466	7,046,842	7,540,047
Number of common shares at interim period end (fiscal year end) used to calculate net assets per share	Thousand shares	10,483,776	10,627,246	10,357,381

(Significant Subsequent Events)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Acceptance of the third-party allotment of new shares of Mitsubishi UFJ NICOS Co., Ltd.)

MUFG resolved, at the Board of Directors meeting held on September 20, 2007, to accept the entire third-party allotment of new shares of Mitsubishi UFJ NICOS Co., Ltd. and acquired 400,000,000 common shares on November 6, 2007.

Overview of the third-party allotment:

Payment date: November 6, 2007

Total amount of payment: 120,000 million yen

Outstanding shares before the capital increase: 1,022,924,559 shares

Shares issued through the capital increase: 400,000,000 shares

Outstanding shares after the capital increase: 1,422,924,559 shares

Allottee: Mitsubishi UFJ Financial Group, Inc.

As a result of this transaction, goodwill is expected to be recognized in the consolidated balance sheet. However, the amount to be recognized is not determined yet. Subject to an approval by a general meeting of the shareholders of Mitsubishi UFJ NICOS Co., Ltd. (“MUN”), MUN is expected to become a wholly-owned subsidiary of MUFG through a share exchange (taking effect on August 1, 2008).

(Repurchase of treasury stock)

MUFG resolved, at the Board of Directors meeting held on October 31, 2007, to repurchase treasury stock in order to improve capital efficiency and expedite the implementation of flexible capital policies in response to the business environment.

Overview of repurchase:

Type of stock: Common stock

Total number of shares to be repurchased: Up to 150,000,000 shares

Total repurchase amount: Up to
150,000 million yen

Repurchase period: From December 3, 2007 to March 24, 2008

(Acquisition of stock of UnionBanCal Corporation through a tender offer and the completion of the conversion to a wholly owned subsidiary)

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated subsidiary, resolved at the Board of Directors meeting held on August 12, 2008, to execute a tender offer in the U.S. (the “Tender Offer”) to purchase all of the outstanding common shares (excluding those held by MUFG through BTMU and other consolidated subsidiaries) of UnionBanCal Corporation (“UNBC”), a consolidated subsidiary of BTMU listed on the NY Stock Exchange; and to subsequently convert UNBC into a wholly owned subsidiary of MUFG.

As a result of the Tender Offer, BTMU acquired the common shares of UNBC as follows:

Tender offer period: From August 29, 2008 to September 26, 2008

The settlement of common shares purchased was executed from October 1, 2008. As a result, MUFG has increased its interest in UNBC. (Eastern Time Zone of U.S.)

Number of shares purchased: 46,113,521 shares

Percentage of voting rights after the purchase: 97.35%

Purchase price: USD 73.50 per share

Total amount of stocks purchased: USD 3,389 million (360,310 million yen)

Expenses directly associated with the purchase are not included in the total amount of stock purchased as the amounts are yet to be determined.

(1)    Purpose of the Tender Offer and converting to a wholly owned subsidiary

In line with BTMU’s core strategy to strengthen its overseas businesses, BTMU has committed to expanding its businesses especially in Asia where high growth is expected and in the U.S. and Europe’s major financial markets.

(Redemption of preferred securities)

At the Board of Directors meeting held on April 28, 2008, MUFG and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a consolidated subsidiary of MUFG, resolved to authorize the redemption in full of preferred securities issued by Tokai Preferred Capital Company L.L.C., a subsidiary of BTMU.

An overview of the preferred securities to be redeemed is as follows:

The expected redemption date is June 30, 2008.

Issuer Tokai Preferred Capital Company L.L.C.

Type of securities Non-cumulative preferred securities (the “Preferred securities”)

The holders of the preferred securities have priority in the liquidation pay outs, which are substantially pari pasu with those of the most senior priority preferred stock issued by BTMU.

Maturity No maturity

However, the issuer at its option may redeem in whole or a portion of the preferred securities at the dividend payment date on or after June 2008.

Dividends    Non-cumulative at a fixed rate However, with respect to each dividend period after June 2008, dividends will be payable on a non-cumulative basis at a stepped-up floating rate.

Total issue amount    USD 1 billion

(USD 1,000 per face)

Payment date    March 26, 1998

Redemption amount    USD 1 billion

Redemption price    USD 1,000 per face

(Signing of a share exchange agreement)

Based on a basic agreement entered into on September 20, 2007, MUFG and its consolidated subsidiary Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) received the approval of both companies’ Boards of Directors at meetings held on May 28, 2008, and entered into a share exchange agreement under which MUN became a wholly owned subsidiary of MUFG.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

The repurchase of treasury stock was completed on December 13, 2007 pursuant to the resolution above. Results of the repurchase are as follows:

Total number of shares repurchased: 126,513,900 shares

Total repurchase amount: 149,999,921,400 yen

Repurchase period: From December 3, 2007 to December 13, 2007

(Issuance of subscription rights to shares)

MUFG resolved, at the Board of Directors meeting held on November 21, 2007, to issue Mitsubishi UFJ Financial Group Inc., First Series Stock Subscription Rights. The terms and conditions were determined on November 29, 2007. The subscription rights to shares were issued on December 6, 2007. An overview of issuance of the subscription rights to shares are as described below:

Overview of the issuance of stock subscription rights:

(1)    Name: Mitsubishi UFJ Financial Group Inc., First Series Stock Subscription Rights (“Stock Acquisition Rights”)

(2)    Aggregate number of Stock Acquisition Rights: 27,980

(3)    Class and number of shares to be issued upon exercise of Stock Acquisition Rights

The class of stock to be issued upon exercise of Stock Acquisition Rights shall be the common stock of MUFG. The number of shares to be issued upon exercise of each Stock Acquisition Right (“the number of granted shares”) shall be 100 shares.

However, if, after the date on which the Stock Acquisition Rights are allotted as set forth in (10) below (“the allotment date”), MUFG executes a stock split (including the free allotment of common stock of MUFG to shareholders; the same shall be applied to the descriptions about the stock split stated below) or a stock merger, the number of granted shares shall be adjusted in accordance with the following formula (any fraction less than one share resulting from the adjustment shall be rounded down).

Number of granted shares after adjustment = Number of granted shares before adjustment x Ratio of stock split or stock merger

The number of granted shares after adjustment shall become effective, with respect to the

In the U.S., BTMU has established branches and local corporations in major cities including New York; while, on the west coast, it has been holding a majority of UNBC’s voting rights since 1996. UNBC owns Union Bank of California N.A., a commercial bank based in California with the 20th highest deposit holding in the U.S., as its wholly owned subsidiary.

Under such circumstances, BTMU has decided to wholly own UNBC as a part of its strategy to reinforce its business in the U.S. Considering that this is a critical step to achieve future growth in the U.S., BTMU aims to enhance the mobility of its management in the U.S., and establish a stronger presence. This Tender Offer is aimed at enhancing corporate governance and risk management across the MUFG Group.

(2)    Overview of the Tender Offer and conversion to a wholly owned subsidiary

(i)    Overview of UNBC

Trade name: UnionBancal Corporation

Representative: President & CEO, Mr. Masaaki Tanaka

Location: California, U.S.A.

Established in: 1953

Primary business: Bank holding company

Capital: USD 159 million (as of September 30, 2008)

Financial year-end: December

Listed Stock Exchange: New York Stock Exchange

Number of outstanding shares: 140,069,898 shares (as of September 30, 2008)

(ii)    UNBC being wholly-owned after the Tender Offer

On November 4, 2008 (Eastern Time Zone of U.S.), UNBC merged with a company exclusively invested in and established by BTMU in the U.S., and became a wholly owned subsidiary of BTMU by offering USD 73.50 of cash upon the merger to the remaining minority shareholders who did not take up the offer. As a result of this merger, on November 14, 2008 (Eastern Time Zone of U.S.), the stock of UNBC was delisted, and was ceased to be traded on the New York Stock Exchange.

The purpose, method, nature and timing of the share exchange are as follows:

1.     Purpose of the share exchange

To take the initiative in responding to changes in the external environments that include the revision of Money Lending Business Law and Installment Sales Laws, and to drastically address the further expansion and development of the credit card market. MUFG and MUN resolved on September 20, 2007 for MUFG to underwrite the entire 120 billion yen third-party allotment of new shares of MUN, and for MUN to become a wholly owned subsidiary of MUFG by an exchange of shares for the following purposes: (1) to strengthen the financial foundation of MUN; (2) to further enhance the strategic integrity and flexibility of the MUFG Group, including MUN, and to strive for effective utilization of managerial resources within the MUFG Group; (3) to clearly position Mitsubishi UFJ NICOS as a core business entity of the MUFG Group on par with banks, trusts, and securities firms, and (4) to further strengthen and nurture the card business operated by MUN as a strategic focus of MUFG’s consumer finance business. Based on this resolution, MUFG and MUN signed the share exchange agreement.

2.     Method and nature of the share exchange

(1)    Method of share exchange

Using the method set forth in Article 767 of the Company Law, MUFG will acquire MUN shares held by MUN shareholders (excluding MUFG), who in return will receive an allotment of MUFG common stock. Based on the requirement under Article 796-3 of the Company Law, this share exchange will be executed without obtaining the approval by a meeting of shareholders at MUFG for the share exchange agreement. At MUN, this share exchange agreement has been approved at an ordinary general meeting of shareholders and various class shareholders meetings.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

stock split, on and after the day immediately following the record date of the stock split, or with respect to the stock merger, on and after the effective date; however, if a stock split will be executed under the condition that an agenda to increase the capital or reserve by reducing the amount of surplus is approved at a general meeting of the shareholders of MUFG, and that the record date of such stock split will be prior to the date of closing of such a general meeting of the shareholders, the number of granted shares after adjustment shall become effective on and after the day immediately following the date of closing of the general meeting of the shareholders.

In addition, if MUFG executes a merger, company split or capital reductions, or if any other events occur that require an adjustment of the number of granted shares in a method similar to such events on and after the allotment date, MUFG may adjust the number of granted shares as appropriate.

(4) Payment to be made upon exercise of the Stock Acquisition Rights:

The payment to be made upon exercising each Stock Acquisition Right shall be the amount derived by multiplying the exercise price per share to be issued upon exercise of such Stock Acquisition Right (which shall be one yen), by the number of granted shares.

(5) Period during which Stock Acquisition Rights may be exercised

From December 6, 2007 to December 5, 2037

(6) Capital and capital reserve to be increased through issuance of shares upon exercise of the Stock Acquisition Rights:

(i)    The amount of capital to be increased through the issuance of shares upon exercise of the Stock Acquisition Rights shall be half of the maximum amount of increase in capital and other items calculated in accordance with Article 40-1 of the Company Accounting Regulations. Any resulting fraction less that one yen shall be rounded up.

(ii)    The amount of capital reserve to be increased through the issuance of shares upon exercise of the Stock Acquisition Rights shall be an amount determined by deducting the amount of capital to be increased provided for in (i) above from the maximum amount of increase in capital and other items set forth in (i) above.

(iii) It is expected that goodwill will be recognized in MUFG’s consolidated financial statements due to the increase in BTMU’s equity interest as a result of the Tender Offer, but its value is yet to be determined.

(Acquisition of stocks of ACOM Co., Ltd. through a tender offer)

Considering that ACOM Co., Ltd. (“ACOM”), an equity method affiliate of MUFG, as the core company of the consumer loan business within the consumer finance segment of the MUFG Group, MUFG resolved, at the Board of Directors meeting held on September 8, 2008, to acquire the common stocks of ACOM through a tender offer to further develop its consumer finance business.

MUFG acquired the common stocks of ACOM through a tender offer based on this resolution as follows:

1.     Results of the Tender Offer

Tender offer period:

From September 16, 2008 to October 21, 2008

Number of shares acquired: 38,140,009 shares

Voting right ratio after the acquisition 40.04% (the voting right ratio on a non-consolidated basis is 37.45%)

Acquisition price: 4,000 yen per share

Total amount of shares acquired: 152,971 million yen

Financial data of ACOM (on a consolidated basis for the fiscal year ended March 31, 2008):

Operating income: 379,706 million yen

Ordinary income: 83,120 million yen

Net income: 35,406 million yen

Total assets: 1,861,505 million yen

Net assets: 472,144 million yen

(2) Nature of share exchange 1) Type of share and exchange ratio
		Company Name	MUFG (100% parent company after share exchange)	Mitsubishi UFJ NICOS (wholly owned subsidiary after share exchange)
		Stock	Common stock	Common stock	Class 1 preferred stock
		Share Exchange Ratio	1	0.37	1.39

The shares are allotted in the ratios of 0.37 common stock of MUFG per 1 common stock of MUN, and 1.39 common stock of MUFG per 1 Class 1 stock of MUN. All the MUFG common stock exchanged are MUFG treasury stock.

2) Method used to calculate the share exchange ratios

To ensure the fairness and appropriateness of the share exchange ratios, MUFG and MUN selected Nomura Securities Co., Ltd. and KPMG FAS Co., Ltd., respectively, as independent calculation agents, and requested each agent to perform the share exchange ratios calculation. Based on the results of the calculations, both companies held careful negotiations and discussions to determine the share exchange ratios.

(3) Date on which the share exchange comes into effect

August 1, 2008

(Entering into a memorandum of understanding concerning the sale of subsidiary stock)

On May 28, 2008, MUFG and The Norinchukin Bank (“Norinchukin”) entered into a stock transfer agreement setting forth the conditions after Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) became a wholly owned subsidiary of MUFG through the share exchange (taking effect on August 1, 2008). Both companies also entered into a memorandum of understanding under which 244 million common shares of MUN owned by MUFG will be transferred to Norinchukin. Once the transfer comes into effect, MUN will become an equity method investee of Norinchukin.

For the six months ended September 30, 2007			For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(7)    Fraction less than one share arising from the exercise of the Stock Acquisition Rights:

If there are any fractions i.e. less than one share, in the number of shares to be granted to a holder of the Stock Acquisition Rights (the “Holder”) who exercises the Stock Acquisition Rights, such fractions shall be rounded down.

(8)    Conditions for the exercise of the Stock Acquisition Rights:

A Holder may exercise the Stock Acquisition Rights which have been allotted based on his or her status as a director or an executive officer of MUFG, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or Mitsubishi UFJ Trust and Banking Corporation, on and after the day immediately following the date on which the Holder loses such status. The Holder may exercise the Stock Acquisition Rights which have been allotted based on his or her status as a corporate auditor of MUFG, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or Mitsubishi UFJ Trust and Banking Corporation, on and after the day immediately following the date on which the holder loses such status.

(9)    The amount to be paid upon exercising the Stock Acquisition Rights (issue price):

1,032 yen per share

(10) Date on which the Stock Acquisition Rights shall be allotted:

December 6, 2007

(11) Date on which payment shall be made in exchange for the Stock Acquisition Rights

The payment date shall be December 6, 2007.

(12) Individual to be allotted the Stock Acquisition Rights and the number of individuals; and the number of Stock Acquisition Rights to be allotted:

2. Acquisition date October 28, 2008 (the date on which the settlement of tender offer starts)

ACOM is expected to become a consolidated subsidiary of MUFG when the agreement with MUFG concerning important decisions on financial, operational or business policies of ACOM becomes effective; provided that ACOM and its subsidiaries cease to operate their current active businesses that are not permitted to operate as a consolidated subsidiary of MUFG due to restrictions under applicable laws and regulations such as the Banking Law.

It is expected that goodwill will be recognized in the MUFG’s consolidated financial statements due to the increase in MUFG’s equity interest as a result of the tender offer, but its value is yet to be determined.

(Investments in Morgan Stanley)

MUFG resolved at the Board of Directors meeting held on October 13, 2008 to invest approximately USD 9 billion in Morgan Stanley with purposes of forming a capital alliance, and becoming strategic partners; and on the same day, acquired 20.9% of Morgan Stanley’s potential voting rights (the investment ratio of fully-diluted common stock).

1. Overview of the investment

(1) Convertible preferred stock:

Number of shares: 7,839,209 shares

Total amount of stock acquired: USD 7,839,209 thousand (806,027 million yen)

Expenses directly associated with the acquisition are not included in the total amount of stock acquired since amounts are yet to be determined.

Annual dividend yield: 10%

With/without voting rights: Without voting rights

Conversion price: USD25.25

Individuals to be allotted Stock Acquisition Rights	Number of individuals to be allocated	Number of Stock Acquisition Rights to be allotted
Directors, corporate auditors and executive officers of MUFG	59	2,876
Directors, corporate auditors and executive officers of The Bank of Tokyo-Mitsubishi UFJ, Ltd.	80	15,908
Directors, corporate auditors and executive officers of Mitsubishi UFJ Trust and Banking Corporation	50	9,196

Total	189	27,980

For the six months ended September 30, 2007			For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Redemption of preferred securities)

MUFG, at the Board of Directors meeting held on November 21, 2007, resolved to authorize the redemption in full of preferred securities issued by UFJ Capital Finance 4 Limited, a subsidiary of MUFG.

A summary of the preferred securities to be redeemed is as follows:

The expected redemption date is January 25, 2008.

Mandatory conversion term:

One year after the issuance, 50% of the preferred stock is to be converted into common stock provided that the price of Morgan Stanley’s common stock exceeds the conversion price by 150% for 20 or more trading days out of 30 trading days. Two years after the issuance, all remaining preferred stock will be converted into common stock under the same condition subject to approval by the shareholders.

Issuer	UFJ Capital Finance 4 Limited		(2) Redeemable preferred stock:

Type of securities	Series A Non-cumulative/floating rate dividend preferred securities	Series B Non-cumulative/fixed rate dividend preferred securities	Number of shares: 1,160,791 shares Total amount of stock acquired: USD 1,160,791 thousand (119,352 million yen) Expenses directly associated with the
	The holders of the preferred securities have priority in the liquidation payouts, which are pari pasu with those of the most senior priority preferred stock issued by MUFG.		acquisition are not included in the total amount of stock acquired since amounts are not determined yet. Annual dividend yield: 10% With/without voting rights: Without voting rights

Maturity	No maturity However, the issuer at its option may redeem all or a portion of the preferred securities at the dividend payment date on or after January 2008.		Redemption term: Morgan Stanley holds the right to redeem the stock at 110% of its face value three years after the issuance date.

Dividends	Non-cumulative at a floating rate	Non-cumulative at a fixed rate	2. Overview of Morgan Stanley Trade name: Morgan Stanley

Total Issue Amount	94.5 billion yen	11.5 billion yen	Primary business: Securities business

Payment Date	September 26, 2002	September 26, 2002	Financial data (on a consolidated basis as of November 30, 2007)

Redemption Amount	94.5 billion yen	11.5 billion yen	Total revenue USD 85,328 million

Redemption Price	10,000,000 yen per face (equal to the payment amount)

Net income    USD 3,209 million

Total assets    USD 1,045,409 million

Shareholders’ equity    USD 31,269 million

(Issuance of preferred stock through a third-party allotment)

To aim for further enhanced stabilization of its financial base and further corporate growth through capital reinforcement, MUFG resolved, at the Board of Directors meeting held on October 27, 2008, to issue new preferred stock through a third-party allotment. Preferred stock was issued on November 17, 2008.

(Issuance of preferred securities)

MUFG resolved, at the Board of Directors meeting held on November 29, 2007, to establish MUFG Capital Finance 6 Limited, a wholly-owned company of MUFG in the Cayman Islands, for the purpose of issuing preferred securities to enhance the flexibility of the future capital policy. Payments for common stock of MUFG Capital Finance 6 Limited were completed on December 13, 2007.

For the six months ended September 30, 2007	For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

A summary of the issued preferred securities is as follows:

Issuer    MUFG Capital Finance 6 Limited

A special purpose subsidiary which is newly incorporated in the Cayman Islands under the laws of the Cayman Islands and whose voting rights are wholly-owned by MUFG

Type of securities    Non-cumulative Japanese Yen - denominated dividend/perpetual preferred securities

A right to convert into the common stock of MUFG is not granted.

Total issue amount    150 billion yen

Dividend yield    3.52% per year

(fixed up to January, 2018)

Floating after January, 2018

Issue price    10,000,000 yen per face

Payment date    December 13, 2007

Purpose of fund    To increase the capital of The Bank of Tokyo-Mitsubishi UFJ, Ltd., a consolidated subsidiary of MUFG

Priority    The right to claim liquidation payouts from the preferred securities is substantially subordinated to the general creditors and subordinated creditors of MUFG, senior to common stock, and pari pasu to the preferred stock.

Form of issuance    Domestic private offering

(limited to qualified institutional investors)

Underwriter    Mitsubishi UFJ Securities Co., Ltd.

Nomura Securities Co., Ltd.

1.     Nature of preferred stock

(1) Type and number of shares to be offered:

Preferred Stock

First series of class 5

156,000,000 shares

(2) Amount to be paid per share: 2,500 yen per share

(3) Aggregate amount to be paid: 390,000 million yen

(4) Amounts of capital and capital reserve to be increased:

Capital amount to be increased: 195,000 million yen (1,250 yen per share)

Capital reserve to be increased: 195,000 million yen (1,250 yen per share)

(5) Preferred dividends

MUFG pays cash dividends of 115 yen per share from the retained earnings (with respect to preferred dividends on preferred shares with a record date on March 31, 2009, 43 yen per share) to preferred shareholders or registered stock pledgees of the preferred stock whose names were entered or recorded in the latest shareholder register as of March 31 each year, in priority to the common shareholders or registered stock pledgees of the common stock. However, if MUFG has paid preferred interim dividends in the fiscal year, the amount paid will be deducted from the cash dividends.

(6)    Terms and conditions of purchase

After the issuance of the preferred stock, on or after April 1, 2014, MUFG may purchase all or a part of the preferred shares in exchange for cash (2,500 yen per share) on a certain date separately determined by a resolution at the Board of Directors meeting held after the issuance of preferred stock.

This preferred stock is a “bond type” preferred stock which grants no conversion right to common stock to its holders and accordingly does not have a dilutive effect on the common stock.

2.     Allottee

	Allottee	Number of shares allotted
	Nippon Life Insurance Company	40,000,000 shares
	Meiji Yasuda Life Insurance Company	40,000,000 shares
	TAIYO LIFE INSURANCE COMPANY	20,000,000 shares
	Daido Life Insurance Company	20,000,000 shares
	Tokio Marine & Nichido Fire Insurance Co., Ltd.	20,000,000 shares
	NIPPONKOA INSURANCE	12,000,000 shares
	Aioi Insurance Co., Ltd.	4,000,000 shares

	Total	156,000,000 shares
3. Purpose of proceeds All of the proceeds are for general business funding purposes.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Issuance of new shares and secondary offerings of shares by way of sale of treasury stock etc.)

MUFG resolved, at the Board of Directors meeting held on November 18, 2008, the issuance of new shares, the sale of treasury shares and the secondary offering of MUFG shares as follows:

1.     Issuance of new shares by way of offering

(1)    Class and number of shares offered 634,800,000 shares of common stock of MUFG

1)    Shares subject to underwriting by underwriters for Japanese public offering and overseas offering: 569,700,000 shares (Japanese market: 234,800,000 shares; Overseas markets: 334,900,000 shares)

2)    Shares subject to purchase options to be granted to U.S. underwriters and international underwriters for the purchase of additionally issued shares: 65,100,000 shares (maximum)

(2)    Method of determination of the amount to be paid

The amount to be paid will be determined on the date of determination of the issue price and other matters (which may be any day in the period from December 8, 2008 to December 10, 2008) (the “Determination Date”) in accordance with the method stated in Article 22 of the Regulations concerning Underwriting of Securities, etc. provided by the Japan Securities Dealers Association (“JSDA”).

(3)    Amount of stated capital and additional paid-in capital to be increased

The amount of stated capital to be increased shall be half of the maximum increased amount of stated capital, as calculated in accordance with the provisions of Article 37, Paragraph 1 of the Rules of Account Settlement of Corporations with any fraction less than one yen resulting from the calculation being rounded up to the nearest one yen. The amount of the additional paid-in capital to be increased shall be the amount obtainable by subtracting the relevant amount of stated capital to be increased from the relevant maximum amount of stated capital increase.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(4)    Method of offering

1)    Japanese public offering

Japanese public offering:

Nomura Securities Co., Ltd. (the “Initial Underwriter”) shall underwrite and purchase all of the new shares; and the underwriting syndicate led by Mitsubishi UFJ Securities Co., Ltd. (“MUS”) and Nomura Securities Co., Ltd. as representatives of the Japanese Underwriters (the “Japanese Underwriters”) shall handle the public offering of the shares. In the case where shares remain, the Japanese Underwriters shall jointly and severally subscribe for such shares from the Initial Underwriter.

2)    Overseas offering

•    U.S. Offering: For the purpose of the offering in the U.S. and Canada (the “U.S. Offering”), the aggregate number of shares (provisionally 134,000,000 shares) shall be severally purchased by the U.S. underwriters (underwriters led by Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. as the representatives of the underwriters). MUFG shall grant these underwriters an option to purchase additionally issued shares up to an aggregate of 26,000,000 shares, provisionally.

•    International offering: For the purpose of the offering in the international markets mainly in Europe (excluding the U.S. and Canada), the aggregate number of shares (provisionally 200,900,000 shares) shall be severally purchased by the underwriters (led by Morgan Stanley & Co. International plc, J.P. Morgan Securities Ltd. and Nomura International plc as the representatives of the underwriters). MUFG shall grant these underwriters an option to purchase additionally issued shares up to an aggregate of 39,100,000 shares, provisionally.

3)    Breakdown of number of shares to be offered

The final number of shares to be allotted among the Japanese public offering, the U.S. offering and the International offering is to be determined on the Determination Date.

4)    Joint Global Coordinators

Morgan Stanley Japan Securities Co., Ltd. and Nomura Securities Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

5)    Co-Global Coordinators

Mitsubishi UFJ Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd.

6)    Issue price

The issue price with regard to each offering mentioned in 1) and 2) above shall be determined on the Determination Date, based on the preliminary pricing terms calculated by multiplying the closing price in regular trading of the shares on the Tokyo Stock Exchange on the Determination Date (or, if no closing price is quoted, the closing price of the immediately preceding date) by 0.90-1.00 (with any fraction less than one yen being rounded down), in accordance with the method stated in Article 22 of the Regulations concerning Underwriting of Securities, etc. provided by the JSDA, taking into account market demand and other conditions.

7)    Underwriting fee

MUFG shall not pay any underwriting fees to the underwriters. The aggregate amount of the difference between the issue price for the shares and the amounts to be paid by the underwriters for the shares shall be the proceeds to the underwriters.

(5)    Subscription period (in Japan)

The subscription period shall be from the next business day after the Determination Date to the second business day immediately following the Determination Date.

(6)    Payment date

The payment date shall be any day in the period from December 15, 2008 to December 17, 2008, provided, however, that such day shall be the fifth business day immediately following the Determination Date.

(7)    Subscription unit

100 shares

(8)    Use of proceeds

The entire proceeds, which is the sum of estimated proceeds from the secondary offering of shares through the sale of treasury shares stated in “2. Secondary offering of shares by way of sale of treasury shares” below and the issuance of the new shares through third-party allotment stated in “4. Issuance of new shares by way of third-party allotment” below, are expected to be used for general corporate purposes.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

2.     Secondary offering of shares by way of sale of treasury shares

(1)    Class and number of shares to be sold 300,000,000 shares of common stock of MUFG. (Japanese market: 200,000,000 shares; Overseas markets: 100,000,000 shares)

(2)    Method of determination of the amount to be paid

The amount to be paid will be determined on the Determination Date by the same method as stated in 1. (2) above. The amount to be paid shall be the same as the amount to be paid in respect of the public offering mentioned in 1. (2) above.

(3)    Method of secondary offering

1)    Japanese secondary offering by way of underwriting by underwriters

The Initial Underwriter shall underwrite and purchase all of the treasury shares and the Japanese Underwriters shall handle the secondary offering of the shares. Moreover, in the case where shares remain, the Japanese Underwriters shall jointly and severally subscribe for such shares from the Initial Underwriter.

2)    Overseas secondary offering

•    U.S. secondary offering: The aggregate number of shares (provisionally 40,000,000 shares) shall be severally purchased by the U.S. underwriters for the purpose of the secondary offering in U.S. and Canada.

•    International secondary offering: The aggregate number of shares (provisionally 60,000,000 shares) shall be severally purchased by International Underwriters for the purpose of the secondary offering in the international markets mainly in Europe (excluding U.S. and Canada).

3)    Breakdown of number of shares to be reissued

The final number of shares to be allotted among the secondary offerings described in “(1) Class and number of shares to be sold” above is determined on the Determination Date.

4)    Selling price

The selling price with regard to each secondary offering mentioned in 1) and 2) above shall be determined on the Determination Date, based on the preliminary pricing terms calculated by multiplying the

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

closing price in regular trading of the shares on the Tokyo Stock Exchange on the Determination Date (or, if no closing price is quoted, the closing price of the immediately preceding date) by 0.90-1.00 (with any fraction less than one yen being rounded down), taking into account market demand and other conditions as mentioned in 1. (4) 6) above; provided, however, that the selling price shall be the same as the issue price in respect of the public offering mentioned in 1. (4) 6) above.

5)    Underwriting fee

MUFG shall not pay any underwriting fees to the underwriters. The aggregate amount of the difference between the sale price for the shares and the amounts to be paid by the underwriters for the shares shall be the proceeds to the underwriters.

(4)    Subscription Period (in Japan)

The subscription period shall be the same as the subscription period with respect of public offering stated in 1. (5) above.

(5)    Payment date

The payment date shall be the same as the payment date with respect of public offering stated in 1. (6) above.

(6)    Delivery date

The delivery date shall be any day in the period from December 16, 2008 to December 18, 2008; provided, however, that such day shall be the day immediately following the payment date mentioned in (5) above.

(7)    Subscription unit

100 shares

3.     Secondary offering of MUFG common stock (Japanese secondary offering by way of over-allotment)

(1)    Class and number of shares to be sold 65,200,000 shares of common stock of MUFG (maximum)

The above number may decrease, or the secondary offering by way of over-allotment may be cancelled entirely, depending on market demand and other conditions. The number of shares to be sold shall be determined on the Determination Date, taking into account market demand and other conditions.

(2)    Seller

Nomura Securities Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(3)    Selling price

Undetermined (The selling price will be determined on the Determination Date; provided, however, that such selling price shall be the same as the selling price for the secondary offering of shares by way of sale of treasury shares mentioned in 2 (3) 4) above.)

(4)    Method of secondary offering

Taking into account market demand and other conditions for the Japanese public offering and the Japanese secondary offering by way of underwriting, Nomura Securities Co., Ltd. will make a secondary offering of shares that it borrows from certain shareholders of MUFG.

(5)    Subscription period

The subscription period shall be the same as the subscription period (in Japan) in respect of the secondary offering of shares by way of sale of treasury shares mentioned in 2. (4) above.

(6)    Delivery date

The delivery date shall be the same as the delivery date in respect of the secondary offering of shares by way of sale of treasury shares mentioned in 2. (6) above.

(7)    Subscription unit

100 shares

4.     Issuance of new shares by way of third-party allotment

(1)    Class and number of offered shares 65,200,000 shares of common stock of MUFG

(2)    Method of determination of the amounts to be paid

The amount to be paid will be determined on the Determination Date mentioned in 1. (2) above; provided, however, that such amount to be paid shall be the same as the amount to be paid in respect of the public offering mentioned in 1. (2) above.

(3)    Amounts of stated capital and additional paid-in-capital to be increased

The amount of stated capital to be increased shall be half of the maximum increased amount of stated capital, as calculated in accordance with the provisions of Article 37, Paragraph 1 of the Rules of Account Settlement of Corporations with any fraction less than one yen resulting from the calculation being rounded up to the nearest one yen. The amount of the additional paid-in capital to be increased shall be the amount obtainable by subtracting the relevant amount of stated capital to be increased from the relevant maximum amount of stated capital increase.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(4)    Allottee

Nomura Securities Co., Ltd.

(5)    Subscription period

January 13, 2009

(6)    Payment date

January 14, 2009

(7)    Subscription unit

100 shares

(8)    Shares not subscribed within the subscription period mentioned in (5) above shall not be issued.

(Additional Information)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Acceptance of third-party allotment of new shares from Mitsubishi UFJ NICOS Co., Ltd.)

MUFG resolved, at the Board of Directors meeting held on September 20, 2007, to accept the entire third-party allotment of new shares from Mitsubishi UFJ NICOS Co., Ltd., and subsequently acquired 400,000,000 common shares on November 6, 2007.

Overview of the third-party allotment:

Payment date: November 6, 2007

Total amount of payment: 120,000 million yen

Outstanding shares before the capital increase: 1,022,924,559 shares

Shares issued through the capital increase: 400,000,000 shares

Outstanding shares after the capital increase: 1,422,924,559 shares

Allottee: Mitsubishi UFJ Financial Group, Inc.

As a result of this transaction, 21,688 million yen of goodwill has been recognized in the consolidated balance sheet.

(Repurchase of treasury stock)

MUFG resolved, at the Board of Directors meeting held on October 31, 2007, to repurchase its treasury stock in order to improve capital efficiency and expedite the implementation of flexible capital policies in response to the business environment.

Overview of repurchase:

Type of stock: Common stock

Total number of shares to be repurchased:

Up to 150,000,000 shares

Total repurchase amount: Up to 150,000 million yen

Repurchase period: From December 3, 2007 to March 24, 2008

The repurchase of treasury stock was completed on December 13, 2007 pursuant to the resolution described above. Results of the repurchase are as follows:

Total number of shares repurchased: 126,513,900 shares

Total repurchase amount:

149,999,921,400 yen

Repurchase period: From December 3, 2007 to December 13, 2007

3.	Other

(1)	Statement of Income for the three months ended September 30, 2008

The statement of income for the three months ended September 30, 2008, has not been audited as MUFG falls under the category of a Specified Business Corporation (Tokutei Jigyo Gaisya; a company that is engaged in businesses set forth in Article 17-5-2 of the Cabinet Office Ordinance concerning Disclosure of Public Companies).

	(in million of yen)
	Note number	For the three months ended September 30, 2008
Ordinary income:		1,487,113
Interest income		923,619
(Interest on loans and bills discounted)		570,076
(Interest and dividends on securities)		196,996
Trust fees		34,721
Fees and commissions		309,731
Trading income		79,273
Other business income		68,823
Other ordinary income	*1	70,943
Ordinary expenses:		1,395,859
Interest expenses		423,302
(Interest on deposits)		181,905
Fees and commissions		43,999
Trading expenses		(1,689)
Other business expenses		55,495
General and administrative expenses		524,160
Other ordinary expenses	*2	350,590

Ordinary profits		91,253

Extraordinary gains		44,350
Gains on disposition of fixed assets		6,159
Gains on loans written-off		6,773
Reversal of reserve for contingent liabilities from financial instruments transactions		(0)
Gains on sale of equity securities of subsidiaries		32,814
Reversal of reserve for contingent losses		(1,396)
Extraordinary losses		53,254
Losses on disposition of fixed assets		4,409
Impairment losses on fixed assets		1,383
Expenses relating to systems integration		47,198
Provision for reserve for losses relating to business restructuring at subsidiaries		197
Impact of the adoption of the accounting standard for lease transactions		65

Income before income taxes and others		82,349

Income taxes—current		31,238
Income taxes—deferred		(12,503)

Total taxes		18,735

Minority interests		22,787

Net income		40,827

For the three months ended September 30, 2008
*1. Other ordinary income includes 52,356 million yen of gains on sales of equity securities.

*2. Other ordinary expenses includes 79,783 million yen of provision of allowance for credit losses, 114,262 million yen of loan write-offs, and 116,561 million yen of write-downs of equity securities.

FOR USE BY INSTITUTIONAL INVESTORS IN THE U.S. OFFERING ONLY

Mitsubishi UFJ Financial Group, Inc.

GLOBAL OFFERING

Designation Form for Institutional Investors in the U.S. Offering

Institutional investors participating in the U.S. offering who wish to do so may designate the selling concession. Investors may designate the selling concession to a U.S. underwriter/selling agent/U.S. underwriters/U.S. underwriters and a selling agent other than the U.S. underwriter or the selling agent with whom they have placed an order. Designations may be made after allocation but prior to 12 noon New York time on the second business day following the pricing date.

It is recommended that such designations be made via use of this form although such designations may also be made verbally to the U.S. underwriter or selling agent to whom an order is given. Forms must be sent by fax to the number below prior to 12 noon New York time on the second business day following the pricing date.

There is no obligation to designate the selling concession away from the U.S. underwriter or the selling agent to whom the order has been given.

The undersigned wishes to designate the selling concession on any allocation in the U.S. offering as follows:

Morgan Stanley & Co. Incorporated	%
J.P. Morgan Securities Inc.	%
Nomura Securities International, Inc.	%
Mitsubishi UFJ Securities (USA), Inc.	%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	%
UBS Securities LLC	%
Deutsche Bank Securities Inc.	%
Citigroup Global Markets Inc.	%
Credit Suisse Securities (USA) LLC	%

Total	100%

Please return this form by fax to the U.S. underwriter or the selling agent c/o the Tokyo office of SIMPSON THACHER & BARTLETT LLP (Attn: Todd Wolfe), U.S. legal advisor to the U.S. underwriters and the selling agent, prior to 12 noon New York time on the second business day following the pricing date (Fax No: 212-455-2502 / +81-3-5562-6202).

Institution name:

Individual name:

Individual title:

Telephone number:

Signature:

Name of the U.S. underwriter or the selling agent receiving order:

Date:

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